UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 UNITY WIRELESS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	4812	91-1940650
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7438 Fraser Park Drive, Burnaby, British Columbia, Canada V5J 5B9 (800) 337-6642
(Address and telephone number of principal executive offices)

NRAI, Inc. Suite 108 - 100 Canal Pointe Blvd Princeton, NJ 08540 Tel: 609-716-0300

(Name, address and telephone number of agent for service)

Send Correspondence to:

Ilan Kenig, Chief Executive Officer

7438 Fraser Park Drive, Burnaby, British Columbia,

Canada V5J 5B9

Tel:  (800) 337-6642

Fax:  (604) 357-1527

Approximate date of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [    ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price (US$)	Amount of registration fee(2)
Common Stock, $0.001 Par Value	81,566,308(2)	$0.03	$2,446,989	$ 288.01

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended based on the average of the high and low price of the registrant’s common stock on November 28, 2007 as reported on the OTC Bulletin Board.

(2)

Represents 34,118,895 issued shares of common stock currently held by the selling shareholders and 47,447,413 shares of common stock that may be acquired by selling shareholders upon exercise of warrants.

This registration statement also covers additional common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of common stock.

-------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SHARES AND THE SELLING SHAREHOLDER IS NOT SOLICITING AN OFFER TO BUY THESE SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion , 2007

PROSPECTUS

UNITY WIRELESS CORPORATION

81,566,308 SHARES OF COMMON STOCK OF UNITY WIRELESS CORPORATION
_________________________________

The prospectus relates to the resale by certain selling stockholders of Unity Wireless Corporation of up to 81,566,308 shares of our common stock, consisting of:

- up to 47,447,413 shares issuable upon exercise of warrants;

- up to 34,118,895 shares issued (i) to settle amounts owed for services; (ii) in lieu of interest on convertible notes, and (iii) upon conversion or exercise of convertible notes and warrants, and which were included in a previous registration statement but remain unsold.

For a description of the plan of distribution of the shares, please see page 14 of this Prospectus.

Our common stock is traded on the OTC Bulletin Board under the symbol "UTYW".  On November 28, 2007, the closing bid price of our common stock was $0.03.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT.  YOU SHOULD CAREFULLY CONSIDER THE VARIOUS RISK FACTORS DESCRIBED BEGINNING ON PAGE 7 BEFORE INVESTING IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December , 2007.

EXHIBITS	152
UNDERTAKINGS	157
SIGNATURES	158

You should rely only on the information contained in this prospectus.  We have not, and the selling security holders have not, authorized anyone to provide you with different information.  If anyone provides you with different information, you should not rely on it. We are not, and the selling security holders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus.  Our business financial condition, results of operations and prospects may have changed since that date. As used in this prospectus, the terms "we", "us", "our", and "Unity" mean Unity Wireless Corporation and its subsidiary, unless otherwise indicated.

All dollar amounts refer to US dollars unless otherwise indicated.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements including the notes thereto, appearing elsewhere in this prospectus.  Because it is a summary, it does not contain all of the information you should consider before investing in our common stock.  You should carefully read the entire prospectus including the “Risk Factors” section and the documents and information incorporated by reference into it.

Corporate Information

Our Company, Unity Wireless Corporation, is a Delaware corporation incorporated on October 1, 1998 (formerly Sonic Systems Corporation).  We have four wholly-owned subsidiaries, Unity Wireless Systems Corporation, a British Columbia corporation, Unity Wireless Microwave Systems Ltd., an Israel corporation, Celerica Inc., a Delaware corporation, and Celletra Ltd.., an Israel corporation.

Unity Wireless is a provider of wireless coverage enhancement solutions for cellular operators and custom subsystems for network infrastructure manufacturers.  We maintain a website at www.unitywireless.com.  Information contained on our website does not form part of this prospectus.

Our administrative office is located at 7438 Fraser Park Drive, Burnaby, British Columbia, Canada V5J 5B9, telephone (800) 337-6642, and our registered office is located at Suite 108 - 100 Canal Pointe Blvd, Princeton, New Jersey, USA, 08540.

The Offering

This prospectus covers the resale by the selling stockholders named in this prospectus of up to  81,566,308 shares of our common stock.  The offered shares were acquired by the selling security holders in transactions  which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.   Our expected expenses for registering these securities are approximately $13,000.

There were 180,707,827 shares of our common stock issued and outstanding as at October 31, 2007.  In addition, as at October 31, 2007, we had an additional 301,714,888 shares reserved for issuance upon exercise of conversion of outstanding options, warrants, convertible debentures and other convertible securities.  Our common stock currently trades on the OTCBB.

The selling stockholders may sell their shares of our common stock at prevailing market prices, privately negotiated prices, or otherwise as stated in the “Plan of Distribution”.  We will not receive any of the proceeds of the shares of common stock offered by the selling stockholders, however we will receive the proceeds from the exercise of warrants.

Summary of Financial Data

The summarized financial data presented below is derived from and should be read in conjunction with the audited consolidated financial statements as at December 31, 2006, and the unaudited consolidated financial statements as at September 30, 2007 and for the nine months ended September 30, 2007 and 2006, including the notes to those financial statements which are included elsewhere in this prospectus, along with the section entitled "Management's Discussion and Analysis" beginning on page35 of this prospectus.

	For the nine-month ended September 30, 2007	For the nine-month ended September 30, 2006
Revenue	$5,868,115	$4,657,884
Net Loss for the Period	($9,678,869)	($4,264,935)
Loss Per Share - basic and diluted	($0.07)	($0.06)
	As at September 30, 2007	As at December 31, 2006
Working Capital (Deficiency)	($9,827,060)	($7,691,034)
Total Assets	$18,499,572	$24,760,980
Total Number of Issued Common Stock	179,893,537	107,159,019
Deficit	($51,786,256)	($42,107,387)
Total Stockholders' Equity	($618,314)	$3,762,867

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. These statements relate to future events or future financial performance. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions or words which, by their nature, refer to future events.

In some cases, you can also identify forward-looking statements by terminology such as "may", "will", "should", "plans", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  In addition, you are directed to factors discussed in the "Business" section and the "Management’s Discussion and Analysis or Plan of Operation” section, as well as those discussed elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

RISK FACTORS

An investment in our common stock involves a number of very significant risks.  You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock.  Our business, operating results and financial condition could be seriously harmed due to any of the following risks.  The risks described below are not the only ones facing our Company.  Additional risks not presently known to us may also impair our business operations.  You could lose all or part of your investment due to any of these risks.

Risks Associated with our Business

We have had negative cash flows from operations and if we are not able to obtain further financing our business operations may fail.

To date we have had negative cash flows from operations and we have been dependent on sales of our equity securities and debt financing to meet our cost requirements.  As of September 30, 2007, we had working capital deficit of $9,827,060.  We do not expect positive cash flow from operations in the near term.  We may not be able to obtain additional equity or debt financing on acceptable terms when we need it.  We have pledged all of our assets to secure convertible notes that we issued in August 2004, February 2005, March 2005, February 2006, and December 2006.

We may conduct offerings in the future in which case your shareholdings will be diluted.

Since our inception, we have relied on equity sales of our common stock to fund our operations.  We may conduct further equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake.  If common stock is issued in return for additional funds, the price per share could be lower than that paid by our current stockholders.  We anticipate continuing to rely on equity sales of our common stock in order to fund our business operations.  If we issue additional stock, your percentage interest in us will be diluted.  The result of this could reduce the value of your stock.

There is substantial doubt about our ability to continue as a going concern.

We expect to incur operating losses and negative cash flow until our products gain market acceptance sufficient to generate a commercially viable and sustainable level of sales.   These circumstances raise substantial doubt about our ability to continue as a going concern, as described in our September 30, 2007 unaudited interim consolidated financial statements and in our December 31, 2006 audited consolidated financial statements as well as in our independent auditors' report on the December 31, 2006 consolidated financial statements.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

We depend on a limited number of customers and if we are unable to diversify our customer base and we lose one or more of these customers, then our revenues may decrease significantly.

We had sales of $5,868,115 for the nine month ended September 30, 2007.  Two customers accounted for 51.47% of sales with one representing 24.57% of sales and another representing 26.90%. No other customer accounted for more than 10% of our sales.

We depend on experienced management and if we are unable to retain or hire such management in the future, then our ability to produce innovative and competitive products could be adversely affected

We depend on the services of our senior management team.  The loss of the services of any one of these persons, or an inability to recruit and retain additional qualified personnel, could have a material adverse effect on our business.  We have no plans at present to obtain key person life insurance for any of our officers and directors.  We are also dependent on highly qualified technical and engineering personnel.  If we are unable to retain or hire such management and key technical employees, our ability to generate revenues could be adversely affected, as would our continued business operations. We have not entered into employment or non-competition agreements with our executive officers.

We operate in a highly competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue.

The wireless communications industry is characterized by rapidly evolving technology and intense competition.  We may be at a disadvantage to other companies having more technical staff, established market share and greater financial and operational resources.  Some of our competitors have achieved greater brand recognition and technologies than we currently enjoy.  We may not be able to successfully compete.

We may not be able to protect our proprietary technology.

Other than a provisional patent application filed in the United States for our multi-carrier linear amplifier and patents related to our repeater technology filed in Israel we do not have any patents on our technology or products.  We rely largely on a combination of copyright, trade secret, trademark, patents and patent laws, and other applicable laws to protect our proprietary intellectual property.

Unanticipated warranty costs could affect the ongoing demand for our products and our ability to operate profitably.

Our products are relatively new to their respective markets and lack extensive field operating experience.  While we have tested our products for failure in certain circumstances, there can be no assurance that our products will continue to operate satisfactorily after sustained field use.  If a substantial number of products are returned and accepted for warranty replacement, the cost to us could have a material adverse effect on our business.

We have a significant amount of aged payables and if we are unable to pay such amounts or if a creditor decides to take legal action against us, we may have to scale down or cease the operation of our business.

As at September 30, 2007, we had accounts payable and accrued liabilities of $8,868,334, of which approximately $3,925,136 represented payables to trade creditors.  To date, these creditors have been co-operating with us to accept a delayed payment of these outstanding payables.  If one or more of these creditors is no longer willing to accept delayed payments and demands immediate payment of any such amounts, then our cash position and our need for further financing may become immediate.  If we are unable to raise the funds to pay off such aged payables, then our continued operations may be negatively affected, and we may have to scale down or even cease the operation of our business.

We operate internationally and are subject to currency fluctuation, which could cause us to incur losses even if our operations are profitable.

We currently operate directly and through regional sales representatives globaly. Our research and development operations are conducted in Israel and we expect to operate in additional markets, each with its own currency. Contracts can be denominated in one of several currencies. A change in currency rates could cause us losses as we perform under the contract or as we are paid. We do not engage in currency trading operations to minimize this risk, but we might if warranted in the future. Also, our revenues earned abroad may be subject to taxation by more than one jurisdiction, and this could have the effect of reducing our earnings.

U.S. investors may have trouble in attempting to enforce liabilities based upon U.S. federal securities laws against us and our subsidiaries and our non-U.S. resident directors.

All of our tangible assets are located outside the United States. In addition, most of our directors are non-US citizens. As a result, it may be difficult or impossible for United States investors to serve process within the United States upon management or to enforce a judgment upon management for civil liabilities in United States courts.

Risks Associated with our Common Stock

Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors".  These requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules.  Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.  We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Other Risks

Substantially all of our assets and a majority of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

Substantially all of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States.  In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States.  As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.  Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders.  We will, however, receive proceeds upon exercise of the warrants and these proceeds will be used for general working capital purposes.  We will incur all costs associated with this registration statement and prospectus.

DETERMINATION OF THE OFFERING PRICE

The selling stockholders may sell their shares of our common stock at prevailing market prices, privately negotiated prices, or otherwise as stated in the “Plan of Distribution”.

SELLING SECURITY HOLDERS

The table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of October 31, 2007, and the number of shares of common stock covered by this prospectus.  All shares offered hereby are being registered pursuant to registration agreements with the Company.

The selling stockholders may offer and sell, from time to time, any or all of the 81,566,305 shares of common stock to be registered. No estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

The table indicates the shares that are offered hereby that are issuable upon conversion of convertible notes, the exercise of warrants issued in private placements, or in lieu of interest on convertible notes. The table also indicates, under the title “Shares in the preceding column that are registered hereunder,” the shares registered hereby that were issued (i) to settle amounts owed for services; (ii) in lieu of interest on convertible notes, and (iii) upon conversion or exercise of previously registered securities.

Name of Shareholder	Shares owned prior to this offering	Shares in the preceding column which are registered hereunder	Shares issuable upon conversion of notes, all of which are registered hereunder	Shares issuable in lieu of interest of notes, all of which are registered hereunder	Shares issuable upon exercise of warrants, all of which are registered hereunder	Total Shares Registered	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
Avnet Components Israel Ltd.	265,333	265,333	-	-	-	265,333	-	-
BC Comfort Holdings Ltd.	814,290	814,290	-	-	-	814,290	-	-
Collin Mazeppa	86,543	86,543	-	-	-	86,543	-	-
Dallas Pretty	555,556	555,556	-	-	833,334	1,388,890	-	-

Azmon Provident Fund	200,000	200,000	-	-	300,000	500,000	-	-
Direct Investment House	865,000	865,000	-	-	1,297,500	2,162,500	-	-
Hermon Provident Fund	2,500,000	2,500,000	-	-	3,750,000	6,250,000	-	-
Leumi Gemel	1,419,000	1,419,000	-	-	2,128,500	3,547,500	-	-
Perfect Central Compensation Fund	195,000	195,000	-	-	292,500	487,500	-	-
Perfect Provident Fund	3,680,000	3,680,000	-	-	5,520,000	9,200,000	-	-
Perfect Study Fund	1,625,000	1,625,000	-	-	2,437,500	4,062,500	-	-
Tavor Provident Fund	1,800,000	1,800,000	-	-	2,700,000	4,500,000	-	-
John Shields	469,014	200,000	-	-	-	200,000	269,014	0.10
Meitav Histalmut Clali	2,333,333	2,333,333	-	-	3,500,000	5,833,333	-	-
Meitav Pizuim Clali	777,778	777,778	-	-	1,166,667	1,944,445	-	-
Meitav Tagmulim Clali	3,555,556	3,555,556	-	-	5,333,334	8,888,890	-	-
Meitav Tagmulim Shares	77,778	77,778	-	-	116,667	194,445	-	-
Metiav Chisachon Gemel	555,556	555,556	-	-	833,334	1,858,435	-	-
Metiav Chisachon Histalmut	355,556	355,556	-	-	533,334	1,232,073	-	-
Metiav Chisachon Pitzuim	88,889	88,889	-	-	133,334	222,223	-	-
Metiav Histalmut Shares	33,333	33,333	-	-	50,000	83,333	-	-

Mercantile Provident Funds	1,000,000	1,000,000	-	-	1,500,000	2,500,000	-	-
Metiav Chisachon Gemel	187,818	187,818	-	-	281,727	1,858,435	-	-
Metiav Chisachon Histalmut	137,273	137,273	-	-	205,910	1,232,073	-	-
Metiav Chisachon Pizuim	28,182	28,182	-	-	42,273	70,455	-	-
Metiav Histalmus Clai	757,273	757,273	-	-	1,135,910	1,893,183	-	-
Metiav Mishan Gemel	143,636	143,636	-	-	215,454	359,090	-	-
Metiav Mishan Histalmut	29,091	29,091	-	-	43,637	72,728	-	-
Metiav Mishan Pizuim	8,545	8,545	-	-	12,818	21,363	-	-
Metiav Pizuim Clai	241,818	241,818	-	-	362,727	604,545	-	-
Metiav Tagmulim Clali	1,193,636	1,193,636	-	-	1,790,454	2,984,090	-	-
Metiav Underwriting Ltd.	2,918,182	1,818,182	-	-	3,708,276	5,526,458	1,100,000	0.41
Modern Engineering	556,784	556,784	-	-	-	556,784	-	-
RCM Ltd	106,893	106,893	-	-	-	106,893	-	-
Starlight Technologies Ltd.	192,990	192,990	-	-	-	192,990	-	-
Advice Electronics Ltd.	243,570	243,570	-	-	-	243,570	-	-
STG International Electronics (1981) Ltd.	202,520	202,520	-	-	-	202,520	-	-
C.A.M Electronics Ltd.	420,000	420,000	-	-	-	420,000	-	-

Eyal Mag Ltd.	2,529,500	2,529,500	-	-	-	2,529,500	-	-
COMM&Sens (YRS) Ltd.	464,057	464,057	-	-	-	464,057	-	-
AMT Co. Ltd.	100,020	100,020	-	-	-	100,020	-	-
RFMorecom International	485,960	485,960	-	-	-	485,960	-	-
GM Rokcell Ltd.	68,074	68,074	-	-	-	68,074	-	-
Dr. Miller Technologies Ltd.	108,460	108,460	-	-	-	108,460	-	-
SVM Star	4,769,068	1,111,112	-	-	1,666,668	2,777,780	3,657,956	1.40
Mizrahi Tefahot Bank Ltd.	4,769,068	1,111,112	-	-	5,555,555	5,555,555	-	-

	39,145,865	34,118,895	-	-	47,447,413	81,566,308	5,026,970	1.91

1) Assumes all of the shares of common stock offered are sold.  Based on 180,707,827 shares of common stock issued and outstanding on October 31, 2007.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (currently the OTC Bulletin Board), in privately negotiated transactions or otherwise.  Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.  The shares of common stock being offered for resale by this prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a)

block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)

purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c)

an exchange distribution in accordance with the rules of the applicable exchange;

(d)

ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e)

privately negotiated transactions;

(f)

market sales (both long and short to the extent permitted under the federal securities laws);

(g)

at the market to or through market makers or into an existing market for the shares;

(h)

through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

(i)

a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling stockholders of its secured convertible notes, share purchase warrants or shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.  Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share.  Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfil the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder.

Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above.  Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions.  In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales.  In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling stockholders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers.  Upon a default by a selling stockholder, their broker may offer and sell the pledged shares of common stock from time to time.  Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction.  We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M.  All of the foregoing may affect the marketability of the common stock.  See below under “Regulation M” for a discussion on this regulation.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.  Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.  In general, under Rule 144, any person(or persons whose shares are aggregated) including persons deemed to be affiliates, whose restricted securities have been fully paid for and held for at least one year from the later of the date of issuance by us or acquisition from an affiliate, may sell such securities in broker’s transactions or directly to market makers, provided that the number of shares sold in any three-month period may not exceed the greater of one percent of the then-outstanding shares of our common stock or the average weekly trading volume of our shares of common stock in the over-the-counter market during the four calendar weeks preceding the sale.  Sales under Rule 144 are also subject to certain notice requirements and the availability of current public information about our company.  After two years have elapsed from the later of the issuance of restricted securities by us or their acquisition from an affiliate, such securities may be sold without limitation by persons who are not affiliates under the rule.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling stockholders will need to comply with state securities laws, also known as “Blue Sky laws” with regard to secondary sales.  All states offer a variety of exemptions from registration of secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling stockholder will be able to advise the stockholder as to which states have an exemption for secondary sales of our common stock.

Any person who purchases shares of our common stock from a selling stockholder pursuant to this prospectus, and who subsequently wants to resell such shares will also have to comply with Blue Sky laws regarding secondary sales.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M.  In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.

We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker's or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

•

contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

•

with bid and offer quotations for the penny stock;

•

the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Canadian Resale Restrictions

As our principal executive offices are located in British Columbia, Canada, distributions of our securities are subject to the securities laws of British Columbia and Canada.  In addition, we are a reporting with the Securities commissions of the Provinces of British Columbia and Alberta.  Under Canadian provincial laws, most securities distributed by a company that is reporting under the securities laws of a province, are subject to a hold period of four months from the date of issuance.  In the case of securities that are exerciseable or convertible into common stock, the underlying common stock has the same hold period as the original security.  Accordingly, unless the hold period does not apply, selling shareholders that have not held their securities for at least four months may not lawfully resell those securities into Canada until expiry of the four month hold period.  Where the four month hold period is applicable and not expired, we may place a legend denoting the hold period on the certificate representing common stock acquired by a selling shareholder on exercise or conversion of warrants or convertible debt.

LEGAL PROCEEDINGS

Other than as set forth below, we know of no material, active or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation.  There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

We have been sued in the Supreme Court of British Columbia, Canada, by Getec North America and Getec Industrial Limited (“Getec). The lawsuit was commenced on March 30, 2006.  Getec alleges that services provided to Unity Wireless Systems Inc. have not been paid and claim in total $106,420.  We dispute the allegations and are defending the claim and filed a counterclaim.  No trial date has been set.    The matter is at a very preliminary stage.  We do not expect the proceeding to have any material adverse effect on us.

We have been sued in the Supreme Court of British Columbia, Canada, by TRS-Rentelco (“TRS”).  The lawsuit was commenced on October 27, 2006.  TRS alleges that equipment rentals provided to Unity Wireless Systems Inc. have not been paid and claim in total approximately $450,000.  We dispute the allegations and are defending the claim and are planning to file a counterclaim.  No trial date has been set.    The matter is at a very preliminary stage.  We do not expect the proceeding to have any material adverse effect on us.

We have been sued in the Supreme Court of British Columbia, Canada, by Hency Transportation (Canada) Limited (“Hency”). The lawsuit was commenced on June 15, 2007.  Hency alleges that services provided to Unity Wireless Systems Inc. have not been paid and claim in total approximately $70,000.  We dispute the allegations and are defending the claim and filed a counterclaim.  No trial date has been set.    The matter is at a very preliminary stage.  We do not expect the proceeding to have any material adverse effect on us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and executive officers, their ages, positions held and duration each person has held that position, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Ilan Kenig	President, Chief Executive Officer and Director	45	President on April 1, 2002 and Chief Executive Officer on October 31, 2002
Andrew James Chamberlain	Corporate Secretary, Director	44	October 28, 2002
Ken Maddison	Director	67	October 29, 1998
Doron Nevo	Director	52	July 11, 2002
David Goldschmidt	Director	41	August 17, 2006
Elie Barr	Director	60	May 15, 2007
Ariel Poppel	Director	43	August 22, 2007

Business Experience

The following is a brief account of the education and business experience of each director, executive officer and key employees during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he or she was employed.

Ilan Kenig - President, Chief Executive Officer and Director

Mr. Kenig has over 18 years of legal, venture capital and investment banking experience with specific emphasis in the technology and telecommunications arena.  Mr. Kenig, with his experience in international business activities, corporate mergers and acquisitions, joined the company as Vice President of Business Development in December 2001 before assuming the position of President in April 2002.  Prior to pursuing international finance activities in New York, Mr. Kenig was a founder of a law firm in Tel-Aviv representing mostly technology and telecommunications interests.  Mr. Kenig holds a law degree from Bar-Ilan University.  Mr. Kenig also serves on the board of Euroweb International Corp, a NASDAQ listed Technology Company.

Ken Maddison - Director

Mr. Maddison, a Chartered Accountant since 1966 and elected a Fellow of the Institute of Chartered Accountants of British Columbia in 1975, retired in August 1997 after a lengthy career as a partner with the accounting firm KPMG between 1977 and 1997.  In public practice for over 30 years, Mr. Maddison provided auditing, accounting and business advisory services to a wide range of clients in the private and public sectors.  Since September 1997, Mr. Maddison has been self-employed as a consultant providing various financial advisory services. He is also a director and audit committee chairman for Northern Continental Resources Corp. and Northern Hemisphere Development Corp.

Andrew James Chamberlain – Director, Corporate Secretary

Mr. Chamberlain is an attorney practicing law in Edmonton, Alberta, and a partner with the law firm of Chamberlain Hutchison since 1997.  Mr. Chamberlain is a sessional instructor in corporate securities at the University of Alberta law school.  Mr. Chamberlain is corporate secretary of Loma Oil & Gas Ltd., a company listed on the TSX Venture Exchange.

Doron Nevo - Director

Mr. Nevo brings more than 20 years of business experience in high technology and telecommunications companies to the Company’s board of directors.  Currently, Mr. Nevo is President and CEO of KiloLambda Technologies, Ltd. an optical subsystems company he founded in early 2001.  From July 1999 to January 2001, Mr. Nevo was the President and CEO of D.FourD., Ltd., a venture capital investment company.  From March 1996 to June 1999, Mr. Nevo was President and

CEO of NKO, Inc. a company he founded that designed and developed a carrier grade IP Telephony system platform and established its own IP network.  From February 1992 to February 1996, Mr. Nevo was also President and CEO of Clalcom Ltd., an international telecommunications service provider in Israel which he founded in 1992.  Prior to Clalcom, he held various positions with Sprint International Inc.  He also serves on the board of a number of companies including Audiocodes, Ltd. (a telecommunication technology company), Elcom Technologies (a manufacturer of Satcom and Digital Radio synthesizers), and Notox, Ltd. (a biotech company).  Mr. Nevo received a B.Sc. in Electrical Engineering from the Technion and an M.Sc. in Telecommunications Management from Brooklyn Polytechnic.

David Goldschmidt - Director

Mr. Goldschmidt is General Partner for Valley Venture Capital, LP. Valley was created in 2006 by the Spin Off of the venture capital portfolio of Mofet Israel Technology Fund. Mr. Goldschmidt served as Managing Partner for Mofet since 2001, and was promoted to Chief Executive Officer of the firm in 2003. Prior to joining Mofet, Mr. Goldschmidt served as Vice President for ADC Telecommunications (Israel), a global supplier of broadband equipment and solutions for communications providers.  In his previous position, Mr. Goldschmidt managed the Business Development group for Teledata Communications Ltd. (which was acquired by ADC).  Mr. Goldschmidt holds a B.Sc. in Physics & Mathematics, and a M.Sc in Solid State Physics from the Tel Aviv University, Israel.

Elie Barr - Director

Mr. Barr is currently the President & CEO at Expand Networks, a technology company that helped pioneer the Wide Area Network (WAN) Optimization market. Before joining Expand, Mr. Barr was President and Chief Operating Officer of Paradigm Geotechnology, a transnational software company supplying software to the Oil and Gas industry through 23 subsidiaries worldwide. Prior to Paradigm, Mr. Barr was CEO and Senior Managing Director of Mofet, a publicly traded Venture Capital firm in Israel. He also held several positions in marketing, sales, and business development in a NASDAQ company, which provided solutions to telecom operators worldwide. Mr. Barr received his Bachelor degree in Economics, Philosophy, and Political Science from Bar-llan University, and is a graduate of the INSEAD Finance for Executives Management Program.

Ariel Poppel - Director

Mr. Poppel, Infinity's Managing Director - Finance, previously served as CFO and Interim CEO for Shellcase Ltd. For seven years, he was a senior executive at Nexus Telocation Systems, where he held positions including president and COO, Vice President of Operations, and director on the board of EDEN. Mr. Poppel also served as the Chief Financial Officer of OTM Technologies, where he was in charge of the Japanese market.

Family Relationships

There are no family relationships among our directors or officers.

The Company has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  Serving on the Committee are Ken Maddison, David Goldschmidt,  and Elie Barr.  The Board of Directors had determined that Mr. Maddison serves on the audit committee as a financial expert. Mr. Maddison, David Goldschmidt,  and Elie Barr are independent directors as defined in Item 7(d)(3)(iv) of Schedule 14A.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 31, 2007, certain information with respect to the beneficial ownership of our shares of Common Stock by each shareholder known to us to be the beneficial owner of 5% of our shares of Common Stock, and by each of our officers and directors.  Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of Common Stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Ilan Kenig 177 Telegraph Rd #248 Bellingham, WA 98226	3,267,890 (2)	1.78%
Doron Nevo 15 Yakov Hazan Raanana, Israel 43563	369,286 (3)	Less than 1%
Ken Maddison 2591 Lund Avenue Coquitlam, BC V3K 6J8	585,119 (4)	Less than 1%
Andrew Chamberlain 7222 - 183B Street Edmonton, AB T5T 3Z7	240,971 (5)	Less than 1%
William Weidman 136 Shorewood Drive Great Neck, NY 11021	22,631,836 (6)	11.13%
Amir Gal-Or 3 Azrieli Center, Triangle Tower 42nd floor, Tel Aviv 67023 Israel	Nil	Less than 1%
David Goldschmidt (13) 11 Galgaley Haplada St. Herziliya Pituach 46733 Israel	Nil	Less than 1%
Elie Barr 11 Galgaley Haplada St. Herziliya Pituach 46733 Israel	Nil	Less than 1%

Areil Poppel 11 Galgaley Haplada St. Herziliya Pituach 46733 Israel	Nil	Less than 1%
IDB Infinity Venture Capital Group 3 Azrieli Center, Triangle Tower 42nd floor, Tel Aviv 67023 Israel	30,910,314 (8)	14.61%
Gemini Venture Capital Group 9 Hamenofim Street Herzliya Pituach 46725 Israel	13,909,655 (9)	7.15%
SVM Star Venture Capital Group 11 Galgaley Haplada St. Herziliya Pituach 46733 Israel	63,310,601 (10)	25.95%
Valley Venture Capital L.P 11 Galgaley Haplada St. Herziliya Pituach 46733 Israel	24,306,242 (11)	11.86%
Directors and Executive Officers as a Group	4,463,266 (7)	2.41%

(1) Based on  180,707,827 shares of common stock issued and outstanding as of October 31, 2007.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2) Includes options to acquire an aggregate of 2,516,668 shares of common stock exercisable within sixty days.

(3) Includes options to acquire an aggregate of 221,667 shares of common stock exercisable within sixty days.

(4) Includes options to acquire an aggregate of 305,000 shares of common stock exercisable within sixty days.

(5) Includes options to acquire an aggregate of 208,333 shares of common stock exercisable within sixty days.

(6) Includes warrants to acquire an aggregate of 2,210,300 shares of common stock exercisable within sixty days and 1,562,500 shares of common stock underlying a secured convertible note.

(7) Includes options to acquire an aggregate of 3,251,668 shares of common stock exercisable within sixty days.

(8) Includes 1,309,156 shares of common stock underlying convertible notes, warrants to acquire 9,753,307 shares of common stock exercisable within sixty days and Series B preferred shares convertible into 19,847,851 common shares. The natural persons who share voting control and investment power on behalf of the general partner, Infinity Venture Capital Group are  Nochi Dankner, Shelley Bergman, Ruth Manor, and Avraham Livnat.

(9) Includes 582,156 shares of common stock underlying convertible notes, warrants to acquire 4,209,978 shares of common stock exercisable within sixty days and Series B preferred shares convertible into 9,117,521 common shares. The natural persons who share voting control and investment power on behalf of the general partner, Gemini Venture Capital Group, are Yossi Sela, Ed Mlavsky and David Cohen.

(10) Includes 2,530,111 shares of common stock underlying convertible notes, warrants to acquire 18,296,846 shares of common stock exercisable within sixty days and Series B preferred shares convertible into 38,321,531 common shares. The natural person who has voting control and investment power on behalf of the general partner of SVM Star Venture Capital Management is Barel Meir.

(11) Includes 1,041,422 shares of common stock underlying convertible notes, warrants to acquire 7,531,206 shares of common stock exercisable within sixty days and Series B preferred shares convertible into 15,733,614 common shares. David Goldschmidt, a director of the Company, is the General Partner of Valley Venture Capital L.P. and in this capacity exercises voting rights on behalf of the fund.

DESCRIPTION OF SECURITIES

We are authorized to issue 520,000,000 shares of common stock $0.001 par value and up to 5,000,000 shares of preferred stock on such terms as the Board may determine.  As at October 31, 2007, we had 180,707,827 shares of common stock outstanding and 90,000 Series B convertible non-redeemable preferred shares. Each share of the Series B preferred stock is convertible into 1,000 shares of common stock and will be automatically converted into 1,000 shares of common stock on the earlier of the election of the holder or 30 days following the Corporation’s second annual general meeting.

Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders.  There are no cumulative voting rights. All outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at such times and in such amounts as our Board of Directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by the Board of Directors. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future. We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future.  We are restricted from declaring dividends on our common shares pursuant to a Convertible Note and Warrant Purchase Agreements dated August 31, 2004, February 11, 2005, March 24, 2005, February 28, 2006, and December 13, 2006 for so long as any of these issued convertible notes are outstanding.

In the event of a merger or consolidation, all holders of common stock will be entitled to receive the same per share consideration.

The preferred shares could, in certain instances, render more difficult or discourage a merger, tender offer, or proxy contest and thus potentially have an "anti-takeover" effect, especially if preferred shares were issued in response to a potential takeover.  In addition, issuances of authorized preferred shares can be implemented, and have been implemented by some companies in recent years, with voting or conversion privileges intended to make acquisition of the corporation more difficult or more costly.  Such an issuance could deter the types of transactions which may be proposed or could discourage or limit the stockholders' participation in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the stockholders, and could enhance the ability of officers and directors to retain their positions.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

This prospectus and registration statement contains consolidated financial statements as at September 30, 2007 for the three and nine months ended September 30, 2007 and 2006 that have not been audited. The consolidated financial statements of Unity Wireless Corporation as of December 31, 2006 and 2005 and for the years then ended have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.  The audit report covering the December 31, 2006 consolidated financial statements contains an explanatory paragraph that states our recurring losses from operations raise substantial doubt about our ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

Morton and Company provided the opinion attached hereto as Exhibit 5.1 stating that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby was passed upon for us by Morton & Company.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide that directors and officers shall be indemnified by us to the fullest extent authorized by the Delaware General Corporation Law, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

In this prospectus and registration statement, unless otherwise specified, all dollar amounts are expressed in United States dollars.  All references to "CDN$" refer to Canadian dollars and all references to "shares of common stock" refer to the shares of common stock in our capital stock.

Business Development

Unity Wireless Corporation was incorporated in the State of Delaware on October 1, 1998 under the name Sonic Systems Corporation. Sonic Systems Corporation changed its name to Unity Wireless Corporation on July 17, 2000.

During the period from December 1998 until June 2001 we were engaged in the traffic control business. In November 2000 we entered the business of designing, developing and manufacturing RF (Radio Frequency) power amplifiers for the wireless network infrastructure industry. During 2001, we focused on developing new products and expanding our marketing, sales and global distribution network.  Since 2003, we have focused on securing development projects and supply agreements with customers and prospective customers, and on developing new RF power amplifiers and related products.

On June 8, 2006, the Corporation through its wholly owned subsidiary, Unity Wireless Microwave Systems Ltd. (“UW Microwave”) acquired Avantry Ltd. (“Avantry”) pursuant to the terms of a merger agreement dated February 15, 2006 (“Merger Agreement”).  Avantry is in the business of offering a comprehensive transmission product line of integrated microwave radio and optical transport systems for carrying flexible combinations of voice and data traffic.  The Corporation acquired Avantry in order to obtain a complementary set of products to the Corporation.  Under the term of the Merger Agreement, Unity Wireless Corporation acquired the net assets of Avantry in exchange for $1,750,000 of convertible promissory notes that are convertible into common stock at $0.25 per shares and warrants to purchase an aggregate of 600,000 shares of common stock at an exercise price of $0.40. The convertible promissory notes and related warrants have been valued at their fair value of $1,755,147.

On July 3, 2006, the Corporation through its wholly owned subsidiary, Unity Wireless Acquisition Corporation (“UW Acquisition”) acquired Celerica Inc. (“Celerica”). Celerica specializes in extending RF coverage and optimizing network capacity distribution of mobile communications in urban, suburban and rural areas, using optical wireless, fiber optics and microwave technology. Under the terms of the merger agreement, the Corporation acquired the net assets of Celerica in exchange for 20,000 shares of Series A convertible non-redeemable preferred shares. The preferred shares have been valued at a fair value of $2,000,000 based on multiplying the Corporation’s common shares market price as of the closing date of the acquisition by the number of common stock issuable upon conversion.

On August 17, 2006, the Corporation acquired Celletra Ltd. (“Celletra”). Celletra specializes in technology that provides wireless operators with solutions to achieve optimal coverage and to improve coverage and capacity of existing cells. Under the terms of the purchase agreement, the Corporation acquired the net assets of Celletra in exchange for 70,000 shares of Series B convertible non-redeemable preferred shares and contingent consideration of 20,000 shares of Series B convertible non-redeemable preferred shares and warrants to purchase 40,000,000 shares of common stock at a prices between $0.20 and $0.30 expiring August 17, 2009 (or 40,000 shares of Series B Convertible Shares should there not be sufficient authorized shares of common stock).  The contingent consideration is payable upon Celletra achieving revenues from January 1, 2006 to June 30, 2006 and binding purchase orders as of June 30, 2006 of not less than $6,400,000.  On the acquisition date, the contingent consideration criteria had been met and the contingent consideration was issued.

Our Current Business

Principal Products

Unity Wireless products are divided into two main lines. The first is Coverage Enhancement Solutions (CES), such as repeaters, and tower mounted amplifiers, that are utilized by Wireless Network Operators to extend coverage and manipulate capacity so that their overall network performance is enhanced in the most cost effective manner.  The second area of Unity's business is supplying high power amplifiers (HPA) and related subsystems to the large Original Equipment Manufacturers (OEM) of base transceiver stations (BTS or base stations). Base stations are the main radio system in any wireless network and Unity has developed over 40 HPA models that are used in cellular, personal communication services, (PCS), paging, wireless local loop (WLL) and third generation (3G) BTSs.  Almost all of our products are custom made or are adapted for each customer's particular requirements.

Substantially all of our long-lived assets and principal business operations are located in British Columbia, Canada and Yokne’am, Israel.  Revenues from operations were $5,868,115 in the nine-month ended September 30, 2007 and $4,657,884 in the nine-month ended September 30, 2006.  A summary of sales by geographic region for the three and nine-month ended September 30, 2007 and 2006 is as follows ($000):

	Three months ended		Nine months ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
China	$ -	$ 38	$ 47	$ 1,015
United States	-	258	596	632
Israel	29	226	392	262
Canada	-	317	188	825
Hungary	60	290	381	1,490
India	839	-	3,019	-
Cameroon	-	-	73	-
Germany	-	-	-	40
Turkey	-	-	164	-
Russia	63	-	114	-
Vietnam	-	-	483	-
South Africa	-	-	110	-
Other	84	389	301	394
Total sales	1,075	1,518	5,868	4,658

Product Research and Development

During the nine months ended September 30, 2007 and 2006, we spent $3,537,491 and $1,615,568, respectively, on research and development activities.

In the most recent two years, we have augmented our research and development capabilities by adding experienced hardware and software engineers to our product development team. We devote a large portion of our research and development resources towards next generation products and towards developing products for customers that we consider to have long-term revenue and growth potential.

Sales and Marketing of Our Products

Our principal customers include both direct sales to operators of wireless networks and sales to the original equipment manufacturers (“OEMs”) which sell their products to operators of wireless networks.

We sell our products through independent sales agents who are paid on a commission basis and through sales individuals who are employed on a full time basis.  We seek to identify and engage sales representatives who will sell our products in additional markets.

Our sales to date have been by way of purchase orders that typically cover periods ranging from several months to one year.  We have no sales agreements that extend beyond one year.

Manufacturing and Suppliers

We subcontract a portion of our manufacturing processes to qualified companies with a history of quality assurance.  This reduces the need for capital expenditures for manufacturing facilities and staff, and allows us to utilize specialists in each stage of manufacturing.  Alternate contract manufacturers are available should any of our existing contract manufacturers cease to provide services to us.

The process to assemble, test and tune many of our current products is labor intensive.  We assemble, configure, tune and test our products and radio frequency circuitry in our facilities located in Burnaby, British Columbia, and Yokne’am, Israel, for low volume production orders. We rely on contract manufacturers in Canada and our facility in China for our high volume production orders.

The principal raw materials used in the production of our products are mostly standard electronic, plastic and hardware components.  We have from time to time experienced difficulties in obtaining raw materials and we reduce supply risk by using alternate suppliers.

Our arrangements with suppliers are on a short-term basis. To date we have not entered into any long-term arrangements.

Competition and Competitive Advantage

Within our market, there are two dominant companies and a number of smaller ones.  The dominant companies -- Powerwave and Andrew -- collectively represent a significant portion of sales.  These companies are vertically integrated suppliers of RF power amplifiers, components, antenna systems, primarily to customers in the telecom and defense industries, and supply the largest OEM vendors in our industry.

To compete, we focus on specific niches within the wireless network infrastructure, seek to enter into partnerships with leading edge technology vendors, and maintain a low overhead / outsourced manufacturing model.  We believe our size, infrastructure technology and location allow us to provide our customers with economically attractive and timely responses to their individual requests.

Intellectual Property

We rely on a combination of trademarks and trade secrets to protect our intellectual property.  We execute confidentiality and non-disclosure agreements with our management and engineering employees and limit access to our proprietary information.

Trade-Marks

We use the trade-mark "Unity Wireless," which is registered in Canada.  We intend to register the "Unity Wireless" trade-mark in the U.S. and other countries.

Service and Product Warranty

We offer a standard warranty of one year on parts and labor from date of shipment and on occasion offer a warranty period of up to three years.  We repair units under warranty at our cost and return the units freight prepaid back to the customer.  We generally warranty a repaired unit for the remainder of the original warranty period or for one year from the repair date, whichever is longer.

Our warranties specifically exclude all liabilities for "special, incidental, direct, indirect, or consequential damages or expenses whatsoever" arising from the functioning or use of, or inability to use, the warranted products.  No warranties are made in the event that product has been improperly installed, subjected to abuse or negligence, or tampered with.  Consumer protection and other laws may limit our ability to limit our liability or to exclude certain types of damages.

Government Regulation

Our products are sold as components that form part of larger systems.  The manufacturer or integrator of the systems must test them for compliance with Federal Communications Commission (FCC) standards to avoid radio frequency emissions that could interfere with other radio frequency transmissions or similar regulatory standards in other countries.  We do not test our amplifier products for compliance at the component level.  Nonetheless, if a system in which our amplifiers are included fails to satisfy applicable standards, whether due to emissions from our amplifiers or other causes, sales of our amplifiers would be adversely affected.

Significant Customers

We had sales of $5,868,115 for the nine-month ended September 30, 2007.  Two customers accounted for 51.47% of sales with one representing 26.90% of sales and another representing 24.57%. No other customer accounted for more than 10% of our sales.

Employees

We currently employ 56 people, of which all are employed on a full-time basis.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 100 F. Street, NE, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus.  This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement.  Certain information is omitted and you should refer to the registration statement and its exhibits.  With respect to references made in this prospectus to any contract or other document of Unity Wireless, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document.  You may review a copy of the registration statement at the SEC's public reference room.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of the financial condition, changes in financial condition, and results of operations of Unity Wireless Corporation should be read in conjunction with our most recent financial statements and notes appearing:  (1) in the Form 10-QSB for the three month and nine month periods ended September 30, 2007; and (2) the Form 10-KSB for the year ended December 31, 2006, which were filed on November 19, 2007 and April 17, 2007, respectively.

The financial statements have been prepared on the going concern basis under which an entity is assumed to be able to realize its assets and satisfy its liabilities in the ordinary course of business.  Operations to date have been primarily financed by borrowing and equity transactions.  Our future operations are dependent upon the identification and successful completion of additional long-term debt or permanent equity financing, the continued support of creditors and stockholders, and, ultimately, the achievement of profitable operations.  There can be no assurances that we will be successful.  If we are not, we will be required to reduce operations or liquidate assets.  We will continue to evaluate our projected expenditures relative to our available cash and to seek additional means of financing in order to satisfy our working capital and other cash requirements.  The auditors' report on the audited consolidated financial statements for the fiscal year ended December 31, 2006 contained in the 10-KSB filed on April 17, 2007, includes an explanatory paragraph that states that as we have suffered recurring losses from operations, substantial doubt exists about our ability to continue as a going concern.  The audited consolidated financial statements or the interim quarterly unaudited consolidated financial statements included with this registration statement do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

Results of Operations

Three-month period ended September 30, 2007 and 2006:

Sales and Cost of Goods Sold

Sales for the three-month period ended September 30, 2007 were $1,074,690, a decrease of 29% or $443,167, from $1,517,857 for the three-month period ended September 30, 2006.  In both our historical product lines and new product lines obtained through acquisitions, we have seen a greater diversification in our customer base and geographical areas where the company is now selling its expanded product offerings.  However, in this specific quarter, the decrease was primarily due to fluctuations in the delivery of our production volume projects to our customers.

Cost of goods sold during the three-month period ended September 30, 2007 was $886,358 resulting in a gross margin of $188,332 or 18% of sales, compared to $1,098,499 for the three-month period ended September 30, 2006 resulting in a gross margin of $419,358 or 28% of sales.

The decrease in gross margin is largely attributed to lower revenue levels resulting in less bill of material margin generated and available to cover fixed production related costs.

To the extent that costs are incurred in manufacturing products and have been determined by management to be due to engineering issues these costs have been charged to research and development expenses.

Operating Expenses

Research and Development

Research and development expenses for the three-month period ended September 30, 2007 were $1,455,765, an increase of $731,830 or 101%, from $723,935 for the three-month period ended September 30, 2006.  This increase was primarily the result of:

-

Additional research and development expenses from the three acquired companies (Avantry, Celerica, & Celletra) which had only become part of the group as of the comparative prior  period:

-

Product material costs, of approximately $625,000, required to manufacture products where the engineering process of the products was being done parallel to the production in order to fulfill certain customers’ expedited orders for specific equipments in both India and Russia. It is anticipated that there will be an ongoing order stream from these new, large, key accounts, including Motorola, Nokia and Ericsson.

-

Recording $235,293 as a write-down of raw materials to be used in research and development due to obsolete inventory during the three-month period ended September 30, 2007.

Sales and Marketing

Sales and marketing expenses for the three-month period ended September 30, 2007 were $277,600, a decrease of $266,431, or 49%, from $544,031 for the three-month period ended September 30, 2006.   This decrease was primarily the result of the completion of restructuring in 2006 which reduced the number of employees in the sales and marketing department.

Royalty payments for government grants

Royalty payments for government grants for the three-month period ended September 30, 2007 were $30,389, a decrease of $785, from $31,174 for the three-month period ended September 30, 2006. This decrease was primarily the result of the decrease in the sales volume.

Depreciation and Amortization

Depreciation and amortization expenses for the three-month period ended September 30, 2007 were $836,426, an increase of $416,982, from $419,444 for the three-month period ended September 30, 2006. This increase was primarily the result of the amortization of the intangible assets recorded relating to the acquired companies in 2006. During the three-month period ended September 30, 2007, the Corporation recorded $738,910 as the amortization of the intangibles.

Foreign exchange Loss

Foreign exchange loss for the three-month period ended September 30, 2007 was $89,476, an increase of $83,956, from $5,520 for the three-month period ended September 30, 2006 due to fluctuations in the currency exchange rate between the U.S. and Canada.

Interest Expense

Interest expense for the three-month period ended September 30, 2007 increased by $192,952 to $377,124 from $184,172 for the three-month period ended September 30, 2006. This increase was primarily the result of the increase in interest expense from the issuance of convertible debentures in February and December of 2006.

General and Administrative

General and administrative expenses for the three-month period ended September 30, 2007 increased by 4% to $818,552, an increase of $68,844, from $749,708 for the three-month period ended September 30, 2006. The change was primarily the result of a reduced headcount due to the restructuring completed in December 2006 offset by an increase in the investors relations activities during the three-month period ended September 30, 2007.

Share compensation expense

Celletra’s share compensation expenses were $56,250 for the three-month period ended September 30, 2007.  At the request of the Celletra shareholders 5% of the total consideration, or 4,500 Preferred Shares, were issued to a trust controlled by the selling shareholders of Celletra which is instructed to issue the shares to current and former employees of Celletra, if at any time within one year after the closing date, the price per share of the Company’s common stock is equal to or exceeds $0.20 for a period of seven consecutive days.  If this target share price is met, the shares are to be distributed.  If this milestone is not achieved the shares will be returned back to the selling shareholders of Celletra.  These employees were not shareholders of Celletra.  As a result of the shares issued to the Celletra selling shareholders, those selling shareholders became significant (ie: holding greater than 10%) shareholders of the Company.  In accordance with FAS 123(R), the Company has calculated the fair value of compensation relating to these shares that may be issued to current and former employees, to be $450,000 and has amortized the amount on a straight line basis over one year. The amortization for the three months ended September 30, 2007 was $56,250.  The full amount has been amortized as of September 30, 2007.

Other Expenses

Accretion of Interest and Loss on Debt Settlement

Accretion of interest and loss on debt settlement for the three-month period ended September 30, 2007 was $48,031, a decrease of $14,798, compared to $62,829 for the three-month period ended September 30, 2006. This decrease was primarily the result of the debt modifications of the convertible notes issued in August 2004, February 2005 and February 2006 which resulted in losses on debt settlements recorded in 2006. The Corporation recorded an amortization of the premium on the convertible notes for $27,696 against the accretion of interest in the three-month period ended September 30, 2007.

Loss for the Quarter Ended September 30, 2007

Loss for the three-month period ended September 30, 2007 increased by 64%, or $1,497,037, to $3,846,132, from $2,349,095 for the three-month period ended September 30, 2006.  This increase was primarily the result of the increase in amortization of intangible assets and the additional research and development expenses relating to the acquired companies.

Nine-month period ended September 30, 2007 and 2006:

Sales and Cost of Goods Sold

Sales for the nine-month period ended September 30, 2007 were $5,868,115, an increase of 26% or $1,210,231, from $4,657,884 for the nine-month period ended September 30, 2006.  In both our historical product lines and new product lines obtained through acquisitions we have seen a greater diversification in our customer base and geographical areas where the company is now selling its expanded product offerings.

Cost of goods sold during the nine-month period ended September 30, 2007 was $4,506,244 resulting in a gross margin of $1,361,871 or 23% of sales, compared to $3,577,474 for the nine-month period ended September 30, 2006 resulting in a gross margin of $1,080,410 or 23% of sales.

The Corporation has been experiencing improved gross margins on mature product lines largely attributed to:

-

Increase in sales, resulting in increased component requirements and the company has been able to negotiate better pricing from its outsourced manufacturer due to the higher purchased volumes;

-

Efficiencies and cost savings have been obtained by centralizing our manufacturing and procurement largely with one outsourced manufacturer;

-

Efficiencies and cost savings have been obtained by centralizing our final testing of products in our China facility where the Company has also been able to benefit from lower payroll costs.

However, on recently introduced product lines the manufacturing efficiencies have not been achieved yet due to set up costs amortized over smaller production runs and lower purchasing power due to purchasing of fewer components.  As a result, the Corporation has realized lower gross margins and a greater amount of costs related to these products has been charged to research and development.

As a result, on average, between the effects of the mature and recently introduced product lines the gross margins have remained constant.

To the extent that costs are incurred in manufacturing products and have been determined by management to be due to engineering issues these costs have been charged to research and development expenses.

Operating Expenses

Research and Development

Research and development expenses for the nine-month period ended September 30, 2007 were $3,537,491, an increase of $1,921,923 or 119%, from $1,615,568 for the nine-month period ended September 30, 2006. This increase was primarily the result of:

-

Additional research and development expenses from the three acquired companies (Avantry, Celerica, & Celletra) which had only become part of the group as of the last year comparative period:

-

Product material costs, of approximately $1,100,000, required to manufacture products where the engineering process of the products was being done parallel to the production in order to fulfill certain customers’ expedited orders for specific equipment in both India and Russia. It is anticipated that there will be an ongoing order stream from these new, large, key accounts,  including Motorola, Nokia and Ericsson.  Such additional costs incurred in manufacturing products due to engineering issues have been charged to research and development.

-

Recording $423,293 as a write-down of raw materials to be used in research and development due to obsolete inventory during the nine-month period ended September 30, 2007.

Sales and Marketing

With the additional two new major product lines, and entering into new major markets such as India, Russia, and South East Asia, through the 2006 acquisition processes, our sales and marketing expenses for the nine-month period ended September 30, 2007 were $1,047,153, an increase of $48,055, or 5%, from $999,098 for the nine-month period ended September 30, 2006.   This increase was primarily the result of the additional sales initiatives that include additional sales personnel on staff, and additional expenses relating to the acquired businesses also caused the increase in sales and marketing expenses.

Royalty payments for government grants

Royalty payments for government grants for the nine-month period ended September 30, 2007 were $315,082, an increase of $237,695, from $77,387 for the nine-month period ended September 30, 2007. This increase was primarily the result of the increase in sales during the nine-month period ended September 30, 2007.

Depreciation and Amortization

Depreciation and amortization expenses for the nine-month period ended September 30, 2007 were $2,552,126, an increase of $1,979,081, from $573,045 for the nine-month period ended September 30, 2006. This increase was primarily the result of the amortization of the intangible assets recorded relating to the acquired companies in 2006. During the nine-month period ended September 30, 2007, the Corporation recorded $2,216,730 as the amortization of the intangibles.

Foreign exchange Loss

Foreign exchange loss for the nine-month period ended September 30, 2007 was $121,658, an increase of $66,612, from $55,046 for the nine-month period ended September 30, 2006 due to fluctuations in the currency exchange rate between the U.S. and Canada.

Interest Expense

Interest expense for the nine-month period ended September 30, 2007 increased by $419,282 to $804,567 from $385,285 for the nine-month period ended September 30, 2006. This increase was primarily the result of the increase in interest expense from the issuance of the convertible debentures in February of 2006 and December of 2006.

General and Administrative

General and administrative expenses for the nine-month period ended September 30, 2007 rose 30% to $2,136,983, an increase of $497,067, from $1,639,916 for the nine-month period ended September 30, 2006. The change was primarily the result of reduced headcount costs due to the restructuring completed in December 2006 offset by an increase in the investors relations activities during the nine-month period ended September 30, 2007.

Share compensation expense

Celletra’s share compensation expenses were $281,250 for the nine-month period ended of September 30, 2007.  At the request of the Celletra shareholders 5% of the total consideration, or 4,500 Preferred Shares, were issued to a trust controlled by the selling shareholders of Celletra which is instructed to issue the shares to current and former employees of Celletra, if at any time within one year after the closing date, the price per share of the Company’s common stock is equal to or exceeds $0.20 for a period of seven consecutive days.  If this target share price is met, the shares are to be distributed.  If this milestone is not achieved the shares will be returned back to the selling shareholders of Celletra.  These employees were not shareholders of Celletra.  As a result of the shares issued to the Celletra selling shareholders, those selling shareholders became significant (ie: holding greater than 10%) shareholders of the Company.  In accordance with FAS 123(R), the Company has calculated the fair value of compensation relating to these shares that may be issued to current and former employees, to be $450,000 and have amortized the amount on a straight line basis over one year.  The amortization for the nine months ended September 30, 2007 was $281,250.  The full amount has been amortized as of September 30, 2007.

Other Expenses

Accretion of Interest and Loss on Debt Settlement

Accretion of interest and loss on debt settlement for the nine-month period ended September 30, 2007 was $237,049, a decrease of $1,444,129, compared to $1,681,178 for the nine-month period ended September 30, 2006. During the three month period ended March 31, 2006, the Corporation entered to an agreement of the modification of the terms of the debentures which were issued in August 2004 and February 2005 which resulted in a total loss on debt settlement of $1,452,722. No modification of debentures or warrants was made for the nine-month period ended September 30, 2007.

During the nine-month period ended September 30, 2007, the Corporation also recorded $63,094 as debt conversion inducements related $81,370 debentures converted to common shares at a conversion ratio of $0.09 per common share instead of the contractual rate.

Loss for the nine-month period ended September 30, 2007

Loss for the nine-month period ended September 30, 2007 increased by 81%, or $4,330,830, to $9,678,869, from $5,348,039 for the nine-month period ended September 30, 2006.  This increase was primarily the result of the increase in amortization of intangible assets and the additional research and development expenses relating to the acquired companies.

Years Ended December 31, 2006 and 2005

Sales and Cost of Goods Sold

Sales for the year ended of 2006 were $7,343,552, of which $5,392,552 and $1,951,000 were recorded from Canada and Israel’s operation, respectively, an overall increase of 49.70% or $2,437,973, from $4,905,579 for the year ended of 2005.  In both our historical product lines and new product lines obtained through acquisitions we have seen a greater diversification in our customer base and geographical areas where the company sells.

Cost of goods sold during the year ended period of 2006 was $5,596,185 resulting in a gross margin of 1,747,367 or 23.79% of net sales, compared to $3,792,999 for the year ended of 2005 resulting in a gross margin of $1,112,580 or 22.68% of net sales.

The increase in gross margin is largely attributed to:

-

Increase in sales has resulted in increased component requirements and the company and its outsourced manufacturer have been able to negotiate better pricing due to the higher purchase volumes;

-

Efficiencies and cost savings have been obtained by centralizing our manufacturing and procurement largely with one outsourced manufacturer;

-

Efficiencies and cost savings have been obtained by centralizing our final testing of products in our China facility where the company has also been able to benefit from lower payroll costs..

Cost of goods sold includes stock-based compensation expense of $17,420 for the year ended of 2006 versus $27,265 for the year ended of 2005.

Cost of goods sold, excluding stock based compensation expenses, attributable to Canada and Israel were $4,162,765 and $1,416,000, respectively.  These balances include $22,918 and $69,241 in expenses relating to Canada and the acquired companies operations, respectively, that are salary expenses related to the recent restructuring activity that the company executed in Quarter 4, 2006 in order to streamline the operations of the company globally.

Operating Expenses

Research and Development

Research and development expenses for the year ended of 2006 were $3,383,430, an increase of $850,454 or 33.58%, from $2,532,976 for the year ended of 2005. This increase was primarily the result of the additional expenses related to the acquired companies.  In Quarter 4, 2006, the company restructured the operations of company as described below.

Research and development expense includes stock-based compensation expense of $53,087 for the year ended of 2006 versus $57,095 for the year ended of 2005.

Research and development expenses, excluding stock based compensation expenses, for 2006 attributable to Canada and Israel were $2,534,343 and $796,000, respectively.  These balances include $16,383 and $125,551 in expenses relating to Canada and the acquired companies operations, respectively, that are salary expenses related to the recent restructuring activity, as described below, that the company executed in Quarter 4, 2006 in order to streamline the operations of the company globally.  In addition, the Company recorded a write-down of materials, of $897,993, previously used in the research and development process, as we believe that they will not be usable in the future due to the increased company focus on current product lines and technology.

Sales  and Marketing

Sales and marketing expenses for the year ended of 2006 were $1,755,060, an increase of $1,139,107, or 184.93%, from $615,953 for the year ended of 2005.   This increase was primarily the result of additional sales initiatives that include additional sales personnel on staff, increased travel expenses to visit new customers and additional expenses relating to the acquired businesses.  In Quarter 4, 2006, the company restructured the operations of company as described below.

Sales and marketing expenses include stock-based compensation expense (recovery) of $53,694 for the year ended of 2006 versus ($16,520) for the year ended of 2005.

Sales and marketing expenses, excluding stock based compensation expenses,  attributable to Canada and Israel were $838,366 and $863,000, respectively.  These balances include $12,208 and $nil in expenses relating to Canada and the acquired companies operations, respectively, that are salary expenses related to the recent restructuring activity that the company executed in Quarter 4, 2006 in order to streamline the operations of the company globally.

Depreciation and Amortization

Depreciation and amortization expenses for the year ended of 2006 were $1,824,568, an increase of $1,558,301, or 585.24%, from $266,267 for the year ended of 2005. This increase was primarily the result of the amortization of the intangible assets recorded relating to the acquired companies in 2006.

Exchange Loss

Exchange loss for the year ended of 2006 was $38,728, a decrease of $64,953, from $103,681 for the year ended of 2005 due to fluctuations in the currency exchange rate between the U.S. and Canada.

Interest  Expense

Interest expense for the year ended of 2006 increased by $309,776 to $586,769 from $276,993 for the year ended of 2005.  This increase was primarily the result of the increase in interest payable to note holders of the convertible debenture issued in February of 2006 and December of 2006.

General and Administrative

General and administrative expenses for the year ended of 2006 were $2,449,435, an increase of $644,368, or 35.70%, from $1,805,067 for the year ended of 2005. This increase was primarily the result of the additional expenses relating to the acquired businesses.  In Quarter 4, 2006, the company restructured the operations of company as described below.

General and administrative expenses include stock-based compensation expense of $266,387 for the year ended of 2006 versus $590,014 for the year ended of 2005.

General and administrative expenses, excluding stock based compensation expenses, attributable to Canada and Israel were $1,634,048 and $549,000, respectively.  These balances include $nil and $71,509 in expenses relating to Canada and the acquired companies operations, respectively, that are salary expenses related to the recent restructuring activity that the company executed in Quarter 4, 2006 in order to streamline the operations of the company globally.

Share compensation expense

Celletra’s share compensation expenses were $168,750 for the year ended of 2006.  At the request of the Celletra shareholders 5% of the total consideration, or 4,500 Preferred Shares, were issued to a trust controlled by the selling shareholders of Celletra which is instructed to issue the shares to current and former employees of Celletra, if at any time within one year after the Closing Date, the price per share of Unity common stock is equal to or exceeds US$0.20 for a period of seven consecutive days.  If this the target share price is met, the shares are to be distributed.  If this milestone is not achieved the shares will be returned back to the selling shareholders of Celletra.  These employees were not shareholders of Celletra.  As a result of the shares issued to the Celletra selling shareholders, those selling shareholders became significant (ie: holding greater than 10%) shareholders of Unity.  In accordance with FAS 123(R), the Company has calculated the fair value of compensation relating to these shares that may be issued to current and former employees, to be $450,000 and have amortized the amount on a straight line basis over one year.

Restructuring Costs

In the fourth quarter of 2006, the Company recorded $781,831, in which $417,831 and $364,000 were recorded for Canada and Israel’s operation, respectively, as restructuring expenses related to streamlining the operations of the company globally.

The operational restructuring resulted in the termination of 40 employees, a re-alignment of research and development activities in the Corporation and a reduction of facilities occupied, all of which resulted in restructuring and other charges as follows:

In $				Included in:
	Total	Production	Research and development	Sales and marketing	General and administrative	Restructuring
R&D materials write-down	897,993	-	897,993	-	-	-
Workforce reduction	718,252	92,159	141,894	12,208	71,509	400,482
Fixed asset disposal	181,555	-	-	-	-	181,555
Facilities restructuring	199,794	-	-	-	-	199,794
Total restructuring and other charges	1,997,594	92,159	1,039,887	12,208	71,509	781,831

The Corporation expects that the restructuring will be completed in the first quarter of 2007 and that some additional expenses will be incurred.

Other Expenses

Accretion of Interest and Loss on Debt Settlement

Accretion of interest and loss on debt settlement for the year ended of 2006 was $5,450,051, an increase of $4,561,584, compared to $888,467 for the year ended of 2005. This increase was primarily the result of:the interest accretion in relation to convertible debentures issued since August 2004 and loss on debt settlement related to modifications to the terms of the debentures which were issued in August 2004, February 2005 and February 2006 and to warrants issued to the former shareholders of Celletra Ltd. as part of the acquisition consideration which were modified as part of the Corporations convertible debenture financing in December 2006.

Fair Value Adjustment on Warrants

Fair value adjustment on warrants of $68,408 relates to the 40,000,000 warrants issued to the former shareholders of Celletra Ltd. as part of the acquisition consideration where the company fair valued them from the date of issuance until November 24, 2006 when the Corporation’s stockholders approved an increase in authorized share capital, sufficient to enable the exercise of the warrants.

Loss for the Year Ended 2006

Loss for the year ended of 2006 increased by 172.18%, or $9,384,493, to $14,834,901, from $5,450,408 for the year ended of 2005.  The increase was primarily a result of the operating expenses related to the acquisition in 2006, restructuring costs incurred in the fourth quarter of 2006, and accretion of interest and loss on debt settlement.

Liquidity and Capital Resources

Since our inception, we have been dependent on investment capital and debt financing as our primary sources of liquidity. We had an accumulated deficit at September 30, 2007 of $51,786,256.  During the nine-month period ended September 30, 2007, we incurred a net loss of $9,678,869.

During the nine-month period ended September 30, 2007, our cash position was decreased to $353,977. This decrease was primarily due to the payment of trade payables and the short-term loan.

During the nine-month period ended September 30, 2007, the Corporation issued common shares as follows:

i.

Issue of 7,630,704 common shares on settlement of $778,164 of accounts payable.

ii.

Issue of 27,839,558 and 5,545,454 units of common shares at a price of $0.09 and $0.11, respectively, per unit for gross proceeds of $3,115,560.  Each unit entitles the holder to one common share and a warrant exerciseable into one and one half common shares.

iii.

Issue of 7,360,145 common shares on conversion of $662,413 convertible notes.

iv.

Issue of 20,000,000 common shares on conversion of $2,000,000 Series A preferred shares.

During the nine-month period ended September 30, 2007, we purchased $10,000 in equipment and disposed of $45,482 of equipment.

Other than leases for premises, leased vehicles and equipment commitments for an aggregate of $585,221 through 2009, we have no material commitments outstanding at September 30, 2007.

During the nine months ended September 30, 2007 convertible notes amounting to $1,978,594 and promissory notes amounting to $274,000 came due.  The notes have not been repaid and the Company is currently negotiating new terms with the note holders.  The Company is also negotiating new terms with the note holders of promissory notes, amounting to $460,000, which came due in December 2006.  None of the note or debenture holders have demanded repayment at this time.

Subsequent to September 30, 2007, the Corporation obtained an additional revolving line of credit of a maximum of $2,000,000, which bears interest at LIBOR + 3.0% and is secured by a general floating lien on all of Celletra’s assets.

Our capital requirements may increase in light of our current strategy to expand our customer base and to develop new products and technologies. Our operations to date have been primarily financed by sales of our equity securities and debt financing, and, the company’s assets are pledged to secure convertible notes that we issued in August 2004, February 2005, March 2005, February 2006 and December 2006. For any additional financing that may be required in the near term, we may be required to obtain the consent of certain of our investors prior to the issuance of our common stock or common stock equivalents and prior to entering into an agreement to assume certain liabilities.

While convertible notes and warrant purchase Agreements dated August 31, 2004, February 11, 2005, March 24, 2005, February 28, 2006 and December 13, 2006 are outstanding, we cannot declare dividends on our commons shares. As of September 30, 2007, we had working capital deficit of $9,827,060 our operations presently have net cash outflow of $4,384,837 for the nine-month period ended September 30, 2007. Our ability to continue as a going concern may be dependent upon one or more factors, that may include: our ability obtaining further financing; an increased rate of market acceptance of our current products and any new product offerings that we may introduce; the continuing successful development of our products and related technologies; and achieving a profitable level of operations Moving forward, although the issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders, obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitment.

Our Auditors’ report on our 2006 consolidated financial statements includes an additional explanatory paragraph that states that our recurring losses from operations raise substantial doubt about our ability to continue as a going concern.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Inflation

We do not believe that inflation has had a significant impact on our consolidated results of operations or financial condition.

Application of Critical Accounting Policies

Our consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States.  Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies.  We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our consolidated financial statements is critical to an understanding of our financials.

Our consolidated financial statements have been prepared on the going concern basis, which assumes the realization of assets and liquidation of liabilities in the normal course of operations. The continuation as a going concern for the foreseeable future is dependent upon the identification and successful completion of additional debt or equity financing or the generation of positive cash flows from operating activities. Our ability to raise financing is, in part, based on market conditions that are outside of our control. If we are not able to continue as a going concern, we would likely not be able to realize on our assets at values comparable to the carrying value or the fair value estimates reflected in the balances set out in the preparation of the consolidated financial statements. Based on the carrying value of assets at December 31, 2006, the inability to continue as a going concern would require liquidation of assets not in the normal course that would primarily impact inventory, equipment, intangible assets, and goodwill's recoverable amounts.

Inventory is carried at the lower of cost, determined on an average cost method, and market.  Market is considered to be replacement cost for raw materials and  net realizable value for work in progress and finished goods.  The cost of work in progress and finished goods includes the cost of raw material, direct labour, and an appropriate allocation of related overhead.  We provide an allowance that we consider to be reasonable for its non-moving or slow moving inventory items and for items with expected future realizable value lower than cost.  Changes in customer demands and requirements in the short term could reduce product demand and prices having a material impact on future realizable value of inventory.

Equipment is recorded at cost less accumulated depreciation.  We review these assets for impairments when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset.  As actual future net cash flows are uncertain, the estimation process requires us to make reasonable assumptions about future economic trends and events.  These trends and events are substantially outside of our control.  To the extent that the expected future cash flows generated by the asset are reduced, we may be required to record an impairment charge against the carrying value of the equipment.

Goodwill is the residual amount that results when the purchase price of an acquired business exceeds the sum of the amounts allocated to the identifiable assets acquired, less liabilities assumed, based on their fair values.  Goodwill is allocated as of the date of the business combination to our reporting units that are expected to benefit from the synergies of the business combination.  Goodwill is not amortized and is tested for impairment annually or more frequently if events or changes in circumstances indicate that the goodwill might be impaired.  The impairment test is carried out in two steps.  In the first step, the carrying amount of the reporting unit is compared with its fair value.  When the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not to be impaired and the second step of impairment test is unnecessary.  The second step is carried out when the carrying amount of a reporting unit exceeds its fair value, in which case the implied fair value of the reporting unit's goodwill is compared with its carrying amount to measure the amount of the impairment loss, if any.  The implied fair value of the reporting unit's goodwill is determined in the same manner as the value of goodwill is determined in a business combination described in the preceding paragraph, using the fair value of the reporting unit as if it was the purchase price.  When the carrying amount of a reporting unit exceeds the implied fair value of the goodwill, an impairment loss is recognized in an amount equal to the excess and is presented as a separate line item in the earnings statement before extraordinary items and discontinued operations.  We consider ourselves to operate as a single reporting unit.  Fair value of the reporting unit is measured by reference to such factors as estimated future cash flows and the market value of our common shares.  Changes in these factors could impact future impairment conclusions.

On an ongoing basis, we record our best estimate of our warranty obligations related to products sold.  A liability for estimated warranty expense is established by a charge against costs of goods sold at the time revenue is recognized as the products are sold.  These estimates are made after the consideration of contractual warranty obligations and historical experience.  The subsequent actual costs incurred for warranty claims serve to reduce the product warranty liability that we have estimated.  Unforeseen events, including increased technological difficulties with products, could occur that have not been anticipated in estimating the warranty provision.  Additional costs or estimates will be recognized as determinable.

We recognize revenue when criteria specified in generally accepted accounting principles have been met.  Specifically, revenue from products is recognized once a sale arrangement exists, delivery has occurred, the revenue is determinable and collectability is reasonably assured, which is upon the later of shipment or when title passes to the customer depending on the contractual terms.  We do not enter into sales arrangements having post contract customer support or rights of return.  We record deferred revenue when cash is received in advance of the revenue recognition criteria (discussed above) being net.  Although we have no current intention of doing so, changes in our business model could impact the timing of recognition in our consolidated financial statements.

DESCRIPTION OF PROPERTY

Our executive and head offices are located at 7438 Fraser Park Drive, Burnaby, British Columbia, V5J 5B9.  The offices are approximately 11,000 square feet in size and are leased on a six (6) year basis, expiring June 30, 2009, at a monthly rent of approximately $8,816 (CDN$10,261) excluding property taxes, maintenance and utilities.

We have a facility in China located at 201 - The Old Soldier Industrial Park, 44 Tie Zai Road, Xi Xiang of Bao An District, Shenzhen,  P. R. China.   We rent this facility on a month-to-month basis for $500 plus operating expenses per month.

We have a customer support office in the US located at 1313 E. Maple St. Suite# 415, Bellingham, WA, 98225, US.  We rent this office on a month-to-month basis for $100 plus operating expenses per month.

We have an office in Israel located at P.O Box 106, Tavor Building #1, Yokne'am Ilit, 20692, Israel. The offices are approximately 10,000 square feet in size.

CERTAIN RELATIONSHIPS AND TRANSACTIONS AND CORPORATE GOVERNANCE

There have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

In the United States, our common stock is traded on the National Association of Securities Dealers OTC Bulletin Board under the symbol "UTYW."  The following quotations obtained from Yahoo Finance reflect the highs and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

The high and low bid prices of our common stock for the periods indicated below are as follows:

OTC Bulletin Board (1)
Quarter Ended	High	Low
September 30, 2007	$0.14	$0.06
June 30, 2007	$0.19	$0.10
March 31, 2007	$0.12	$0.09
December 31, 2007	$0.10	$0.09
September 30, 2006	$0.12	$0.10
June 30, 2006	$0.13	$0.10
March 31, 2006	$0.20	$0.13
December 31, 2005	$0.20	$0.12
September 30, 2005	$0.21	$0.17
June 30, 2005	$0.29	$0.22

(1)

Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

Our common shares are issued in registered form.  Computershare Trust Company of Canada, 4th Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9 (Telephone: (604) 661-9400; Facsimile: (604) 661-9401) is the registrar and transfer agent for our common shares.

On October 31, 2007, the shareholders' list of our common shares showed 193 registered shareholders and 180,707,827 shares outstanding.

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future.  Our intention is to retain future earnings for use in our operations and the expansion of our business.  In any event, we are restricted from declaring dividends on our common shares pursuant to a Convertible Note and Warrant Purchase Agreement (“Agreement”) dated August 31, 2004, February 11, 2005, March 24, 2005, February 28, 2006, and December 13, 2006.

Equity Compensation Plan Information

Our current stock option plan, entitled the 1999 Stock Option Plan, was adopted by our directors on December 6, 1999 and approved by our shareholders on July 5, 2000.  The following table provides a summary of the number of options granted under our stock option plan, the weighted average exercise price and the number of options remaining available for issuance all as at December 31, 2006.

Number of Common Shares to be issued upon exercise of outstanding options (a)	Weighted-Average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
5,541,666	$0.24	15,890,138 (1)

(1)

On July 5, 2000, our shareholders approved a change in the maximum number of options issuable under the plan to 20% of the number of common shares outstanding.  As at December 31, 2006, the maximum number was 21,431,804.  For further information on our stock option plan, refer to footnote 14 of the audited consolidated financial statements included with this annual report.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by the Company for services to it during the three fiscal years ended December 31, 2006 to the Company's Chief Executive Officer and Chief Financial Officer

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compe-nsation ($)	Total ($)
Ilan Kenig Chief Executive Officer	2006 2005 2004	151,666(2) 140,000 84,530	Nil Nil Nil	Nil Nil Nil	109,427 220,569 143,792	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	261,093 260,569 228,322
Dallas Pretty Chief Financial Officer (4)	2006 2005 2004	147,000(3) 86,500 56,304	Nil Nil Nil	Nil Nil Nil	66,048 86,026 149,553	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	213,048 172,526 205,857

(1)  Represents the dollar amount recognized for financial statement purposes in accordance with FAS 123R as described in the notes to the audited financial statements included in this prospectus.

(2)  $31,250 of the salary was paid with 208,333 common shares

(3)  $37,500 of the salary was paid with 250,000 common shares

(4)  On March 31, 2007 Dallas Pretty resigned as Chief Financial Officer

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth for each Named Executive Officer certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2006.  We have never issued stock appreciation rights.  We grant options that generally vest quarterly over three years at an exercise price equal to the fair market value of a share of common stock as determined by its closing price on the OTC Bulletin Board on the date of grant.  The term of each option granted is generally five years from the date of grant.  Options may terminate before their expiration dates if the optionee's status as an employee is terminated or upon the optionee's death or disability.

Name	Number of Securities Underlying Unexercised Options
	Exercisable	Unexercisable	Exercise Price ($/Share)	Expiration Date
Ilan Kenig Chief Executive Officer	75,000 500,000 800.000 83,333 629,167 6,250	16,667 620,833 18,750	0.30 0.14 0.15 0.70 0.27 0.15	23/08/2007 27/09/2007 15/09/2008 22/03/2009 18/03/2010 26/01/2011
Dallas Pretty Chief Financial Officer	416,667 12,500 112,500	83,333 12,500 337,500	0.35 0.27 0.15	19/03/2009 18/03/2010 29/03/2011

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

There are no employment agreements between us or any of our subsidiaries and any of our Named Executive Officers.

Our Company has no plans or arrangements in respect of remuneration received or that may be received by any Named Executive Officers of our company to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control per Named Executive Officer.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, for each of our directors who are not named executive officers, information concerning compensation earned for services in all capacities during the fiscal year ended December 31, 2006.

Name	Year	Fees Earned or Paid in Cash ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compen- sation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compe-nsation ($)	Total ($)
Ken Maddison	2006	21,000	Nil	Nil	27,815	Nil	Nil	Nil	48,815
Doron Nevo	2006	10,500	Nil	Nil	12,696	Nil	Nil	Nil	23,196
Victor Halpert	2006	11,000	Nil	Nil	9,083	Nil	Nil	Nil	20,083
Andrew Chamberlain	2006	40,000(2)	Nil	Nil	12,696	Nil	Nil	Nil	52,696
Amir Gal-Or	2006	3,000	Nil	Nil	Nil	Nil	Nil	Nil	3,000

Ran Shahor	2006	3,000	Nil	Nil	Nil	Nil	Nil	Nil	3,000
David Goldschmidt	2006	3,000	Nil	Nil	Nil	Nil	Nil	Nil	3,000

(1)  Represents the dollar amount recognized in accordance with FAS 123R.

(2)  This amount represents legal services provided by Andrew Chamberlain to the Company through Chamberlain Hutchinson Law Office.  Mr. Chamberlain does not receive the per meeting fee identified below.

Our directors receive $1,000 per board meeting and $500 per committee meeting. Our Audit Committee Chairman receives $12,000 per year. Directors are entitled to reimbursement of expenses incurred in attending meetings.  In addition, our directors are entitled to participate in our stock option plan.  Members of our board of directors receive annual grants of options as follows:

Director	25,000 options
Audit Committee Chairman	25,000 options
Audit Committee Member	5,000 options

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted under the plan.

As of December 31, 2006, this maximum number of options available to be granted under the stock option plan was 21,431,804.  All outstanding options will be subject to the provisions of the new plan.

Where options issued after January 18, 2001 have an exercise price in a currency that is not either the (a) functional currency of our company or (b) the currency in which the employee is paid, the options are to be accounted for as variable plan options and compensation expense will be recorded equal to changes in the market value of the underlying shares at each reporting period.  Stock options become exercisable at dates determined by our board of directors at the time of granting the option and generally have initial terms of five years.

The fair value of each option granted in the years ended December 31, 2006 and 2005 was estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: no dividend yield; volatility of 143% (2005 - 154%) based on weekly stock price; risk-free interest rate of 3.25% (2005 - 3.25%) and expected lives between one to five years.  The weighted-average fair value of options granted during the years ended December 31, 2006 and 2005 was $0.12 and $0.21 respectively.

Consolidated Financial Statements

(Expressed in United States dollars)

UNITY  WIRELESS  CORPORATION

(Prepared in accordance with United States
generally accepted accounting principles

Three and nine months ended September 30, 2007 and 2006 (unaudited)

UNITY WIRELESS CORPORATION

Consolidated Balance Sheets

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

	September 30, 2007 (unaudited)	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$ 353,977	$ 1,217,792
Restricted cash	193,000	497,000
Accounts receivable (less allowance for doubtful accounts of $494,319 (2006 - $139,160))	2,816,739	3,824,447
Inventory (note 4)	730,720	1,657,138
Prepaid expenses and deposits	131,201	150,673
	4,225,637	7,347,050
Long-term deposits	19,000	104,000
Amounts funded for employees' right upon retirement (note 10)	323,000	676,000
Equipment, net	829,026	1,314,291
Goodwill (note 3)	7,608,243	7,608,243
Intangibles, net (note 3(d))	5,494,666	7,711,396
	$ 18,499,572	$ 24,760,980
Liabilities and Stockholders' Equity (Deficiency)
Current liabilities:
Bank Loan (note 5)	$ 2,481,000	$ 1,458,000
Accounts payable and accrued liabilities (note 6)	8,868,334	9,601,918
Obligations under capital leases (note 7)	51,909	215,710
Loans payable (note 8)	460,000	1,500,000
Convertible debentures (note 9)	1,980,193	1,947,552
Product warranty (note 14 (c))	211,261	314,904
	14,052,697	15,038,084
Obligations under capital leases (note 7)	-	39,921
Convertible debentures (note 9)	4,727,009	5,248,108
Employees' rights upon retirement (note 10)	338,000	672,000
	19,117,706	20,998,113
Stockholders' equity(deficiency):
Common stock, $0.001 par value 520,000,000 authorized, 179,893,537 (2006 – 107,159,019) issued and outstanding	179,893	107,159
Series A convertible non-redeemable preferred shares, $0.001 par value	-	20
Series B convertible non-redeemable preferred shares, $0.001 par value	90	90
Additional paid-in capital	51,056,963	45,831,809
Accumulated deficit	(51,786,256)	(42,107,387)
Accumulated other comprehensive income:
Cumulative translation adjustments	(68,824)	(68,824)
	(618,134)	3,762,867
	$ 18,499,572	$ 24,760,980

Future operations (note 1)

Commitments (note13)

Contingent liabilities (note 14)

Subsequent event (note 5 and 11(d))

See accompanying notes to consolidated financial statements.

UNITY WIRELESS CORPORATION

Consolidated Statements of Operations and Comprehensive Loss

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

	Three	months ended	Nine	months ended
	September 30, 2007 (unaudited)	September 30, 2006 (unaudited)	September 30, 2007 (unaudited)	September 30, 2006 (unaudited)

Sales	$ 1,074,690	$ 1,517,857	$ 5,868,115	$ 4,657,884
Cost of goods sold	886,358	1,098,499	4,506,244	3,577,474
	188,332	419,358	1,361,871	1,080,410
Expenses:
Research and development	1,455,765	723,935	3,537,491	1,615,568
Royalty payments for government grant (note 14 (b))	30,389	31,174	315,082	77,387
Sales and marketing	277,600	544,031	1,047,153	999,098
Depreciation and amortization	836,426	419,444	2,552,126	573,045
Foreign exchange loss	89,476	5,520	121,658	55,046
Interest expense, excluding accretion of interest and loss on debt settlement	377,124	184,172	804,567	385,285
General and administrative	818,552	749,708	2,136,983	1,639,916
Share compensation expenses (note 3 (c))	56,250	-	281,250	-
	3,941,582	2,657,984	10,796,310	5,345,345

Operating loss for the period	(3,753,250)	(2,238,626)	(9,434,439)	(4,264,935)
Other income (loss)	(44,851)	6,650	(7,381)	6.650
Fair value adjustment on warrants and conversion feature liability	-	(54,290)	-	591,424
Accretion of interest and loss on debt settlement (note 9)	(48,031)	(62,839)	(237,049)	(1,681,178)

Loss for the period	(3,846,132)	(2,349,095)	(9,678,869)	(5,348,039)

Deficit, beginning of period	(47,940,124)	(30,271,430)	(42,107,387)	(27,272,486)

Deficit, end of period	$ (51,786,256)	$ (32,650,525)	$ (51,786,256)	$ (32,620,525)

Basic and diluted loss per common share (note 11(b))	$ (0.02)	$ (0.03)	$ (0.07)	$ (0.06)

See accompanying notes to consolidated financial statements.

UNITY WIRELESS CORPORATION

Consolidated Statements of Cash Flows

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

	Three	months ended	Nine	months ended
	September 30, 2007 (unaudited)	September 30, 2006 (unaudited)	September 30 2007 (unaudited)	September 30 2006 (unaudited)

Operations:
Loss for the period	$ (3,846,132)	$ (2,349,095)	$ (9,678,869)	$ (5,348,039)
Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of interest and loss on debt settlement	48,031	62,829	237,049	1,681,178
Fair value adjustment on warrants and conversion feature liability	-	54,290	-	(591,424)
Change in employees’ liability upon retirement	6,000	(29,000)	19,000	(31,000)
Change in allowance for doubtful debts	30,000	-	355,159	-
Inventory write-down (note 4)	235,293	-	423,293	-
Loss / (gain) on disposal	44,851	(81,650)	7,381	(81,650)
Depreciation and amortization	836,426	419,444	2,552,126	573,045
Stock-based compensation	100,983	93,222	399,552	342,074
Changes in non-cash working capital relating to operations:
Accounts receivables	1,305,583	1,651,383	972,646	476,941
Inventory	(33,436)	(502,235)	607,450	(281,553)
Prepaid expenses and deposits	333,587	25,026	63,755	(49,013)
Accounts payable and accrued liabilities	(141,529)	696,995	(343,379)	1,351,427
	(1,080,343)	41,209	(4,384,837)	(1,958,014)
Investments:
Cash assumed on acquisition less acquisition costs (note 3)	-	618,738	-	1,066,093
Change in deposit	7,000	16,750	85,000	17,744
Restricted cash	378,000	(48,000)	304,000	(48,000)
Disposition of equipment	11,000	101,686	45,482	101,686
Acquisition of equipment	(2,000)	(5,488)	(10,000)	(8,574)
	394,000	683,686	424,482	1,129,759
Financing:
Bank loan	(25,000)	(411,000)	1,023,000	(411,000)
Loans payable	5,000	-	(1,035,000)	-
Capital lease obligation	(39,611)	(79,817)	(203,722)	(242,743)
Convertible debentures (note 9)	-	-	-	2,200,000
Cash proceeds on issuance of common shares	610,000	-	3,115,560	106,222
Share issue costs	-	-	(141,334)	(218,861)
	550,389	(490,817)	2,758,504	1,433,618
Effect of foreign exchange rate changes on cash and cash equivalents	207,662	16,254	338,036	46,873
Increase (decrease) in cash and cash equivalents	71,708	250,332	(863,815)	652,236

Cash and cash equivalents, beginning of period	282,269	558,950	1,217,792	157,046

Cash and cash equivalents, end of period	$ 353,977	$ 809,282	$ 353,977	$ 809,282

Supplementary information (note 15)

See accompanying notes to consolidated financial statements.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2007 and 2006 (unaudited)

1.

Basis of presentation:

The accompanying interim unaudited consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by the United States generally accepted accounting principles for a complete set of annual consolidated financial statements.  In the opinion of management, all adjustments (consisting solely of normally recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the three and nine month period ended September 30, 2007 are not necessarily indicative of the results that may be expected for the year ended December 31, 2007 or for any other period.

For further information, refer to the consolidated financial statements and footnotes thereto included in Unity Wireless Corporation’s (the “Corporation”) annual report on Form 10-KSB for the year ended December 31, 2006.  Except as indicated in note 2(c), the accounting policies applied in the preparation of these interims consolidated financial statements are consistent with those applied in the consolidated financial statements filed with the Corporation’s annual report.

These financial statements have been prepared on the going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business.  Operations to date have been significantly financed by short-term and long-term debt and equity transactions.  At September 30, 2007, the Corporation requires additional financing to continue to operate at current levels through the next year.  Accordingly, the Corporation’s future operations are dependent upon the identification and successful completion of additional long-term or permanent debt and equity financing, the continued support of creditors and stockholders, and, ultimately, the achievement of profitable operations.  There can be no assurances that the Corporation will be successful.  If it is not, the Corporation will be required to reduce operations or liquidate assets.  The Corporation will continue to evaluate its projected expenditures relative to its available cash and to seek additional means of financing in order to satisfy its working capital and other cash requirements.  The consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should the Corporation be unable to continue as a going concern.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2007 and 2006 (unaudited)

2.

Significant accounting policies:

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America using the same accounting policies and methods of application as those disclosed in the Corporation’s financial statements for the year ended December 31, 2006.

 (a)  Use of estimates:

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, particularly the recoverability of inventory, equipment, intangible assets and goodwill, and liabilities (particularly product warranty) and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

(b)  Comparative figures:

Certain comparative figures have been reclassified to conform to the presentation adopted in the current year.

(c)  Shipping and handling costs:

The Corporation’s costs associated with shipping and handling engineering product items to the Corporation’s customers are included in the research and development expenses.

(d)

Recent accounting pronouncement:

Effective January 1, 2007, the Company adopted FASB Interpretation No. 48 (FIN 48) entitled “Accounting for Uncertainty in Income Taxes – An interpretation of FASB Statement No. 109”. This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company evaluated all the tax positions in accordance with FIN 48 and determined that there is no impact to our financial statements.  The Corporation’s policy is to recognize interest and penalties expense as a component of interest expense in the statement of operations. As of the date of adoption of FIN 48, the Corporation did not have any penalties or tax-related interest, and there was no tax-related interest or penalties recognized during the nine months ended September 30, 2007.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2007 and 2006 (unaudited)

(d)

Recent accounting pronouncement (continued):

As a result of the implementation of FIN 48, the Corporation performed a review of its uncertain tax positions in accordance with recognition standards established by FIN 48. Based on its review, the Corporation concluded that there are no significant unrecognized tax positions requiring recognition in the Corporation’s financial statements. The Corporation does not believe there will be any material changes in its unrecognized tax positions over the next 12 months.

We conduct business globally and, as a result, file one or more income tax returns in the U.S. federal jurisdiction and various state and non-U.S. jurisdictions. In the normal course of business we are subject to examination by taxing authorities throughout the world, including such major jurisdictions as Canada, Israel and the United States. The open tax years for these jurisdictions include 2002 to 2006. While it is often difficult to predict the final outcome or the timing of resolution of any particular uncertain tax position, the Corporation does not believe that the resolution of any such issue would have a material effect on the Corporation’s financial position.  The resolution of any matter would be recognized as an adjustment to its provision for income taxes in the period of resolution.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FAS 115” ("SFAS No. 159"). SFAS No. 159 allows companies to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. Unrealized gains and losses shall be reported on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007 and will be applied prospectively. The Corporation is currently evaluating the impact of adopting SFAS No. 159 on its consolidated balance sheet, result of operations and cash flows.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2007 and 2006 (unaudited)

3.   Business combinations:

a)  On June 8, 2006, the Corporation through its wholly owned subsidiary, Unity Wireless Microwave Systems Ltd. (“UW Microwave”) acquired Avantry Ltd. (“Avantry”). Avantry specializes in offering a comprehensive transmission product line of integrated microwave radio and optical transport systems for carrying flexible combinations of voice and data traffic.

Under the terms of the Merger Agreement, the Corporation acquired the net assets of Avantry in exchange for $1,750,000 of convertible promissory notes that are convertible into common stock at $0.25 per share and warrants to purchase an aggregate of 600,000 shares of common stock at an exercise price of $0.40. The convertible promissory notes and related warrants have been valued at their fair value of $1,755,147.

The transaction has been accounted for as a business combination by the purchase method, with Unity Wireless Corporation identified as the acquirer.  The Corporation’s consolidated statements of operations and comprehensive loss include the operating results of Avantry Ltd. from June 8, 2006, the date of acquisition.

The following table summarizes the allocation of the purchase price and related acquisition costs to the fair value of the assets acquired and liabilities assumed at the date of acquisition.

Cash	$ 496,896
Working capital (other than cash)	(2,519,099)
Fixed assets	508,000
Goodwill	1,557,090
Intangibles	1,791,297
Other assets	514,744
Other liabilities	(500,000)

Total net assets acquired	$ 1,848,928

Consideration:
Convertible promissory notes and warrants (note 9(e))	$ 1,755,147
Acquisition costs	93,781
$ 1,848,928

The goodwill allocated on the acquisition will not be deductible for tax purposes.

The Company finalized the purchase price allocation in the second quarter of 2007 resulting in no change from the preliminary allocation.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2007 and 2006 (unaudited)

3.   Business combinations (continued):

b)  On July 3, 2006, the Corporation through its wholly owned subsidiary, Unity Wireless Acquisition Corporation (“UW Acquisition”) acquired Celerica Inc. (“Celerica”). Celerica specializes in extending RF coverage and optimizing network capacity distribution of mobile communications in urban, suburban and rural areas, using optical wireless, fiber optics and microwave technology.

Under the terms of the merger agreement, the Corporation acquired the net assets of Celerica in exchange for 20,000 shares of Series A convertible non-redeemable preferred shares. The preferred shares have been valued at a fair value of $2,000,000 based on multiplying the Corporation’s common shares market price as of the closing date of the acquisition by the number of common stock issuable upon conversion.  On April 25, 2007, the Series A convertible non-redeemable preferred shares were converted into 20,000,000 common shares.

The transaction has been accounted for as a business combination by the purchase method, with Unity Wireless Corporation identified as the acquirer.  The Corporation’s consolidated statements of operations and comprehensive loss include the operating results of Celerica Inc. from July 3, 2006, the date of acquisition.

The following table summarizes the allocation of the purchase price and related acquisition costs to the fair value of the assets acquired and liabilities assumed at the date of acquisition.

Cash	$ 222,000
Working capital (other than cash)	(665,000)
Fixed assets	327,000
Goodwill	1,209,272
Intangibles	887,211
Other assets	110,000
Other liabilities	(72,000)

Total net assets acquired	$ 2,018,483

Consideration:
Fair value of preferred shares issued	$ 2,000,000
Acquisition costs	18,483
$ 2,018,483

The goodwill allocated on the acquisition will not be deductible for tax purposes.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2007 and 2006 (unaudited)

3.   Business combinations (continued):

The Company finalized the purchase price allocation in the third quarter of 2007 resulting in no change from the preliminary allocation.

c)

On August 17, 2006, the Corporation acquired Celletra Ltd. (“Celletra”). Celletra specializes in technology that provides wireless operators with solutions to achieve optimal coverage and to improve coverage and capacity of existing cells

Under the terms of the purchase agreement, the Corporation acquired the net assets of Celletra in exchange for 70,000 shares of Series B convertible non-redeemable preferred shares and contingent consideration of 20,000 shares of Series B convertible non-redeemable preferred shares and warrants to purchase 40,000,000 shares of common stock at a prices between $0.20 and $0.30 expiring August 17, 2009 (or 40,000 shares of Series B Convertible Shares should there not be sufficient authorized shares of common stock).  The contingency was met in 2006 and the contingent consideration was issued in 2006.

The 90,000 preferred shares have been valued at a fair value of $9,000,000 based on multiplying the Corporation’s common share market price as of the closing date of the acquisition by the number of common stock into which the preferred stock is convertible. The warrants have been valued at a fair value of $2,026,533 calculated using the Black-Scholes option-pricing model with the following weighted-average assumptions: no dividend yield; volatility of 108%; a risk-free interest rate of 4.01% and expected term of 3 years.

The transaction has been accounted for as a business combination by the purchase method, with Unity Wireless Corporation identified as the acquirer.  The Corporation’s consolidated statements of operations and comprehensive loss include the operating results of Celletra Ltd. from August 17, 2006, the date of acquisition.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2007 and 2006 (unaudited)

3.   Business combinations (continued):

The following table summarizes the allocation of the purchase price and related acquisition costs to the fair value of the assets acquired and liabilities assumed at the date of acquisition.

Cash	$ 489,000
Working capital (other than cash)	(114,000)
Fixed assets	305,000
Goodwill	4,100,285
Intangibles	6,277,978
Other assets	762,000
Other liabilities	(765,001)

Total net assets acquired	$ 11,055,262

Consideration:
Fair value of preferred shares issued	$ 9,000,000
Fair value of warrants issued	2,026,533
Acquisition costs	28,729
$ 11,055,262

The goodwill allocated on the acquisition will not be deductible for tax purposes.

The Company finalized the purchase price allocation in the third quarter of 2007 resulting in no change from the preliminary allocation.

At the request of the Celletra shareholders 5% of the total preferred share consideration, or 4,500 Preferred Shares, were issued to a trust controlled by the selling shareholders of Celletra which is instructed to issue the shares to current and former employees of Celletra, if at any time within one year after the closing date, the price per share of Unity common stock is equal to or exceeds $0.20 for a period of seven consecutive days.  If the target share price is met, the shares would be distributed.  If this milestone is not achieved the shares will be returned back to the selling shareholders of Celletra.  These employees were not shareholders of Celletra.  As a result of the shares issued to the Celletra selling shareholders, those selling shareholders became significant (ie: holding greater than 10%) shareholders of Unity.  In accordance with FAS 123(R), the Corporation has calculated the fair value of compensation relating to these shares that may be issued to current and former employees, to be $450,000 and has amortized the amount on a straight line basis over one year.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2007 and 2006 (unaudited)

3.   Business combinations (continued):

The amortization for the nine months ended September 30, 2007 was $281,250.  The full amount has been amortized as of September 30, 2007.

(d) For all of the acquisitions described in note 3(a) to note 3(c), the Corporation has recorded $8,956,486 as identifiable intangible assets.  Intangibles amortization for the period ended September 30, 2007, has been recognized at a rate of 33.3% per annum.

Intangible assets acquired	$ 8,956,486

Amortization to December 31, 2006	1,245,090

Balance, December 31, 2006	$ 7,711,396

Amortization to September 30, 2007	2,216,730

Balance, September 30, 2007	$ 5,494,666

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2007 and 2006 (unaudited)

4.   Inventory:

	September 30, 2007	December 31, 2006

Raw materials	$ 696,030	$ 1,560,681
Finished goods	34,690	96,457

	$ 730,720	$ 1,657,138

During the nine-month period ended September 30, 2007, the Corporation recorded $423,293 (2006 – nil), as a write-down of raw materials, due to obsolete inventory, as a charge to research and development.  The Company’s raw materials are used in its research and development processes; as a result, the write-down has been charged to research and development expenses.

5.    Bank loan:

As part of the acquisition of Avantry Ltd., the Corporation assumed a bank loan which bears interest at LIBOR + 2% (September 30, 2007 – 7.5%).  The balance of $771,000 as at September 30, 2007 is due by April 30, 2008.  A floating lien has been placed on all assets, monies, property and rights of UW Microwave to secure liabilities to the bank.

As part of the acquisition of Celletra Ltd., the Corporation assumed a revolving line of credit, of a current maximum of $1,100,000, which bears interest at LIBOR + 2.5% (September 30, 2007 – 8%) and is secured by a general floating lien on all of Celletra’s assets. As at September 30, 2007, the outstanding balance of the line of credit was $1,710,000.  Subsequent to September 30, 2007, the Corporation obtained an additional revolving line of credit of a maximum of $2,000,000, which bears interest at LIBOR + 3.0% and is secured by a general floating lien on all of Celletra’s assets.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2007 and 2006 (unaudited)

6.    Accounts payable and accrued liabilities:

	September 30, 2007	December 31, 2006

Trade accounts payable	$ 3,925,136	$ 5,302,979
Accrued liabilities	4,943,198	4,298,939

	$ 8,868,334	$ 9,601,918

Included in trade accounts payable is a loan of $274,000, bearing interest at 8% and due July 3, 2007, payable to former shareholders of Celerica Ltd.  The loan was not repaid on July 3, 2007 and the Company is currently negotiating new terms with the creditors.

7.

Obligations under capital leases:

The Corporation leases research and development and production equipment under capital leases expiring at various dates to 2008.  As at September 30, 2007, future minimum lease payments under capital leases are as follows:

2007	$ 36,208
2008	16,222
$ 52,429

Amount representing interest	(502)
$ 51,909

Current portion	51,909

$ -

Interest rates on the capital leases average approximately 5.07%.  Interest expense for the nine-month period ended September 30, 2007 and 2006 was $8,866, and $59,295, respectively.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2007 and 2006 (unaudited)

1.

Loan payable:

In October 2006, the Corporation issued an 8% interest bearing promissory note for $1,500,000, secured by all the assets of the Corporation, plus 3,000,000 share purchase warrants effected pursuant to Regulation D under the Securities Act of 1933.  The note was initially due on December 22, 2006, however, the holders have not demanded repayment of the note and the note remains outstanding.  In accordance with the terms of the note, the rate of interest will increase to 22% after the initial due date unless waived by the holders.

During the nine-month period ended September 30, 2007, the Corporation repaid $1,040,000 of the promissory note. As at September 30, 2007, the outstanding principal of the promissory notes was $460,000.

9.

Convertible debentures:

The following table discloses the terms and principal values of the convertible debentures outstanding:

				As at September 30, 2007	As at December 31, 2006
Issue Date	Interest	Conversion Price	Maturity Date	Face Value	Face Value
August 2004(a)	8%	$ 0.16	February 28, 2009	$ 700,000	$ 700,000
August 2004(a)	8%	$ 0.09	February 28, 2009	-	250,000
February 2005(b)	8%	$ 0.16	February 28, 2009	400,000	400,000
February 2005(b)	8%	$ 0.09	December 13, 2009	700,000	950,000
March 2005(c)	8%	$ 0.20	March 24, 2007	228,594	266,964
February 2006(d)	8%	$ 0.09	December 13, 2009	2,200,000	2,200,000
June 2006(e)	-	$ 0.25	June 12, 2007	1,750,000	1,750,000
December 2006(f)	8%	$ 0.09	December 13, 2009	1,268,957	1,350,000
September 2004(g)	8%	$ 0.18	September 28, 2006	1,600	44,600
			Total	$ 7,249,151	$ 7,911,564
			Less: debt discounts	(541,919)	(715,904)
				6,707,202	7,195,660
			Current portion	(1,980,193)	(1,947,552)
			Long-term	$ 4,727,009	$ 5,248,108

The debentures are secured by all the assets of the Corporation and the Corporation is restricted from issuing dividends during the period that the convertible debentures remain outstanding.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2007 and 2006 (unaudited)

9.

Convertible debentures (continued):

(a) Issue date: August 31, 2004

During the nine-month period ended September 30, 2007, $26,942 amortization of premium has been recorded as a reduction to accretion of interest in the statement of operations. During the nine-month period ended September 30, 2007, $250,000 of the debentures were converted to common shares.

(b) Issue date: February 11, 2005

During the nine-month period ended September 30, 2007, $47,002 amortization of premium has been recorded as a reduction to accretion of interest in the statement of operations. The remaining premium of $55,376 will be amortized over the term to maturity of the convertible note.  During the nine-month period ended September 30, 2007, $250,000 of the debentures were converted to common shares.

 (c) Issue date: March 24, 2005

During the nine-month period ended September 30, 2007, accretion of $86,237 (2006 - $85,210) has been recorded as a charge to accretion of interest in the statement of operations, and an increase in the carrying value of the liability.   During the nine-month period ended September 30, 2007, $38,370 of the debentures were converted into common shares at a conversion ratio of $0.09 per common share instead of the contractual rate of $0.20 per share.  The fair value of the additional shares issued on conversion of these debentures, amounting to $31,483, has been included in the statement of operations as a debt conversion inducement classified as accretion of interest and loss on debt settlement.

The notes came due on March 24, 2007.  As per the terms of the agreement, the interest rate will increase to 20% per annum unless waived by the holders. The Company is currently negotiating new terms with the note holders.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2007 and 2006 (unaudited)

9.

Convertible debentures (continued):

 (d)

Issue date: February 28, 2006

During the nine-month period ended September 30, 2007, $63,047 amortization of premium has been recorded as a reduction to accretion of interest in the statement of operations. The remaining premium of $174,037 will be amortized over the term to maturity of the convertible note.  During the nine-month period ended September 30, 2007, no debentures were converted.

 (e)

Issued date: June 12, 2006

During the nine-month period ended September 30, 2007, accretion of $27,774 has been recorded as a charge to accretion of interest in the statement of operations, and an increase in the carrying value of the liability. There were no promissory notes converted during the nine-month period ended September 30, 2007. The note was initially due on June 12, 2007, however, the holders have not demanded repayment of the note and the note remains outstanding. The Company is currently negotiating new terms with the note holders.

 (f)

Issue date: December 13, 2006

During the nine-month period ended September 30, 2007, accretion of $196,935 has been recorded as a charge to accretion of interest in the statement of operations, and an increase in the carrying value of the liability.  During the nine-month period ended September 30, 2007, $81,043 of the debentures were converted to common shares.

(g) Issue date: September 30, 2004

During the nine-month period ended September 30, 2007, $43,000 of the debentures were converted to common shares at a conversion ratio of $0.09 per common share instead of the contractual rate of $0.18 per share.  The fair value of the additional shares issued on conversion of these debentures, amounting to $31,611, has been included in the statement of operations as a debt conversion inducement classified as accretion of interest and loss on debt settlement.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2007 and 2006 (unaudited)

10.   Employee’s rights upon retirement:

Under Israeli law and labor agreements, the Corporation’s Israel subsidiaries are required to pay severance benefits to its dismissed employees and employees leaving its employment under certain circumstances. The liability for severance benefits is covered mainly by deposits with insurance companies in the name of the employee and / or by purchase of insurance policies. The liability is calculated on the basis of the latest salary of the employee multiplied by the number of years of employment as of the balance sheet date. The provision for employee severance benefits included in the balance sheet represents the total liabilities for such severance benefits, while the amounts funded for severance benefits included as an asset in the balance sheet represents the Corporation’s Israeli subsidiaries contributions to severance pay funds and to insurance policies.

Severance expense for the nine-month period ended September 30, 2007 was $19,000 (2006 - $31,000).

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2007 and 2006 (unaudited)

11.

Common stock:

(a)

Issued and outstanding

During August 2007, the Corporation increased their authorized common shares available for issuance to 520,000,000 from 400,000,000.

During the nine-month period ended September 30, 2007, the Corporation issued 7,630,704 common shares in settlement of $778,164 of accounts payable.

During the nine-month period ended September 30, 2007, the Corporation completed the sale of 27,839,558 and 5,545,454 units at a price of $0.09 and $0.11, respectively, per unit for total gross proceeds of $3,115,560. Each unit consists of one share of common stock and one and a half common stock share purchase warrants, each whole warrants being exercisable for a period of 5 years from closing to acquire an additional share of common stock at an exercise price $0.10 per share.  Pursuant to the terms of the subscription agreement, the Corporation is required to register the shares issued related to investments of $1,955,560 and $610,000 by June 30, 2007 and December 31, 2007, respectively, which has not occurred to date.  As such, the Corporation may be subject to pay partial liquidated damages equal to 1.0% per month of the aggregate purchase price paid by such subscriber pursuant to the subscription agreement for any shares then held by such subscriber, for each month the registration of the shares is outstanding, subject to an overall limit of up to 24 months of partial liquidated damages. The Corporation believes that it is remote that any amount will be paid under the registration statement.

In connection with the equity financing, the Corporation also issued, as investment banking fees, warrants to purchase 1,413,330 shares of common stock at an exercise price of $0.10 per share, valued at $125,877, and paid cash fees of $141,334.  In accordance with the terms of the Warrant Agreement, the Corporation is required to register the shares issuable upon the exercise of warrants.

During the nine-month period ended September 30, 2007, the Corporation issued 7,360,145 common shares for the conversion related to $662,413 of the convertible notes.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2007 and 2006 (unaudited)

11.

Common stock (continued):

During the nine-month period ended September 30, 2007, the Corporation issued 20,000,000 common shares for the conversion of $2,000,000 Series A preferred shares.

 (b)

Loss per share:

The following table sets forth the computation of basic and diluted loss per share:

	Three	months ended	Nine	months ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Loss for the period	$ (3,846,132)	$ (2,349,095)	$ (9,678,869)	$ (5,348,039)

Weighted average number of
common shares outstanding	169,615,711	93,834,958	147,560,221	92,778,137

Basic and diluted loss per common share	$ (0.02)	$ (0.03)	$ (0.07)	$ (0.06)

For the nine-month period ended September 30, 2007 and 2006, all of the Corporation’s common shares issuable upon the exercise of outstanding stock options and warrants were excluded from the determination of dilutive loss per share as their effect would be anti-dilutive.

 (c)

Stock option plan:

The fair value of stock options is determined using the Black-Scholes option-pricing model. The Corporation has recorded $399,552 and $342,074 of stock-based compensation expense during the nine-month period ended September 30, 2007 and 2006, respectively.

The Corporation grants options to employees and non-employees.  There were no options granted to employees during the nine-month period ended September 30, 2007. The fair value of employee and non-employee grants in the nine-month period ended September 30, 2006 was calculated using the Black-Scholes option-pricing model with the following weighted-average assumptions: no dividend yield; volatility of 143% based on daily stock price; risk-free interest rate of 3.25% and expected lives between 1 to 5 years.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2007 and 2006 (unaudited)

11.

Common stock (continued):

Stock option transactions for the respective period and the number of stock options outstanding are summarized as follows:

		Outstanding	Options
	Shares available to be granted under option	Number of common shares issuable	Weighted average exercise price

Balance, December 31, 2006	14,632,637	6,799,167	$ 0.24

Options granted	-	-	-
Options expired	1,257,501	(1,257,501)	0.19
Options exercised	-	-	-
Increase in reserved for issuance	14,546,904	-

Balance, September 30, 2007	30,437,041	5,541,666	$ 0.25

The intrinsic value of a stock option is calculated as the quoted market price of the stock at the balance sheet date less the amount an employee must pay to acquire the stock. As at September 30, 2007, the intrinsic value of total outstanding options and exercisable options was $ nil.  The aggregate intrinsic value of stock options exercised during the nine-month period ended September 30, 2007 was nil.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2007 and 2006 (unaudited)

11.

Common stock (continued):

 (c)

Stock option plan (continued):

The weighted-average grant-date fair value of stock options granted during the three month ended September 30, 2007 and 2006 was nil and $0.09, respectively, and the nine month ended September 30, 2007 and 2006 was nil and $0.12, respectively.

As of September 30, 2007, total unrecognized compensation cost related to unvested stock options was $28,898 and is expected to be recognized over a weighted-average period of 1.14 years.

The following table summarizes information about stock options under the plan outstanding at September 30, 2007:

		Options Outstanding		Options Exercisable
Range of exercise prices	Number outstanding at September 30, 2007	Weighted average remaining contractual life (yrs)	Weighted average exercise price	Number outstanding at September 30, 2007	Weighted average exercise price

$0.11 - 0.20	2,656,666	2.37	$ 0.15	1,973,541	$ 0.15
$0.24 - 0.27	1,860,000	2.50	$ 0.27	1,552,500	$ 0.27
$0.35	625,000	1.75	$ 0.35	625,000	$ 0.35
$0.70	400,000	1.75	$ 0.70	400,000	$ 0.70

	5,541,666	2.30	$ 0.24	4,551,041	$ 0.27

Stock options become exercisable at dates determined by the Board of Directors at the time of granting the option.

Stock options have initial terms of five years.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2007 and 2006 (unaudited)

11.

Common stock (continued):

(d)

Warrants:

The following transferable share purchase warrants were outstanding as at September 30, 2007.

Expiry date	Exercise price per share	Number of shares
October 01, 2007	$ 0.20	100,000
January 30, 2008	$ 0.25	100,000
January 30, 2008	$ 0.35	100,000
February 13, 2008	$ 0.20	555,555
March 31, 2008	$ 0.50	2,059,492
October 01, 2008	$ 0.25	150,000
June 08, 2009	$ 0.40	600,000
August 17, 2009	$ 0.20	648,386
August 17, 2009	$ 0.22	648,386
August 17, 2009	$ 0.27	648,387
August 17, 2009	$ 0.30	648,387
August 31, 2009	$ 0.10	500,000
August 31, 2009	$ 0.16	1,250,000
October 13, 2009	$ 0.20	150,000
February 11, 2010	$ 0.10	2,500,000
February 11, 2010	$ 0.16	2,000,000
March 24, 2010	$ 0.20	625,000
July 01, 2010	$ 0.40	75,000
July 01, 2010	$ 0.50	75,000
February 28, 2011	$ 0.10	6,875,000
February 28, 2011	$ 0.16	1,375,000
October 31, 2011	$ 0.10	1,500,000
October 31, 2011	$ 0.15	1,500,000
December 13, 2011	$ 0.10	46,087,030
December 21, 2011	$ 0.10	17,007,598
January 05, 2012	$ 0.10	9,496,667
February 28, 2012	$ 0.10	19,089,336
March 05, 2012	$ 0.10	12,086,669
May 26, 2012	$ 0.10	1,666,667
June 07, 2012	$ 0.10	833,334
September 17, 2012	$ 0.10	8,318,181

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2007 and 2006 (unaudited)

11.

Common stock (continued):

Subsequent to September 30, 2007, in connection with the establishment of a revolving line of credit (note 5), the Corporation issued 5,555,555 warrants at a price of $0.09 and an expiry date of five years from the date of issuance.  The Corporation is required to register the warrants on its next registration statement and in no case more than one year from date of issuance.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2007 and 2006 (unaudited)

12.  Segmented information:

(a)

Segment information:

During the nine-month period ended September 30, 2007 and 2006, the Corporation was operating only in the RF power amplifier segment and coverage enhancement solutions.

(b)

Geographic information

For the nine-month period ended September 30, 2007, ten percent and ninety percent of our assets are located in British Columbia, Canada and Israel, respectively.  A summary of sales by region of customer location is as follows ($000):

	Three months ended		Nine months ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
China	$ -	$ 38	$ 47	$ 1,015
United States	-	258	596	632
Israel	29	226	392	262
Canada	-	317	188	825
Hungary	60	290	381	1,490
India	839	-	3,019	-
Cameroon	-	-	73	-
Germany	-	-	-	40
Turkey	-	-	164	-
Russia	63	-	114	-
Vietnam	-	-	483	-
South Africa	-	-	110	-
Other	84	389	301	394
Total sales	1,075	1,518	5,868	4,658

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2007 and 2006 (unaudited)

12.  Segmented information (continued):

 (c)

Major customers:

Sales to customers representing greater than 10% of total sales are as follows ($000):

	Nine months ended September 30 , 2007	Nine months ended September 30, 2006

Customer A	$ -	$ 958
Customer B	110	495
Customer C	381	1,450
Customer D	1,442	-
Customer E	1,578	-

(d) Accounts receivable representing greater than 10% of total outstanding accounts receivables were shown as follow ($000):

	Nine months ended September 30 , 2007	Nine months ended September 30, 2006

Customer A	$ 1,956	$ -

13.

Commitments:

The Corporation has the following future minimum lease commitments for premises:

2007	$ 78,970
2008	273,881
2009	179,940

$ 532,792

For the nine-month period ended September 30, 2007, rent expense was $154,058 (2006 - $195,000).

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2007 and 2006 (unaudited)

14.

Contingent liabilities:

(a)

The Corporation is currently a party to three actions in the Supreme Court of British Columbia, Vancouver Registry, brought by three different suppliers of the Corporation for approximately $620,000 in total.

The Corporation provides for costs related to contingencies when a loss is probable and the amount is reasonably determinable.  It is the opinion of management, based in part on advice of legal counsel, that the ultimate resolution of these contingencies, to the extent not previously provided for, will not have a material adverse effect on the financial condition of the Corporation.

(b)

Contingent liability on sale of products:

(i)

Under a license agreement, the Corporation is committed to make royalty payments based on the sales of products using certain technologies.  Royalties are calculated based on 5% to 6% of sales of licensed products sold integrating the XNN Technology into various products to a minimum of $150,000 within twelve months subsequent to the first commercial sales of the integrated product.  No such sales have occurred to September 30, 2007.

(ii)

Under an agreement with the Government’s National Research Council Canada IRAP (“IRAP”) program, the Corporation received conditionally repayable government assistance amounting to $480,990 (CDN$483,491) to support the development of a multi-carrier linear power amplifier.  Under the terms of the agreement, an amount up to a maximum of $721,485 (CDN$725,236) is to be repaid at a rate of 1.5% of quarterly gross revenue commencing on September 1, 2003, on a quarterly basis.  For the nine-month period ended September 30, 2007, the Corporation recorded $31,082 (CDN$33,966) as royalties expense and $58,386 (CDN$66,545) in 2006.

(iii)

Under an agreement with the Canada Israel Industrial Research & Development Foundation, the Corporation is eligible to receive conditionally repayable government assistance amounting to $348,189 (CDN$350,000) to support the development of a multi-carrier linear power amplifier.  As at December 31, 2005, the Corporation had received the entire assistance which had been recorded as government grant income as a reduction of expenses incurred.  Under the terms of the agreement, commencing with the first commercial transaction, the assistance is repayable to the extent of 2.5% of yearly gross sales until 100% of the grant has been repaid. As of September 30, 2007, the Corporation has not yet commenced the commercialization of such product, and thus no repayment is required.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2007 and 2006 (unaudited)

14.

Contingent liabilities (continued):

 (b)

Contingent liability on sale of products (continued):

 (iv)

The Corporate Israeli’s subsidiaries were granted by Canada Israel Industrial Research & Development Foundation (“CIIRDF”) and by the Office of the Chief Scientist of the Israeli Ministry of Industry and Trade (the “OCS”) approval for CIIRDF grants and OCS participation in the cost of several research programs. In return, the Corporate Israeli’s subsidiaries are committed to pay royalties at a rate of 3% to 5% of the sales of the approved products, up to 100% of the amount of the grants received, with the addition of interest at LIBOR. Under certain conditions, the Corporate Israeli’s subsidiaries’ commitment to pay royalties at the rates mentioned above and the total obligation for royalties shall increase. The Corporate Israeli’s subsidiaries are committed to pay increased royalties for income derived from the above mentioned sale of rights.

The grants are deducted from research and development expenses. The Corporate Israeli’s subsidiaries are entitled to the grants only upon incurring research and development expenditures. The Corporate Israeli’s subsidiaries are not obliged to repay any amount received from the OCS if the research effort is unsuccessful or if no products are sold. However, under certain limited circumstances, the OCS may withdraw its approval of a research program or amend the terms of its approval. Upon withdrawal of approval, the Corporate Israeli’s subsidiaries may be required to refund the grants, in whole or in part, with or without interest, as the OCS determines.

The maximum amount that could be repaid under this program for royalties, based on royalty-bearing government participation, totaled approximately $17,300,000 as of September 30, 2007.  For the nine-month period ended September 30, 2007, the Corporation recorded $284,000 (2006 – 19,001) as royalty expense in its statement of operations.

 Such amount excludes potential increase resulting from the above mentioned sale of rights

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2007 and 2006 (unaudited)

14.

Contingent liabilities (continued):

(b)

Contingent liability on sale of products (continued):

(v)  Avantry received government grants from the Fund for the Encouragement of Marketing Activities Abroad (“The Fund”) as participation in the funding of an approved marketing plan for 2002. Avantry is committed to pay royalties to the Israeli Government at a rate of 4% of the increase in sales per year up to 100% of the amount of the grants received, with the addition of interest at LIBOR, computed on the increase in export sales beginning with the end of the first year after the year of the approved plan. These payments will continue until the grants are fully repaid.

Under certain limited circumstances, the Fund may withdraw its approval of the marketing plan. Upon withdrawal of approval, Avantry may be required to refund the grants, in whole or in part, with or without interest, as the Fund determines.

The aggregate potential liability in respect of the said grants on September 30, 2007 amounts to $72,000.

(c)

Product warranties:

The Corporation provides for estimated warranty costs at the time of product sale.  Warranty expense accruals are based on best estimate with reference to historical claims experience.  Since warranty estimates are based on forecasts, actual claim costs may differ from amounts provided.  An analysis of changes in liability for product warranties follows:

Balance, December 31, 2006	$ 314,904
Provision decrease, net	(1,000)
Expenditures	(102,643)
Balance, September 30, 2007	$ 211,261

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2007 and 2006 (unaudited)

15.

Supplementary information:

(a)  Cash flow information:

	Three months ended		Nine months ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006

Cash paid for:
Interest	$ 53,391	$ 37,752	$ 121,150	$ 77,095
Non-cash financing and investing activities:
Issuance of convertible debentures for acquisition				1,755,147
Issuance of Series A preferred shares for acquisition		2,000,000		2,000,000
Issuance of Series B preferred shares and warrants for acquisition		11,026,533		11,026,533
Issuance of warrants in settlement of investment banking fees	-	-	125,877	211,234
Issuance of common shares in settlement of accounts payable	221,377	124,306	778,164	342,642
Issuance of common shares on conversion of convertible debentures	37,900	-	662,413	-
Issuance of common shares on conversion of preferred shares	-	-	2,000,000	-

(b)

Allowance for doubtful accounts:

Balance, December 31, 2006	$ 139,160
Provision for doubtful accounts	355,159

Balance, September 30, 2007	$ 494,319

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Three and nine months ended September 30, 2007 and 2006 (unaudited)

16.  Restructuring:

In the fourth quarter of 2006, the Corporation initiated an operational restructuring which resulted in the termination of 40 employees, a re-alignment of research and development activities in the Corporation and a reduction of facilities occupied.

A summary of the activity affecting the Corporation’s accrued restructuring liability, included in accounts payable and accrued liabilities, for the period ended September 30, 2007 is as follows:

	Workforce reduction	Facilities restructuring	Total
Balance at December 31, 2006	$ 364,000	$ 140,000	$ 504,000

Amount paid	(364,000)	(140,000)	(504,000)

Balance at September 30, 2007	-	-	-

Consolidated Financial Statements

(Expressed in United States dollars)

UNITY  WIRELESS  CORPORATION

(Prepared in accordance with United States
generally accepted accounting principles)

Years ended December 31, 2006 and 2005

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Unity Wireless Corporation

We have audited the accompanying consolidated balance sheets of Unity Wireless Corporation as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity (deficiency), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Corporation’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Unity Wireless Corporation as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended, in conformity with U.S generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Corporation will continue as a going concern. As discussed in note 2 to the financial statements, the Corporation has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KPMG LLP (signed)

Chartered Accountants

Vancouver, Canada

April 10, 2007

UNITY WIRELESS CORPORATION

Consolidated Balance Sheets

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

	2006	2005
Assets
Current assets:
Cash and cash equivalents	$ 1,217,792	$ 157,046
Restricted cash (note 3(d))	497,000	-
Accounts receivable (less allowance for doubtful accounts of $139,160 (2005 - $nil)	3,824,447	708,828
Inventory (note 5)	1,657,138	1,124,485
Prepaid expenses and deposits	150,673	74,466
	7,347,050	2,064,825
Long-term deposits	104,000	-
Amounts funded for employees' right upon retirement (note 12)	676,000	-
Equipment, net (note 6)	1,314,291	1,160,539
Goodwill (note 4(d))	7,608,243	741,596
Intangibles, net (note 4(d))	7,711,396	-
	$ 24,760,980	$ 3,966,960
Liabilities and Stockholders' Equity (Deficiency)
Current liabilities:
Bank Loan (note 7)	$ 1,458,000	$ -
Accounts payable and accrued liabilities (note 8)	9,601,918	2,895,507
Obligations under capital leases (note 9)	215,710	345,622
Loans payable (note 10)	1,500,000	-
Convertible debenture (note 11)	1,947,552	766,109
Product warranty (note 18(c))	314,904	42,961
	15,038,084	4,050,199
Obligations under capital lease (note 9)	39,921	452,567
Convertible debenture (note 11)	5,248,108	224,194
Employees' rights upon retirement (note 12)	672,000	-
	20,998,113	4,726,960
Stockholders' equity (deficiency):
Common stock, $0.001 par value 400,000,000 authorized, 107,159,019 (2005 - 90,885,396) issued and outstanding	107,159	90,885
Series A convertible non-redeemable preferred shares, $0.001 par value (note 13(a))	20	-
Series B convertible non-redeemable preferred shares, $0.001 par value (note 13(b))	90	-
Additional paid-in capital	45,831,809	26,490,425
Accumulated deficit	(42,107,387)	(27,272,486)
Accumulated other comprehensive income:
Cumulative translation adjustments	(68,824)	(68,824)
	3,762,867	(760,000)
	$ 24,760,980	$ 3,966,960

Future operations (note 2)

Commitments (note 17)

Contingent liabilities (note 18)

Related party transactions (note 20)

Subsequent events (note 22)

See accompanying notes to consolidated financial statements.

Approved on behalf of the Board:

/s/ Ilan Kenig	Director	/s/ Ken Maddison	Director

UNITY WIRELESS CORPORATION

Consolidated Statements of Operations

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

	2006	2005

Sales	$ 7,343,552	$ 4,905,579
Cost of goods sold (includes stock-based compensation expense of $17,420 in 2006 and $27,265 in 2005 and excludes depreciation and amortization shown separately below)	5,596,185	3,792,999
	1,747,367	1,112,580
Expenses:
Research and development (includes stock-based compensation expense of $53,087 in 2006 and $57,059 in 2005)	3,383,430	2,532,976
Royalty payments for government grant (note 18 (b))	125,888	73,584
Sales and marketing (includes stock-based compensation expense (recovery) of $53,694 in 2006 and $(16,520) in 2005)	1,755,060	615,953
Depreciation and amortization (note 3(f) and 4(d))	1,824,568	266,267
Exchange loss	38,728	103,681
Interest expense, excluding accretion of interest and loss on debt settlement	586,769	276,993
General and administrative (includes stock-based compensation expense of $266,387 in 2006 and $590,014 in 2005)	2,449,435	1,805,067
Share compensation expense (note 4(c))	168,750	-
Restructuring costs (note 21)	781,831	-
	11,114,459	5,674,521

Operating loss for the period	(9,367,092)	(4,561,941)

Accretion of interest and loss on debt settlement (note 11 and 14(d))	(5,450,051)	(888,467)
Other income	50,650	-
Fair value adjustment on warrants (note 14(d))	(68,408)	-

Loss for the period	(14,834,901)	(5,450,408)
Basic and diluted loss per common share (note 14(b))	$ (0.16)	$ (0.06)

See accompanying notes to consolidated financial statement.

UNITY WIRELESS CORPORATION

Consolidated Statements of Stockholders’ Equity (Deficiency)

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

	Number of Common Stock	Common Stock Issued and Outstanding	Additional Paid-in Capital	Series A Convertible non-redeemable preferred shares	Series B Convertible non-redeemable preferred shares	Accumulated Deficit	Accumulated other comprehensive income (loss)	Total Stockholders’ Equity (Deficiency)
Balance as at December 31, 2004	80,213,945	$80,214	$22,315,576	$ -	$ -	$(21,822,078)	$37,109	$610,821
Issued on exercise of options and warrants	6,071,631	6,071	914,674	-	-	-	-	920,745
Issued upon settlement of accounts payable	1,456,863	1,457	283,926	-	-	-	-	285,383
Issued upon conversion of convertible debt	3,142,957	3,143	620,893	-	-	-	-	624,036
Compensation expense of options and warrants	-	-	657,818	-	-	-	-	657,818
Share issue costs	-	-	(238,695)	-	-	-	-	(238,695)
Beneficial conversion option on convertible debenture (note 11)	-	-	1,936,233	-	-	-	-	1,936,233
Loss for the year	-	-	-	-	-	(5,450,408)	-	(5,450,408)
Currency translation adjustment	-	-	-	-	-	-	(105,933)	(105,933)
Comprehensive loss	-	-	-	-	-	-	-	(5,556,341)
Balance as at December 31, 2005	90,885,396	$90,885	$26,490,425	$ -	$ -	$(27,272,486)	$(68,824)	$(760,000)

Issued on exercise of options and warrants (note 14(a))	755,555	756	105,465	-	-	-	-	106,221
Issued pursuant to private placement (note 14(a))	10,944,400	10,944	974,052	-	-	-	-	984,996
Issued upon settlement of accounts payable (note 14(a))	4,573,668	4,574	491,819	-	-	-	-	496,393
Preferred shares issued upon the acquisition of Celerica Inc. (note 4(b))	-	-	1,999,980	20	-	-	-	2,000,000
Preferred shares issued upon the acquisition of Celletra Ltd. (note 4(c))	-	-	8,999,910	-	90	-	-	9,000,000
Warrants related to acquisition of Celletra Ltd. (note 14(d))	-	-	2,094,941	-	-	-	-	2,094,941
Compensation expense of options, warrants and shares	-	-	559,338	-	-	-	-	559,338
Share issue costs	-	-	(433,961)	-	-	-	-	(433,961)
Loss on warrants modification (note 14(d))	-	-	1,534,639	-	-	-	-	1,534,639
Beneficial conversion option on convertible debenture	-	-	3,015,201	-	-	-	-	3,015,201
Loss for the year	-	-	-	-	-	(14,834,901)	-	(14,834,901)
Currency translation adjustment	-	-	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-	-	(14,834,901)
Balance as at December 31, 2006	107,159,019	$107,159	$45,831,809	$20	$90	$(42,107,387)	$(68,824)	$3,762,867

See accompanying notes to consolidated financial statements.

UNITY WIRELESS CORPORATION

Consolidated Statements of Cash Flows

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

	2006	2005

Operations:
Loss for the period	$ (14,834,901)	$ (5,450,408)
Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of interest and loss on debt settlement	5,450,051	888,467
Fair value adjustment on warrants	68,408	-
Change in employees' liability upon retirement	125,000	-
Depreciation and amortization	1,824,568	266,267
Loss on disposal	212,861	-
Stock-based compensation	559,338	657,818
Inventory write-down	897,993	-
Changes in non-cash working capital relating to operations:
Accounts receivable and government grant receivables	750,826	125,280
Inventory	(100,263)	(234,506)
Prepaid expenses and deposits	(133,924)	(20,168)
Accounts payable and accrued liabilities	1,088,951	1,539,617
	(4,091,092)	(2,227,633)
Investments:
Cash assumed on acquisition, less acquisition costs (note 4)	1,066,903	-
Acquisition of equipment	(8,574)	(132,424)
Change in deposit, net	44,994	-
Amounts funded for employees rights upon retirement, net	(222,000)	-
Proceeds on disposition of equipment	53,000	-
Restricted cash	(20,000)	-
	914,323	(132,424)
Financing:
Bank loan	(1,168,000)	-
Short-term loan (note 10)	1,500,000
Repayment of capital lease obligation	(310,907)	(259,623)
Convertible debentures (note 11 (e) and (f))	3,550,000	2,000,000
Cash proceeds on issuance of common shares	1,091,217	873,163
Share issue costs	(433,961)	(238,695)
	4,228,349	2,374,845
Effect of foreign exchange rate changes on cash and cash equivalents	9,166	(67,288)
Increase (decrease) in cash and cash equivalents	1,060,746	(52,500)
Cash and cash equivalents, beginning of period	157,046	209,546
Cash and cash equivalents, end of period	$ 1,217,792	$ 157,046

Supplementary information (note 19)

See accompanying notes to consolidated financial statements.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

1.

Nature of business:

Unity Wireless Corporation (the “Corporation”) was incorporated in Delaware on October 1, 1998 under the name Sonic Systems Corporation (“Sonic Delaware”).  Sonic Delaware changed its name to Unity Wireless Corporation on July 17, 2000.  Unity Wireless develops and markets base station equipment and coverage enhancement solutions for wireless networks and cellular operators.

2.

Future operations:

During the year, the Corporation incurred a loss, inclusive of stock-based compensation, of $14,834,901 (2005 - $5,450,408) and used cash in operations of $4,091,092 (2005 - $2,227,633).

These financial statements have been prepared on the going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business.  Operations to date have been primarily financed by both current and long-term debt and equity transactions.  At December 31, 2006, the Corporation will require additional financing to continue to operate at current levels throughout 2007.  Accordingly, the Corporation’s future operations are dependent upon the identification and successful completion of additional long-term or permanent equity financing, the continued support of creditors and shareholders, and, ultimately, the achievement of profitable operations.  There can be no assurances that the Corporation will be successful.  If it is not, the Corporation will be required to reduce operations or liquidate assets.  The Corporation will continue to evaluate its projected expenditures relative to its available cash and to seek additional means of financing in order to satisfy its working capital and other cash requirements.  The consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should the Corporation be unable to continue as a going concern.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

3.

Significant accounting policies:

(a)

Principles of consolidation:

The consolidated financial statements include the accounts of the Corporation and its wholly-owned subsidiaries; Unity Wireless Systems Corp., Celerica Inc., Celletra Ltd., and Unity Wireless Microwave Systems Ltd.  All significant intercompany accounts and transactions have been eliminated.

(b)

Use of estimates:

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, particularly the recoverability of inventory, equipment, intangible assets and goodwill, and liabilities (particularly product warranty) and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

(c)

Financial instruments:

(i)

Fair values:

At December 31, 2006, the Corporation has the following financial instruments: cash and cash equivalents, restricted cash, accounts receivable, long-term deposits, bank loan, accounts payable and accrued liabilities, and loans payable.  The carrying values of these financial instruments are considered to approximate fair value based on their short-term nature.  Based on borrowing rates currently available to the Corporation, the carrying values of the obligations under capital lease approximate their fair values.  The fair value of convertible debentures was determined to be $6,798,760.

The Corporation accounts for its derivative financial instruments in accordance with SFAS No. 133, “Accounting for Derivative Instruments and for Hedging Activities”.  This statement requires the Corporation to recognize derivatives on its balance sheet at fair value.  The gains or losses resulting from changes in the fair value of derivative instruments will either be recognized in current earnings or in other comprehensive income, depending on the use of the derivative and whether the hedging instrument is effective or ineffective when hedging changes in fair value.  For a derivative not designated as a hedging instrument, the gain or loss is recognized in earnings in the period of change of value.  The Corporation did not hold any derivative instruments and was not involved in any hedging activities at December 31, 2006 or 2005.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

3.

Significant accounting policies (continued):

(c)

Financial instruments (continued):

 (ii)

Concentrations of credit risk:

Financial instruments that potentially subject the Corporation to concentrations of credit risk are primarily accounts receivable (note 16(d)).  The Corporation maintains a reserve for potential credit losses based on a risk assessment of its customers.

(d)

Cash and cash equivalents:

Cash equivalents include short-term deposits, which are all highly liquid securities with a term to maturity of three months or less when acquired.  Short-term deposits are valued at market.

Restricted cash deposits are held with the bank to secure performance guarantees with certain customers of the Corporation.

(e)

Inventory:

Inventory is carried at the lower of cost, determined on an average cost method, and market.  Market is considered to be replacement cost for raw materials and net realizable value for finished goods.  The cost of finished goods includes the cost of raw material, direct labor, and an appropriate allocation of related overhead.

 (f)

Capital assets:

Capital assets are stated at cost.  Depreciation is computed on a declining balance basis over the estimated useful lives of the assets as follows:

Asset	Rate

Computer equipment and software	30%
Computer equipment and software - leased	30%
Furniture and fixtures	20%
Production and R&D equipment	20%
Production and R&D equipment - leased	20%

Leasehold improvements are stated at cost and depreciated over the term of the lease on a straight-line basis.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

3.

Significant accounting policies (continued):

 (g)

Intangible assets:

Intangible assets are comprised of intellectual property acquired in business acquisitions and are being amortized over three years, its estimated useful life.

 (h)

Goodwill:

Goodwill is the residual amount that results when the purchase price of an acquired business exceeds the sum of the amounts allocated to the identifiable assets acquired, less liabilities assumed, based on their fair values.  Goodwill is allocated as of the date of the business combination to the Corporation’s reporting units that are expected to benefit from the synergies of the business combination.

Goodwill is not amortized, but is tested for impairment annually, or more frequently if events or changes in circumstances indicate that the goodwill might be impaired.  The impairment test is carried out in two steps.  In the first step, the carrying amount of the reporting unit is compared with its fair value.  When the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not to be impaired and the second step of impairment test is unnecessary.  The second step is carried out when the carrying amount of a reporting unit exceeds its fair value, in which case the implied fair value of the reporting unit’s goodwill is compared with its carrying amount to measure the amount of the impairment loss, if any.  The implied fair value of the reporting unit’s goodwill is determined in the same manner as the value of goodwill is determined in a business combination described in the preceding paragraph, using the fair value of the reporting unit as if it was the purchase price.  When the carrying amount of a reporting unit exceeds the implied fair value of its goodwill, an impairment loss is recognized in an amount equal to the excess and is presented as a separate line item in the statement of operations before extraordinary items and discontinued operations.  No impairment has been recognized to December 31, 2006.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

3.

Significant accounting policies (continued):

(i)

Impairment of long-lived assets:

Long-lived assets, such as equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future undiscounted net cash flows expected to be generated by the assets.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

 (j)

Income taxes:

Income taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  To the extent that it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is provided.

(k)

Advertising costs:

Advertising costs are expensed as incurred.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

3.

Significant accounting policies (continued):

 (l)

Foreign currency translation:

As of April 1, 2005, the Corporation adopted the U.S. dollar as its functional currency.  The Corporation has done this because the U.S. dollar is the currency in which it incurs all of its revenues, all of its financing and a significant portion of its costs.  The Corporation’s subsidiaries also use the U.S. dollar as its functional currency.  Under this method, monetary assets and liabilities denominated in a foreign currency are remeasured into U.S. dollars at the rate of exchange in effect at the balance sheet date.  Other assets and revenue and expense items are remeasured using the rate of exchange prevailing at their respective transaction dates.  Exchange gains and losses resulting from the remeasurement of foreign denominated monetary assets and liabilities into U.S. dollars are reflected in earnings (loss) for the period.

 (m) Revenue recognition:

Revenue from products is recognized once a sale arrangement exists, delivery has occurred, the revenue is fixed and determinable and collectibility is reasonably assured, which is upon the later of shipment or when title passes to the customer depending on the contractual terms.  The Corporation does not enter into sales arrangements having post contract customer support or rights of return.  The Corporation records deferred revenue when cash is received in advance of the revenue recognition criteria being met.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

3.

Significant accounting policies (continued):

(n)

Product warranty:

A liability for estimated warranty expense is established by a charge against cost of goods sold at the time revenue is recognized as products are sold.  The subsequent costs incurred for warranty claims serve to reduce the product warranty liability.  The actual warranty costs the Corporation will ultimately pay could differ materially from this estimate (note 18(c)).

(o)

Research and development:

Research and development costs are expensed as incurred.

(p)

Stock option plan:

Prior to January 1, 2006, the Corporation accounted for employee stock-based awards under the fair value method of SFAS 123, Accounting for Stock Based Compensation as amended by FASB Statement No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure. Effective January 1, 2006, the Corporation adopted Statement of Financial Accounting Standard No. 123R, "Share-Based Payment" ("SFAS 123R"). SFAS 123R requires measurement of compensation cost for employee stock-based awards based upon fair value over the requisite service period for awards expected to vest. Furthermore, under SFAS 123R, liability based awards are recorded at fair value through to their settlement date.

Pursuant to the provisions of SFAS 123R, the Corporation applied the modified-prospective transition method. Under this method, the fair value provision of SFAS 123R are applied to new employee share-based payment awards granted or awards modified, repurchased or cancelled after December 31, 2005. Measurement and attribution of compensation cost for unvested awards at December 31, 2005, granted prior to the adoption of SFAS 123R, are recognized based upon the provisions of SFAS No. 123, after adjustment for estimated forfeitures. SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  Under SFAS No. 123 the Corporation had recognized forfeitures as they occurred.  The cumulative impact of estimating forfeitures instead of accounting for forfeitures as they occur was not material to the consolidated financial statements.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

3.

Significant accounting policies (continued):

 (q)

Loss per common share:

The basic loss per share is computed by dividing the loss attributable to common stockholders by the weighted average number of common shares outstanding for that period.  Diluted loss per share is computed using the treasury stock method, giving effect to all dilutive potential common shares that were outstanding during the period except to the extent where anti-dilutive.

 (r)

Government assistance:

Government assistance consists of government grants.  Government grants are received for specific research and development projects approved by the agency. The Corporation follows the cost reduction method of accounting for government assistance, whereby the benefit of the assistance is recognized as a reduction in the cost of the related asset or credited against the expenses incurred in the statement of operations, as determined by the terms and conditions of the agreement under which the assistance is provided to the Corporation and the nature of the costs incurred.  Government assistance is recognized when receipt of the assistance is reasonably assured.  Reasonable assurance is based on the Corporation’s past experience with claims and collections.  Certain government assistance has a contingent liability for repayment.  The liability to repay government assistance is recognized in the period in which conditions arise that will cause government assistance to be repayable.

(s)

Comprehensive loss:

Comprehensive loss measures all changes in stockholders' equity from transactions and other events and circumstances from non-owner sources.  For the periods presented, other comprehensive loss comprises only foreign currency translation.

(t)

Comparative figures:

Certain comparative figures have been reclassified to conform to the presentation adopted in the current year.

      (u)

Related party transactions:

Related party transactions in the normal course of operations are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

3.

Significant accounting policies (continued):

 (v)  Amounts funded for employees’ rights upon retirement:

In Israel, the Corporation is required to pay severance benefits to dismissed employees under a number of circumstances.  In order to satisfy the liability, the Corporation has purchased life insurance policies which are recorded at their cash redemption value or by placing deposits with insurance companies.

 (w)  Registration rights agreements:

In connection with the sale of certain debt and equity instruments, the Corporation has entered into a number of registration rights agreements. Generally, these agreements require the Corporation to file registration statements with the Securities and Exchange Commission (SEC) to register the resale of common shares that may be issued to selling stockholders on conversion of debt or preferred stock, to permit resale of common shares previously sold under an exemption from registration or to register the resale of common shares that may be issued on exercise of outstanding options or warrants.

These  registration rights agreements sometimes require the Corporation to pay liquidating damages for any time delay in filing the required registration statements or a delay in the registration statements being declared effective or subsequently being suspended in excess of some agreed-upon period of time. These liquidating damages are generally expressed as a fixed percentage, per month, of the original investment amount the Corporation received on issuance of the debt or preferred stock, common shares, options or warrants.

The Corporation has adopted FASB Staff Position on No. EITF 00-19-2, “Accounting for Registration Payment Arrangements” (FSP EITF 00-19-2). FSP EITF 00-19-2 which provides that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies”, which defines that loss contingencies should be recognized as liabilities if they are probable and reasonably estimable.  Accordingly, the Corporation recognizes the liquidated damages when it becomes probable that they will be incurred. Any penalties are expensed over the period to which they relate.

The adoption of FSP EITF 00-19-2 did not have an impact on prior year financial statements.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

3.

Significant accounting policies (continued):

 (x)

Recent accounting pronouncements:

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007.  The impact of the adoption of SFAS No. 157 on the Corporation’s consolidated financial statements has not yet been determined.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108 (“SAB 108”) which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying the materiality of a current year misstatement. SAB 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB 108 did not have a material impact on the Corporation’s financial position and results of operations.

In July 2006, the FASB issued Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (“FIN 48”) as an interpretation of FASB Statement No. 109, Accounting for Income Taxes (“SFAS 109”). This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS 109 and prescribes a recognition threshold of more-likely-than-not to be sustained upon examination. Measurement of the tax uncertainty occurs if the recognition threshold has been met. This interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 will be effective for us beginning January 1, 2007. Differences between the amounts recognized in the statements of financial position prior to the adoption of FIN 48 and the amounts reported after adoption should be accounted for as a cumulative-effect adjustment recorded to the beginning balance of retained earnings. The impact of the adoption of this interpretation on the Corporation’s consolidated financial statements has not yet been determined.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

3.

Significant accounting policies (continued):

 (x)

Recent accounting pronouncements (continued):

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS No. 154”). SFAS No. 154 requires retrospective application as the required method for reporting a change in accounting principle, unless impracticable or a pronouncement includes specific transition provisions. SFAS No. 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. This statement carries forward the guidance in APB Opinion No. 20, “Accounting Changes,” for the reporting of the correction of an error and a change in accounting estimate. SFAS No. 154 is effective beginning January 1, 2006. The adoption of SFAS No. 154 did not have a significant impact on the Corporation’s consolidated financial statements.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

4.   Business combination:

a)  On June 8, 2006, the Corporation through its wholly owned subsidiary, Unity Wireless Microwave Systems Ltd. (“UW Microwave”) acquired Avantry Ltd. (“Avantry”). Avantry specializes in offering a comprehensive transmission product line of integrated microwave radio and optical transport systems for carrying flexible combinations of voice and data traffic.

Under the terms of the Merger Agreement, the Corporation acquired the net assets of Avantry in exchange for $1,750,000 of convertible promissory notes that are convertible into common stock at $0.25 per share and warrants to purchase an aggregate of 600,000 shares of common stock at an exercise price of $0.40. The convertible promissory notes and related warrants have been valued at their fair value of $1,755,147 (See note 11(e)).

The transaction has been accounted for as a business combination by the purchase method, with Unity Wireless Corporation identified as the acquirer.  The Corporation’s consolidated statements of operations and comprehensive loss include the operating results of Avantry Ltd. from June 8, 2006, the date of acquisition.

The following table summarizes the preliminary allocation of the purchase price and related acquisition costs to the fair value of the assets acquired and liabilities assumed at the date of acquisition.

Cash	$ 496,896
Working capital (other than cash)	(2,519,099)
Fixed assets	508,000
Goodwill	1,557,090
Intangibles	1,791,297
Other assets	514,744
Other liabilities	(500,000)

Total net assets acquired	$ 1,848,928

Consideration:
Convertible promissory notes and warrants (note 10(e))	$ 1,755,147
Acquisition costs	93,781
$ 1,848,928

Any goodwill allocated on the acquisition will not be deductible for tax purposes. See note 4(d) for a discussion of the allocation of the purchase price to goodwill and intangibles.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

4.   Business combination (continued):

b)  On July 3, 2006, the Corporation through its wholly owned subsidiary, Unity Wireless Acquisition Corporation (“UW Acquisition”) acquired Celerica Inc. (“Celerica”). Celerica specializes in extending RF coverage and optimizing network capacity distribution of mobile communications in urban, suburban and rural areas, using optical wireless, fiber optics and microwave technology.

Under the terms of the merger agreement, the Corporation acquired the net assets of Celerica in exchange for 20,000 shares of Series A convertible non-redeemable preferred shares (see note 13(a)). The preferred shares have been valued at a fair value of $2,000,000 based on multiplying the Corporation’s common shares market price as of the closing date of the acquisition by the number of common stock issuable upon conversion.

The transaction has been accounted for as a business combination by the purchase method, with Unity Wireless Corporation identified as the acquirer.  The Corporation’s consolidated statements of operations and comprehensive loss include the operating results of Celerica Inc. from July 3, 2006, the date of acquisition.

The following table summarizes the preliminary allocation of the purchase price and related acquisition costs to the fair value of the assets acquired and liabilities assumed at the date of acquisition.

Cash	$ 222,000
Working capital(other than cash)	(665,000)
Fixed assets	327,000
Goodwill	1,209,272
Intangibles	887,211
Other assets	110,000
Other liabilities	(72,000)

Total net assets acquired	$ 2,018,483

Consideration:
Fair value of preferred shares issued (note 13(a))	$ 2,000,000
Acquisition costs	18,483
$ 2,018,483

Any goodwill allocated on the acquisition will not be deductible for tax purposes. See note 4(d) for a discussion of the allocation of the purchase price to goodwill and intangibles.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

4.   Business combination (continued):

c) On August 17, 2006, the Corporation acquired Celletra Ltd. (“Celletra”). Celletra specializes in technology that provides wireless operators with solutions to achieve optimal coverage and to improve coverage and capacity of existing cells

Under the terms of the purchase agreement, the Corporation acquired the net assets of Celletra in exchange for 70,000 shares of Series B convertible non-redeemable preferred shares (see note 13(b)) and contingent consideration of 20,000 shares of Series B convertible non-redeemable preferred shares and warrants to purchase 40,000,000 shares of common stock at a prices between $0.20 and $0.30 expiring August 17, 2009 (or 40,000 shares of Series B Convertible Shares should there not be sufficient authorized shares of common stock).  The contingent consideration is payable upon Celletra achieving revenues from January 1, 2006 to June 30, 2006 and binding purchase orders as of June 30, 2006 of not less than $6,400,000.  On the acquisition date, the contingent consideration criteria had been met and the contingent consideration was issued.

The 90,000 preferred shares have been valued at a fair value of $9,000,000 based on multiplying the Corporation’s common share market price as of the closing date of the acquisition by the number of common stock into which the preferred stock is convertible. The warrants have been valued at a fair value of $2,026,533 calculated using the Black-Scholes option-pricing model with the following weighted-average assumptions: no dividend yield; volatility of 108%; a risk-free interest rate of 4.01% and expected term of 3 years.

The transaction has been accounted for as a business combination by the purchase method, with Unity Wireless Corporation identified as the acquirer.  The Corporation’s consolidated statements of operations and comprehensive loss include the operating results of Celletra Ltd. from August 17, 2006, the date of acquisition.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

4.   Business combination (continued):

The following table summarizes the preliminary allocation of the purchase price and related acquisition costs to the fair value of the assets acquired and liabilities assumed at the date of acquisition.

Cash	$ 489,000
Working capital (other than cash)	(114,000)
Fixed assets	305,000
Goodwill	4,100,285
Intangibles	6,277,978
Other assets	762,000
Other liabilities	(765,001)

Total net assets acquired	$ 11,055,262

Consideration:
Fair value of preferred shares issued (note 13(b))	$ 9,000,000
Fair value of warrants issued (note 14(d))	2,026,533
Acquisition costs	28,729
$ 11,055,262

Any goodwill allocated on the acquisition will not be deductible for tax purposes. See note 4(d) for a discussion of the allocation of the purchase price to goodwill and intangibles.

At the request of the Celletra shareholders 5% of the total preferred share consideration, or 4,500 Preferred Shares, were issued to a trust controlled by the selling shareholders of Celletra which is instructed to issue the shares to current and former employees of Celletra, if at any time within one year after the closing date, the price per share of Unity common stock is equal to or exceeds US$0.20 for a period of seven consecutive days.  If the target share price is met, the shares would be distributed.  If this milestone is not achieved the shares will be returned back to the selling shareholders of Celletra.  These employees were not shareholders of Celletra.  As a result of the shares issued to the Celletra selling shareholders, those selling shareholders became significant (ie: holding greater than 10%) shareholders of Unity.  In accordance with FAS 123(R), the Corporation has calculated the fair value of compensation relating to these shares that may be issued to current and former employees, to be $450,000 and have amortized the amount on a straight line basis over one year.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

4.   Business combination (continued):

(d)  For all of the acquisitions described in note 4(a) to note 4(c), the Corporation is still in the process of determining the fair value of the acquired intangible assets in order to complete the allocation of the purchase price between goodwill and acquired intangible assets.  The allocation process is expected to be completed by June 30, 2007.

The Corporation has initially allocated $6,866,647 and $8,956,486 as intangible assets.  Intangibles amortization for the period ended December 31, 2006, has been recognized at a preliminary rate of 33.3% per annum.

Intangible assets acquired	$ 8,956,486

Amortization to December 31, 2006	1,245,090

Balance, December 31, 2006	$ 7,711,396

The following table presents unaudited pro forma results of operations for the year ended December 31, 2006 as if all of the acquisitions had occurred on January 1, 2005. The unaudited pro forma information is not necessarily indicative of the combined results that would have occurred had the acquisitions taken place at the beginning of the periods presented, nor is it necessarily indicative of results that may occur in the future.

	For the year ended
	December 31, 2006	December 31, 2005
	(unaudited)	(unaudited)
Revenue	$14,650,841	$23,890,579

Loss for the period	(25,088,710)	(19,856,048)

Basic and diluted loss per common share	(0.27)	(0.23)

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

5.   Inventory:

	2006	2005

Raw materials	$ 1,560,681	$ 940,265
Finished goods	96,457	184,220

	$ 1,657,138	$ 1,124,485

During the fourth quarter of 2006 the Corporation recorded $897,993 as a write-down of research and development materials included in raw materials as part of an operational restructuring (note 21).

6.

Capital assets:

		2006		2005
	Cost	Accumulated depreciation	Cost	Accumulated depreciation

Computer equipment	$ 272,879	$ 194,037	$ 189,738	$ 143,605
Computer software	161,587	95,605	99,153	70,490
Computer software (Under Capital Lease)	229,997	100,670	229,997	50,623
Furniture and fixtures	154,910	54,457	62,910	34,978
Leasehold improvements	26,000	3,000	71,117	42,258
Production and R&D equipment	1,090,696	491,538	258,696	179,210
Production and R&D equipment (Under Capital Lease)	370,694	53,165	837,574	67,482

	$ 2,306,763	$ 992,472	$ 1,749,185	$ 588,646

Net book value	$ 1,314,291		$ 1,160,539

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

7.    Bank loan:

As part of the acquisition of Avantry Ltd., the Corporation assumed a bank loan which bears interest at LIBOR + 2% (December 31, 2006 – 7.5%).  The balance of $781,000 as at December 31, 2006 is due by April 30, 2007.  A floating lien has been placed on all assets, monies, property and rights of UW Microwave to secure liabilities to the bank.

As part of the acquisition of Celletra Ltd., the Corporation assumed a revolving line of credit, of a maximum of $2,250,000, which bears interest at LIBOR + 2.5% and is secured by a general floating lien on all of Celletra’s assets. As at December 31, 2006, the outstanding balance of the line of credit was $677,000.

8.    Accounts payable and accrued liabilities:

	2006	2005

Trade accounts payable	$ 5,302,979	$ 2,053,363
Accrued liabilities	4,298,939	842,144

	$ 9,601,918	$ 2,895,507

Included in trade accounts payable is a loan of $259,000, bearing interest at 8% and due July 3, 2007, payable to former shareholders of Celerica Ltd.

The Corporation initially recorded an aggregate of $632,000 relating to severance and lease termination costs related to the acquisition of Avantry, Celerica, and Celletra which were included in accrued liabilities.  During the period ended December 31, 2006, the Corporation paid $632,000 in severance and lease termination costs which were charged against this accrual.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

9.

Obligations under capital leases:

The Corporation leases research and development and production equipment under capital leases expiring at various dates to 2008.  As at December 31, 2006, future minimum lease payments under capital leases are as follows:

2006
2007	$ 229,549
2008	41,111
$ 270,660

Amount representing interest	(15,029)
$ 255,631

Current portion	215,710

$ 39,921

Interest rates on the capital leases average approximately 8.71%.  Interest expense for the year ended December, 2006 was $58,610 (2005 - $68,189).

1.

Loan Payable:

In October 2006, the Corporation issued an 8% interest bearing promissory note for $1,500,000, secured by all the assets of the Corporation, plus 3,000,000 share purchase warrants effected pursuant to Regulation D under the Securities Act of 1933.  The note was initially due on December 22, 2006, however, the holders have not demanded repayment of the note and the note remains outstanding.  In accordance with the terms of the note, the rate of interest will increase to 22% after the initial due date unless waived by the holders.

Each warrant issued entitles the holder to purchase one of the Corporation’s common shares and is exercisable at a price of $0.10 and $0.15 relating to 1,500,000 and 1,500,000 warrants, respectively, on or before October 31, 2011 on which date the warrants will expire.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

1.

Loan Payable (continued):

For accounting purposes, the Corporation calculated the fair value of warrants issued with the promissory note, using the Black-Scholes option pricing model,which totaled $224,473, and initially recorded these values as additional paid-in capital.  The value attributed to the warrants was based on their relative fair value as compared to the fair value of the promissory note.  The remaining balance of $1,275,527 was recorded as a current liability.  The carrying value of the liability is being accreted to the redemption value of the note over the period from October 31, 2006 to the maturity date of December 22, 2006.   A total of $224,473 of accretion has been recognized in 2006.

11.

Convertible debentures:

The following table discloses the terms and principle values of the convertible debentures outstanding:

		2006			2005
Issue Date	Interest	Conversion Price	Maturity Date	Face Value	Conversion Price	Maturity Date	Face Value
August 2004(a)	8%	$ 0.16	February 28, 2009	$ 700,000	$ 0.20	August 31, 2006	$ 700,000
August 2004(a)	8%	$ 0.09	December 13, 2009	250,000	$ 0.20	August 31, 2006	250,000
February 2005(b)	8%	$ 0.16	February 28, 2009	400,000	$ 0.20	February 11, 2007	400,000
February 2005(b)	8%	$ 0.09	December 13, 2009	950,000	$ 0.20	February 11, 2007	950,000
March 2005(c)	8%	$ 0.20	March 24, 2007	266,964	$ 0.20	March 24, 2007	266,964
February 2006(d)	8%	$ 0.09	December 13, 2009	2,200,000	-	-	-
June 2006(e)	-	$ 0.25	June 12, 2007	1,750,000	-	-	-
December 2006(f)	8%	$ 0.09	December 13, 2009	1,350,000	-	-	-
September 2004	8%	$ 0.18	September 2006	44,600	$ 0.18	August 2006	44,600
			Total	$ 7,911,564			$ 2,611,564
			Less: debt discounts	(715,904)			(1,621,261)
				7,195,660			990,303
			Current portion	(1,947,552)			(766,109)
			Long-term	$ 5,248,108			$ 224,194

The debentures are secured by all the assets of the Corporation.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

11.

Convertible debentures (continued):

(a)

During August 2004, the Corporation received gross cash proceeds of $1,250,000 from the issuance of 8% redeemable convertible debentures of the Corporation plus 3,750,000 share purchase warrants on the completion of a private placement effected pursuant to Regulation D under the Securities Act of 1933.  The debentures are convertible at the option of the holder at any time or automatically convert into common stock, subject to volume limitations, if the closing price of the common stock during a designated period is not less than $0.30. Interest on these debentures is payable quarterly.  At the option of the Corporation, and subject to certain conditions being met, the Corporation may make quarterly interest payments in cash or in common stock of the Corporation.  If the Corporation elects to settle with shares, the number of shares issuable is calculated by reference to the market price at that time.

On original issuance, each warrant issued entitles the holder to purchase one of the Corporation’s common shares and is exercisable at a price of $0.20 on or before August 31, 2009, on which date the warrants will expire.

For accounting purposes, the Corporation calculated the fair value of warrants issued with the convertible debenture, using the Black-Scholes option pricing model and the intrinsic value of the beneficial conversion feature, which totaled $705,266, and initially recorded these values as additional paid-in capital.  The value attributed to the warrants was based on their relative fair value as compared to the fair value of the convertible debentures.  The remaining balance of $544,734 was recorded as a long-term liability.  The carrying value of the liability was initially being accreted to the redemption value of the debentures over the period from August 31, 2004 to the original maturity date of August 31, 2006.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

11.

Convertible debentures (continued):

On February 28, 2006, the Corporation entered into an agreement with the convertible debenture holders relating to these debentures, to extend the maturity of the remaining debentures of $950,000 to February 28, 2009, to reduce the conversion price of the debentures from $0.20 to $0.16 per share of common stock and to reduce the exercise price of the 1,125,000 remaining warrants from $0.20 to $0.16 per share of common stock.  The modifications to the terms of the convertible debenture have been accounted for as a debt settlement.  As a result, a loss on settlement of $270,237 has been recognized and the carrying value of the outstanding debentures has been adjusted to its fair value. No beneficial conversion option has been recognized under the modified terms.

On November 27, 2006, the Corporation entered into an agreement with certain of the convertible debenture holders relating to the debentures to extend the maturity of debentures of $250,000 to December 13, 2009, to reduce the conversion price of the debentures from $0.16 to $0.09 per share of common stock and to reduce the exercise price of the 500,000 warrants from $0.16 to $0.10 per share of common stock.  The modifications to the terms of the convertible debenture have been accounted for as a debt settlement.  As a result, a loss on settlement of $32,215 has been recognized and the carrying value of the outstanding debentures has been adjusted to its fair value of $277,777.  The premium over the face value of the debenture of $27,777 is being amortized over the remaining life of the debenture.  No beneficial conversion option has been recognized under the modified terms.

During the year ended December 31, 2006, accretion of $51,802 (2005 - $345,004) has been recorded as a charge to the statement of operations, and an increase in the carrying value of the liability, and $302,452 (2005 - $nil) was charged to the statement of operations as a loss of settlement due to modifications to the terms of the debentures.  During the year of 2006, no debentures were converted (2005 - $200,000 converted into 1,000,000 common shares).

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

11.

Convertible debentures (continued):

 (b)

During February 2005, the Corporation received gross cash proceeds of $1,500,000 from the issuance of 8% redeemable convertible debentures of the Corporation plus 4,500,000 share purchase warrants on the completion of a private placement effected pursuant to Regulation D under the Securities Act of 1933.  The debentures are convertible at the option of the holder at any time or automatically convert into common stock, subject to volume limitations, if the closing price of the common stock during a designated period is not less than $0.30.  Interest on these debentures is payable quarterly.  At the option of the Corporation, and subject to certain conditions being met, the Corporation may make quarterly interest payments in cash or in common stock of the Corporation.  If the Corporation elects to settle with shares, the number of shares issuable is calculated by reference to the market price at that time.

On original issuance, each warrant issued entitles the holder to purchase one of the Corporation’s common shares and is exercisable at a price of $0.20 on or before February 11, 2010, on which date the warrants will expire.

For accounting purposes, the Corporation calculated the fair value of warrants issued with the convertible debenture, using the Black-Scholes option pricing model and the intrinsic value of the beneficial conversion feature, which totaled $1,452,175, and initially recorded these values as additional paid-in capital.  The value attributed to the warrants was based on their relative fair value as compared to the fair value of the convertible debentures.  These assigned values were recorded as a reduction to the amount initially assigned to the debentures and as additional paid-in capital.  The remaining balance of $47,825 was recorded as a long-term liability.  The carrying value of the liability was initially being accreted to the redemption value of the debentures over the period from February 11, 2005 to the original maturity date of February 11, 2007.

On February 28, 2006, the Corporation entered into an agreement with the convertible debenture holders relating to the debentures issued on February 2005, to extend the maturity of the remaining debentures of $1,350,000 to February 28, 2009, to reduce the conversion price of the debentures from $0.20 to $0.16 per share of common stock and to reduce the exercise price of 2,500,000 and 1,250,000 remaining warrants from $0.20 to $0.10 and $0.16, respectively, per share of common stock.  The modifications to the terms of the convertible debenture have been accounted for as a debt settlement.  As a result, a loss on settlement of $1,182,485 has been recognized and the carrying value of the outstanding debentures has been adjusted to its fair value. No beneficial conversion option has been recognized under the modified terms.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

11.

Convertible debentures (continued):

On November 27, 2006, the Corporation entered into an agreement with certain of the convertible debenture holders relating to the debentures issued on February 2005, to extend the maturity of debentures of $950,000 to December 13, 2009, to reduce the conversion price of the debentures from $0.16 to $0.09 per share of common stock and to reduce the exercise price of the 2,500,000 warrants from $0.16 to $0.10 per share of common stock.  The modifications to the terms of the convertible debenture have been accounted for as a debt settlement.  As a result, a loss on settlement of $105,556 has been recognized and the carrying value of the outstanding debentures has been adjusted to its fair value of $1,055,555.  The premium over the face value of the debenture of $105,555 is being amortized over the remaining life of the debenture.  No beneficial conversion option has been recognized under the modified terms.

During the year ended December 31, 2006, accretion of $65,703 (2005 - $294,098) has been recorded as a charge to the statement of operations, and an increase in the carrying value of the liability, and $1,288,041 (2005 - $nil) was charged to the statement of operations as a loss of settlement due to modifications to the terms of the debentures.  During the year ended December 31, 2006, no debentures were converted (2005 - $150,000 converted into 750,000 common shares).

(c)

During March 2005, the Corporation received gross cash proceeds of $500,000 from the issuance of 8% redeemable convertible debentures plus 1,500,000 share purchase warrants on the completion of a private placement effected pursuant to Regulation D under the Securities Act of 1933..

Each warrant issued entitles the holder to purchase one of the Corporation’s common shares and is exercisable at a price of $0.20 on or before March 24, 2010, on which date the warrants will expire.

For accounting purposes, the Corporation allocated the proceeds of the offering to the warrants based on their relative fair value using the Black-Scholes option pricing model.  The amount allocated to the warrants and the beneficial conversion option of $484,058 has been recorded as a debt discount which is being accreted using the effective interest method to the maturity date of the debentures.  During the year ended December 31, 2006, accretion of $148,455 (2005 - $249,365) has been recorded as a charge to the statement of operations, and an increase in the carrying value of the liability.  During the year ended of 2006 no debentures were converted (2005 - $233,036 converted into 1,165,180 common shares).

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

11.

Convertible debentures (continued):

 (d)

During February 2006, the Corporation realized gross cash proceeds of $2,200,000 from the issuance of 8% redeemable convertible notes of the Corporation plus 6,875,000 share purchase warrants on the completion of a private placement effected pursuant to Regulation D under the Securities Act of 1933.  The agreement was signed on February 28, 2006 and the notes are to mature on February 28, 2009.  The notes are convertible into common stock at the option of the holders at $0.16 per share provided that the notes and related warrants are convertible into a maximum aggregate of 10,000,000 shares of common stock.  Also, subject to certain conditions, the Corporation can force conversion of the notes if the volume weighted average price of the common stock is at least $0.32 for 20 consecutive trading days. Interest on these notes is payable quarterly.  At the option of the Corporation, and subject to certain conditions being met, the Corporation may make quarterly interest payments in cash or in common stock of the Corporation.  If the Corporation elects to settle with shares, the number of shares issuable is calculated by reference to the market price at that time. Each warrant issued entitles the holder to purchase one of the Corporation’s common shares and was exercisable initially at a price of $0.16 on or before February 28, 2011, on which date the warrants will expire.

The debentures were initially accounted for as conventional convertible debt whereby the warrants issued with debenture and the entire beneficial conversion feature was accounted for as equity and the residual value was classified as a liability (see note 23).

During year ended December 31, 2006, the Corporation re-evaluated the accounting for the convertible debenture and concluded that the warrants and non-contingent beneficial conversion feature should be accounted for in equity and the remaining debt instrument would be classified as a liability.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

11.

Convertible debentures (continued):

The convertible debenture issue included warrants which were convertible into 6,875,000 common shares and a conversion feature, which if exercised fully, would result in 13,750,000 common shares being issued.  The limit, which was described explicitly in the agreement, required that if a warrant was presented for exercise, it would only be exercised if the Company had not already issued more than the holders proportionate allocation of 10 million common shares for prior warrant exercises or debt conversions under this specific debenture.  If the limit of 10 million common shares had already been reached, there would be no remedy to the warrant holder to allow for either conversion or compensation for non-conversion.  Exercise of the remaining amount would only be made once the authorized common share capital had been increased.  If a debenture was presented for conversion, it would only be converted if the Company had not already issued more than the holders proportionate allocation of 10 million common shares for prior warrant conversions or debt conversions under this specific debenture.  Conversion of the remaining amount would only be made once the authorized common share capital had been increased.  There is no remedy to the convertible debenture holder relating to the refused conversion amount except as noted below.

In the debenture agreement, the Company has stated that it will use its best efforts to obtain an increase in authorized share capital within 120 days of the closing of the debenture issue.  However, if an increase in authorized share capital was not obtained during this time period, the only remedy available to the convertible debt holders would be to request a return of their funds previously invested under the debenture from the Company.  There would be no penalty amount or other remedy which could be invoked by the debenture holder.

In considering the accounting for the warrants, the Corporation determined that the warrants were indexed solely to the Company’s own stock and that they should be classified as equity at their relative fair value of $690,629 under paragraphs 12-32 of EITF 00-19.  As the warrants will either be exercised into common shares under the warrant agreement (if there is sufficient room as calculated under the 10 million common share limit calculation described above) or they will ultimately expire unexercised.  There is no remedy available to the holder of a warrant, if they are not able to exercise the warrants under the agreement because of the limitation on conversion (because the Company has not yet obtained an increase in authorized capital).  Thus, there is no possibility that the Company would settle such warrants for cash or that there would be any liability to the warrant holders.  As well, the Company may settle the warrants for unregistered shares.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

11.

Convertible debentures (continued):

At the date of issuing the convertible note, the Corporation calculated the relative fair value of warrants issued at $690,629 and recorded this value as additional paid-in capital.  The fair value of the warrants was calculated using the Black-Scholes option-pricing model with the following assumptions:  no dividend yield; volatility of 143%; a risk-free interest rate of 3.25% and an expected term of four years.

The Company evaluated the conversion feature under EITF 00-19 for classification guidance and determined that the debenture does not have a net-cash settlement feature.  The debentures can be converted only if there is sufficient room as calculated under the 10 million common share limit of the debenture agreement; otherwise, such debenture, if not converted, will remain outstanding until either additional authorized common share capital is obtained or the holder demands repayment of the debenture.  There are no other remedies available to the holder of a debenture and no provisions in the agreement that require or allow for cash settlement.

As the convertible debenture can only be converted into common shares of the Company, and there are no other settlement provisions, the Company concluded that the debenture was conventional convertible debt.  Based on that conclusion, the Company determined that the embedded conversion feature should not be separated from the host debenture under FAS 133, instead the beneficial conversion feature should be recognized.

Under EITF 98-5 and EITF 00-27, the Company determined the amount of the beneficial conversion feature that should be recorded given that some of the debentures were immediately convertible and some of the debentures were not convertible until the increase in authorized share capital was obtained.  For the debentures which could not be immediately converted into common shares, those conversion features would be treated as contingency conversion options and not recognized until such time as the increase in authorized capital was obtained.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

11.

Convertible debentures (continued):

In order to calculate the beneficial conversion feature that should be recorded under EITF 98-5 and EITF 00-27, the amount of debentures that could be immediately converted assuming that all prior issued securities of the Company had converted and assuming that all of the warrants issued under this debenture agreement had been exercised for common shares was determined to be $500,000.  The amount of the beneficial conversion option relating to these debentures that could be immediately exercised was $188,211.  No beneficial conversion option has been recorded on the remaining debentures.

The remaining portion of the funds raised under the debenture (not allocated to the warrants or beneficial conversion feature) have been classified as debt, in the amount of $1,321,160.  The debt will be accreted to its redemption value over the term of the debt.  The contingent conversion feature would only be considered as a beneficial conversion option once the increase in authorized capital has taken place as after that point in time, the conversion would no longer be contingent.

An additional beneficial conversion option of $639,918 relating to the debentures which were not immediately convertible was re-classed from liability to additional paid-in capital on November 24, 2006 when the Corporation obtained an approval from its stockholders to increase the authorized share capital.

On November 27, 2006, the Corporation entered into an agreement with the convertible debenture holders relating to the debentures issued in February 2006, to extend the maturity of debentures of $2,200,000 to December 13, 2009, to reduce the conversion price of the debentures from $0.16 to $0.09 per share of common stock and to reduce the exercise price of the 6,875,000 warrants from $0.16 to $0.10 per share of common stock.  The modifications to the terms of the convertible debenture have been accounted for as a debt settlement.  As a result, a loss on settlement of $1,608,384 has been recognized and the carrying value of the outstanding debentures has been adjusted to its fair value of $2,444,444.  The premium over the face value of the debenture of $244,444 is being amortized over the remaining life of the debenture.  No beneficial conversion option has been recognized under the modified terms.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

11.

Convertible debentures (continued):

During the year ended December 31, 2006, accretion of $173,463 has been recorded as a charge to the statement of operations, and an increase in the carrying value of the liability, and $1,608,384 was charged to the statement of operations as a loss of settlement due to modifications to the terms of the debentures.  During the year ended December 31, 2006, no debentures were converted.

The Corporation is required to register the securities issuable related to the debentures.  If an initial registration statement is not effective by January 29, 2007, the Corporation may be subject to a penalty of one percent per month of the outstanding debentures, unless waived by the holders, which would amount to $22,000 per month until such time of effectiveness.  As at March 31, 2007 the registration statement is not effective.  If a registration is not declared effective by the Securities and Exchange Commission on or prior to the May 27, 2007, this may constitute an event of default and immediate repayment may be required.

 (e)

On June 12, 2006 (See note 4(a)), the Corporation issued $1,750,000 of non-interest bearing convertible promissory notes that are convertible into common stock at $0.25 per share and warrants to purchase an aggregate of 600,000 shares of common stock at an exercise price of $0.40 per share to complete the acquisition of Avantry. The notes mature on June 12, 2007. Each warrant issued entitles the holder to purchase one of the Corporation’s common shares and is exercisable at a price of $0.40 on or before June 8, 2009, on which date the warrants will expire.

For accounting purposes, the Corporation recorded additional paid-in capital of $71,064 relating to the fair value of warrants issued.  The remaining balance of $1,684,083 at the date of issuance was recorded as a current liability.  There was no intrinsic value of the beneficial conversion feature.  The carrying value of the liability is being accreted to the redemption value of the promissory notes over the period from June 12, 2006 to the initial maturity date of June 12, 2007.

During the year ended December 31, 2006, accretion of $38,144 has been recorded as a charge to the statement of operations, and an increase in the carrying value of the liability. There were no promissory notes converted during the year ended December 31, 2006.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

11.

Convertible debentures (continued):

 (f)

During December 2006, the Corporation received gross cash proceeds of $1,350,000 from the issuance of 8% redeemable convertible debentures of the Corporation plus 7,500,000 share purchase warrants on the completion of a private placement effected pursuant to Regulation D under the Securities Act of 1933.  The debentures are convertible at the option of the holder at any time or automatically convert into common stock, subject to volume limitations, if the closing price of the common stock during a designated period is not less than $0.20.  Interest on these debentures is payable quarterly.  At the option of the Corporation, and subject to certain conditions being met, the Corporation may make quarterly interest payments in cash or in common stock of the Corporation.  If the Corporation elects to settle with shares, the number of shares issuable is calculated by reference to the market price at that time.

Each warrant issued entitles the holder to purchase one of the Corporation’s common shares and is exercisable at a price of $0.10 on or before December 13, 2011, on which date the warrants will expire.

For accounting purposes, the Corporation calculated the fair value of warrants issued with the convertible debenture, using the Black-Scholes option pricing model and the intrinsic value of the beneficial conversion feature, which totaled $982,801, and recorded these values as additional paid-in capital.  The value attributed to the warrants was based on their relative fair value as compared to the fair value of the convertible debentures. The remaining balance of $367,199 was recorded as a long-term liability.  The carrying value of the liability is  being accreted to the redemption value of the debentures over the period from December 13, 2006 to the maturity date of December 13, 2009.

During the year ended December 31, 2006, accretion of $14,495 has been recorded as a charge to the statement of operations, and an increase in the carrying value of the liability.  During the year ended of 2006, no debentures were converted.

The Corporation is required to register the securities issuable related to the debentures.  If an initial registration statement is not effective by January 29, 2007, the Corporation may be subject to a penalty of one percent per month of the outstanding debentures, unless waived by the holders, which could amount to $13,500 per month until such time of effectiveness.  As at March 31, 2007 the registration statement is not effective.  If a registration is not declared effective by the Securities and Exchange Commission on or prior to the May 27, 2007, this may constitute an event of default and immediate repayment may be required.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

12.   Employee’s rights upon retirement:

Under Israeli law and labor agreements, the Corporation’s Israel subsidiaries are required to pay severance benefits to its dismissed employees and employees leaving its employment under certain circumstances. The liability for severance benefits is covered mainly by deposits with insurance companies in the name of the employee and / or by purchase of insurance policies. The liability is calculated on the basis of the latest salary of the employee multiplied by the number of years of employment as of the balance sheet date. The provision for employee severance benefits included in the balance sheet represents the total liabilities for such severance benefits, while the amounts funded for severance benefits included as an asset in the balance sheet represents the Corporation’s Israeli subsidiaries contributions to severance pay funds and to insurance policies.

Severance expense for the year ended December 31, 2006 was $125,000

13.   Preferred shares:

 (a)

Series A convertible non-redeemable preferred shares

The Series A convertible non-redeemable preferred shares were issued for the acquisition of Celerica. Each share of the Series A preferred stock are automatically convertible into 1,000 shares of common stock upon approval of an increase of authorized share capital. The Series A preferred stock has a par value of $0.001 and a preference on liquidation of $0.16 per share on an as converted basis.  As at December 31, 2006, 20,000 Series A convertible non-redeemable preferred shares were outstanding.

On issuance, the preferred shares were classified at their fair value of $2,000,000 as temporary equity because the holder of the preferred shares could require redemption if the Corporation did not obtain approval of an increase in authorized common share capital within 180 days of issuance of the Series A preferred shares.  On November 24, 2006, the approval date for the increase in authorized common share capital, the preferred shares balance was reclassified from temporary equity to equity.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

13.   Preferred shares (continued):

 (b)

Series B convertible non-redeemable preferred shares

The Series B convertible non-redeemable preferred shares were issued for the acquisition of Celletra. Each share of the Series B preferred stock will be converted into 1,000 shares of common stock upon approval of an increase of authorized share capital and at the election of the preferred share holders or will be automatically converted into 1,000 shares of common stock on the later of the approval date or thirty days after the Corporation’s second annual general meeting. The Series B preferred stock has a par value of $0.001.  As at December 31, 2006, 90,000 Series B convertible non-redeemable preferred shares were outstanding.

On issuance, the preferred shares were classified at their fair value of $9,000,000 as temporary equity because the holder of the preferred shares could require redemption if the Corporation did not obtain approval of an increase in authorized common share capital within 180 days of issuance of the Series B preferred shares.  On November 24, 2006, the approval date for the increase in authorized common share capital, the preferred shares balance was reclassified from temporary equity to equity.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

14.

Common stock:

(a)

Issued and outstanding

During the year of 2006, the Corporation issued 4,573,668 common shares in settlement of  $496,393 of accounts payable, 555,555 common shares upon exercise of warrants for cash proceeds of $72,221, 200,000 common shares upon exercise of options for cash proceeds of $34,000, and 10,944,400 shares for cash proceeds of $984,996.

In connection with the equity financing, the Company also issued, as investment banking fees warrants to purchase 590,998 shares of common stock at an exercise price of $0.10 per share, valued at $156,682, and paid cash fees of $59,100.

(b)

Loss per share:

The following table sets forth the computation of basic and diluted loss per share:

	2006	2005

Numerator:
Loss for the period	$ (14,834,901)	$ (5,450,408)

Denominator:
Weighted average number of:
Common shares outstanding	93,751,550	85,938,087

Basic and diluted loss per common share	$ (0.16)	$ (0.06)

For the year ended December 31, 2006 and 2005, all of the Corporation’s common shares issuable upon the exercise of outstanding stock options and warrants were excluded from the determination of dilutive loss per share as their effect would be anti-dilutive.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

14.

Common stock (continued):

 (c)

Stock option plan:

The fair value of stock options are determined using the Black-Scholes option-pricing model, which is consistent with the valuation techniques previously utilized for recording stock-based compensation expense reflected in the consolidated statement of operations under SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure. The Corporation has recorded $559,338 and $657,818 of stock-based compensation expense during the twelve months ended December 31, 2006 and 2005, respectively.

The Corporation grants options to employees and non-employees.  The fair value of employee and non-employee grants in 2006 and 2005 was calculated using the Black-Scholes option-pricing model with the following weighted-average assumptions: no dividend yield; volatility of 143% (2005 – 154%) based on daily stock price; risk-free interest rate of 3.25% (2005 – 3.25%) and expected lives between 1 to 5 years.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

14.

Common stock (continued):

 (c)

Stock option plan (continued):

Stock option transactions for the respective period and the number of stock options outstanding are summarized as follows:

		Outstanding	Options
	Shares available to be granted under option	Number of common shares issuable	Weighted average exercise price
Balance, December 31, 2004	9,290,289	6,752,500	$ 0.26

Options granted	(2,952,500)	2,952,500	0.24
Options expired/cancelled	2,153,752	(2,153,752)	0.29
Options exercised	-	(775,831)	0.17
Increase in reserved for issuance	2,910,121	-	-

Balance, December 31, 2005	11,401,662	6,775,417	$ 0.25

Options granted	(1,260,000)	1,260,000	0.14
Options expired	1,036,250	(1,036,250)	0.19
Options exercised	-	(200,000)	0.17
Increase in reserved for issuance	3,454,725	-

Balance, December 31, 2006	14,632,637	6,799,167	$ 0.24

The intrinsic value of a stock option is calculated as the quoted market price of the stock at the balance sheet date less the amount an employee must pay to acquire the stock. As at December 31, 2006, the intrinsic value of exercisable options was nil.  The aggregate intrinsic value of stock options exercised during the year ended December 31, 2006 was nil.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

14.

Common stock (continued):

 (c)

Stock option plan (continued):

The weighted-average grant-date fair value of stock options granted during the year ended December 31 2006 was $0.12 (December 31, 2005 - $0.21).

As of December 31, 2006, total unrecognized compensation cost related to unvested stock options was $144,780 and is expected to be recognized over a weighted-average period of 1.7 years.

The following table summarizes information about stock options under the plan outstanding at December 31, 2006:

		Options Outstanding		Options Exercisable
Range of exercise prices	Number outstanding at December 31, 2006	Weighted average remaining contractual life (yrs)	Weighted average exercise price	Number outstanding at December 31, 2006	Weighted average exercise price

$0.11 - 0.20	3,574,167	3.02	$ 0.15	2,400,000	$ 0.15
$0.23 - 0.29	1,965,000	3.11	$ 0.27	1,192,500	$ 0.27
$0.30 - 0.35	860,000	1.97	$ 0.34	755,833	$ 0.34
$0.70	400,000	2.50	$ 0.70	333,333	$ 0.70

	6,799,167	2.88	$ 0.24	4,681,666	$ 0.25

Stock options become exercisable at dates determined by the Board of Directors at the time of granting the option.

Stock options have initial terms of five years.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

14.

Common stock (continued):

 (d)

Warrants:

The following transferable share purchase warrants were outstanding as at December 31, 2006:

Expiry date	Exercise price per share	Number of shares
May 01, 2007	$ 0.32	120,000
September 30, 2007	$ 0.50	525,700
September 30, 2007	$ 0.25	1,553,433
October 01, 2007	$ 0.20	100,000
January 30, 2008	$ 0.25	100,000
January 30, 2008	$ 0.35	100,000
February 13, 2008	$ 0.20	555,555
March 31, 2008	$ 0.50	2,059,492
October 01, 2008	$ 0.25	150,000
June 08, 2009	$ 0.40	600,000
August 17, 2009	$ 0.20	648,386
August 17, 2009	$ 0.22	648,386
August 17, 2009	$ 0.27	648,387
August 17, 2009	$ 0.30	648,387
August 31, 2009	$ 0.10	500,000
August 31, 2009	$ 0.16	1,250,000
October 13, 2009	$ 0.20	150,000
February 11, 2010	$ 0.10	2,500,000
February 11, 2010	$ 0.16	2,000,000
March 24, 2010	$ 0.20	625,000
July 01, 2010	$ 0.40	75,000
July 01, 2010	$ 0.50	75,000
February 28, 2011	$ 0.10	6,875,000
February 28, 2011	$ 0.16	1,375,000
October 31, 2011	$ 0.10	1,500,000
October 31, 2011	$ 0.15	1,500,000
December 13, 2011	$ 0.10	46,087,030
December 21, 2011	$ 0.10	16,416,600
December 21, 2011	$ 0.10	590,998

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

14.

Common stock (continued):

 (d)

Warrants (continued):

The warrants that relate to the purchase of Celletra Ltd. were initially classified as a liability and recorded at their fair value of $2,026,533 (note 4(c)) as the Corporation did not have sufficient authorized common share capital to allow for conversion.  From the acquisition date on August 17, 2006 to the date when the Corporation received approval to increase its authorized share capital, November 24, 2006, an increase in fair value of $68,408 has been recorded as a charge in the statement of operations.  On November 24, 2006, with the increase in share capital the warrants were reclassified to equity.

On December 13, 2006, the Corporation agreed to reduce the exercise price of 37,406,452 warrants, previously issued as part of the consideration for the Celletra acquisition, to $0.10 for parties that participated in the $1,350,000 convertible debenture financing in December 2006.  As the reduction in the warrants has been treated as part of the consideration for the debt extinguishments in note 11(a) and 11(b), the increase in the fair value of the warrants of $1,534,639 (as calculated using the Black-Scholes Method with the following weighted-average assumptions: no dividend yield; volatility of 139% based on daily stock price; risk-free interest rate of 3.87%) has been included as part of the loss on extinguishment of debt in the statement of operations.

On December 21, 2006, in conjunction with a private of placement of $984,996, the Corporation issued 16,416,000 warrants which entitles the holder to purchase one of the Corporation’s common shares and is exercisable at a price of $0.10 on or before December 21, 2011, on which date the warrants will expire.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

15.

Income taxes:

At December 31, 2006, the Corporation has US tax net operating loss carryforwards approximating $14,154,000 which will begin to expire in 2018 and Israel tax net loss carryforwards approximating $59,027,000 which can be used to offset taxable income in the future for an indefinite period.  The utilization of the US losses are subject to annual limitations under US tax law.

The Corporation has Canadian tax net operating losses of approximately $17,995,000 which expire as follows:

2007	$ 3,446,000
2008	$ 1,286,000
2009	$ 2,986,000
2010	$ 1,272,000
2014	$ 1,854,000
2015	$ 3,324,000
2026	$ 3,828,000

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  The Corporation has recognized a valuation allowance equal to the deferred tax assets due to the uncertainty of realizing the benefits of the assets.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

15.

Income taxes (continued):

Expected tax recovery of $5,058,701 (2005 - $1,891,292), which amount has been calculated by applying the statutory tax rate of 34.1% (2005 – 34.7%) to the loss before income taxes of $14,834,901 (2005 - $5,450,408), differs from income tax expense of $nil due primarily to the existence of loss carryforwards created in the year, the tax benefit of which has been offset by an increase in the valuation allowance.

Significant components of the Corporation’s deferred tax assets as of December 31 are as follows:

	2006	2005

Deferred tax assets:
Net operating loss carry forwards	$ 25,289,319	$ 6,165,300
Depreciation/amortization	360,952	51,542
Intangible assets	(1,927,849)	51,542
Other	810,430	1,141,021

Total deferred tax assets	24,532,852	7,357,863
Valuation allowance	(24,532,852)	(7,357,863)

Net deferred taxes	$ -	$ -

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

16.

Segmented information:

(a)

Segment information:

During the period ended December 31, 2006 and 2005, the Corporation was operating in the telecommunication segment which includes RF power amplifier and coverage enhancement solutions.  A summary of sales by product line is as follows ($000):

	2006	2005
RF Power Amplifiers	$ 5,393	$ 4,906
Coverage Enhancement Solutions	1,950	-
Total sales	$ 7,343	$ 4,906

(b)

Geographic information:

In 2006, ten percent and ninety percent of our assets and principal business operations are located in British Columbia, Canada and Israel respectively.  Revenues from operations were $7,343,552 in the year ended December 31, 2006 and $4,905,579 in the year ended December 31, 2005.  A summary of sales by region of customer location is as follows ($000):

	2006	2005
China	$ 1,068	$ 2,346
United States	1,242	1,903
Israel	275	69
Canada	1,008	588
Hungary	2,200	-
India	146	-
Peru	110	-
Turkey	234	-
Russia	81	-
Indonesia	660	-
Other	319	-
Total sales	$ 7,343	$ 4,906

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

16.

Segmented information (continued):

 (c)

Major customers:

Sales to customers representing greater than 10% of total sales are as follows ($000):

	2006	2005
Customer A	$ 958	$ 1,506
Customer B	429	486
Customer C	636	1,693
Customer D	2,200	-

(d) Accounts receivable representing greater than 10% of total outstanding accounts receivables were shown as follow ($000):

	2006	2005
Customer A	$ 278	$ 174
Customer B	163	395
Customer C	334	54
Customer D	750	-
Customer E	948	-

17.

Commitments:

The Corporation has the following future minimum lease commitments for premises and leased vehicles:

2007	$ 388,944
2008	278,944
2009	178,972

$ 846,860

In 2006, rent expense was $195,000 (2005 - $99,100).

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

18.

Contingent liabilities:

(a)

The Corporation is currently a party to two actions in the Supreme Court of British Columbia, Vancouver Registry, brought by two different suppliers of the Corporation for approximately $550,000 in total.

The Corporation provides for costs related to contingencies when a loss is probable and the amount is reasonably determinable.  It is the opinion of management, based in part on advice of legal counsel, that the ultimate resolution of these contingencies, to the extent not previously provided for, will not have a material adverse effect on the financial condition of the Corporation.

(b)

Contingent liability on sale of products:

(i)

Under a license agreement, the Corporation is committed to make royalty payments based on the sales of products using certain technologies.  Royalties are calculated based on 5% to 6% of sales of licensed products sold integrating the XNN Technology into various products to a minimum of $150,000 within twelve months subsequent to the first commercial sales of the integrated product.  No such sales have occurred to December 31, 2006.

(ii)

Under an agreement with the Government’s National Research Council Canada IRAP (“IRAP”) program, the Corporation received conditionally repayable government assistance amounting to $368,275 (CDN$483,491) to support the development of a multi-carrier linear power amplifier.  Under the terms of the agreement, an amount up to a maximum of $534,000 (CDN$725,236) is to be repaid at a rate of 1.5% of quarterly gross revenue commencing on September 1, 2003, on a quarterly basis.  For the year ended December 31, 2006, the Corporation recorded $80,888 (CDN$92,552) as royalties expense and $73,584 (CDN$89,781) in 2005.

(iii)

Under an agreement with the Canada Israel Industrial Research & Development Foundation, the Corporation is eligible to receive conditionally repayable government assistance amounting to $262,078 (CDN$350,000) to support the development of a multi-carrier linear power amplifier.  To date, the Corporation claimed gross proceeds of $98,622 (CDN$ 116,667) in 2005, which have been recorded as government grant income as a reduction of expenses incurred.  Under the terms of the agreement, commencing with the first commercial transaction, the assistance is repayable to the extent of 2.5% of yearly gross sales until 100% of the grant has been repaid. As of December 31, 2006, the Corporation has not yet commenced the commercialization of such product, and thus no repayment is required.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

18.

Contingent liabilities (continued):

(b)

Contingent liability on sale of products (continued):

 (iv)

The Corporate Israeli’s subsidiaries were granted by Canada Israel Industrial Research & Development Foundation (“CIIRDF”) and by the Office of the Chief Scientist of the Israeli Ministry of Industry and Trade (the “OCS”) approval for CIIRDF grants and OCS participation in the cost of several research programs. In return the Corporate Israeli’s subsidiaries are committed to pay royalties at a rate of 3% to 5% of the sales of the approved products, up to 100% of the amount of the grants received, with the addition of interest at LIBOR. Under certain conditions, the Corporate Israeli’s subsidiaries’ commitment to pay royalties at the rates mentioned above and the total obligation for royalties shall increase. The Corporate Israeli’s subsidiaries are committed to pay increased royalties for income derived from the above mentioned sale of rights.

The grants are deducted from research and development expenses. The Corporate Israeli’s subsidiaries are entitled to the grants only upon incurring research and development expenditures. The Corporate Israeli’s subsidiaries are not obliged to repay any amount received from the OCS if the research effort is unsuccessful or if no products are sold. However, under certain limited circumstances, the OCS may withdraw its approval of a research program or amend the terms of its approval. Upon withdrawal of approval, the Corporate Israeli’s subsidiaries may be required to refund the grants, in whole or in part, with or without interest, as the OCS determines.

The maximum amount that could be repaid under this program for royalties, based on royalty-bearing government participation, totaled approximately $14,344,000 as of December 31, 2006.

Such amount excludes potential increase resulting from the above mentioned sale of rights.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

18.

Contingent liabilities (continued):

(b)

Contingent liability on sale of products (continued):

(v)  Avantry received government grants from the Fund for the Encouragement of Marketing Activities Abroad (“The Fund”) as participation in the funding of an approved marketing plan for 2002. Avantry is committed to pay royalties to the Israeli Government at a rate of 4% of the increase in sales per year up to 100% of the amount of the grants received, with the addition of interest at LIBOR, computed on the increase in export sales beginning with the end of the first year after the year of the approved plan. These payments will continue until the grants are fully repaid.

Under certain limited circumstances, the Fund may withdraw its approval of the marketing plan. Upon withdrawal of approval, Avantry may be required to refund the grants, in whole or in part, with or without interest, as the Fund determines.

The aggregate potential liability in respect of the said grants on December 31, 2006 amounts to $72,000.

(c)

Product warranties:

The Corporation provides for estimated warranty costs at the time of product sale.  Warranty expense accruals are based on best estimate with reference to historical claims experience.  Since warranty estimates are based on forecasts, actual claim costs may differ from amounts provided.  An analysis of changes in liability for product warranties follows:

	2006	2005

Balance, beginning of year	$ 42,961	$ 40,667
Acquisition of Avantry	102,000
Acquisition of Celerica	59,000
Acquisition of Celletra	189,000
Provision decrease	(35,801)	32,530
Expenditures	(42,257)	(30,236)

Balance, end of year	$ 314,904	$ 42,961

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

19.

Supplementary information:

(a)  Cash flow information:

	2006	2005

Cash paid for:
Interest	$ 136,382	$ 77,405
Non-cash financing and investing activities:
Issuance of convertible debentures for acquisition	1,755,147	-
Issuance of Series A preferred for acquisition	2,000,000	-
Issuance of Series B preferred shares and warrants for acquisition	11,026,533	-
Issuance of common shares in settlement of accounts payable	496,393	285,383
Issuance of common shares in settlement of promissory notes payable	-	47,583
Issuance of common shares on conversion of convertible debenture	-	624,036
Warrants issued as financing cost on private placement	156,682	-
Purchase of equipment funded by obligation under capital lease	-	745,266

(b)

Allowance for doubtful accounts:

	2006	2005

Balance, beginning of year	$ -	$ -
Provision for doubtful accounts	139,160	-

Balance, end of year	$ 139,160	$ -

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

20.

Related party transactions:

During the year ended December 31, 2006, the Corporation incurred professional fees of approximately $40,000 (2005 - $9,428) from a company owned by a director of the Corporation. These amounts are included in general and administrative expenses.

21.

Restructuring:

In the fourth quarter of 2006, the Company initiated an operational restructuring which resulted in the termination of 40 employees, a re-alignment of research and development activities in the Corporation and a reduction of facilities occupied, all of which resulted in restructuring and other charges as follows:

				Included in:
	Total	Production	Research and development	Sales and marketing	General and administrative	Restructuring
R&D materials write-down	897,993	-	897,993	-	-	-
Workforce reduction	718,252	92,159	141,894	12,208	71,509	400,482
Fixed asset disposal	181,555	-	-	-	-	181,555
Facilities restructuring	199,794	-	-	-	-	199,794
Total restructuring and other charges	1,997,594	92,159	1,039,887	12,208	71,509	781,831

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

21.

Restructuring (continued):

A summary of the activity affecting the Company’s accrued restructuring liability for the year ended December 31, 2006 is as follows:

	R&D materials write-down	Workforce reduction	Fixed asset disposal	Facilities restructuring	Total
Balance at January 1, 2006	-	-	-	-	-
Amounts accrued	897,993	718,252	181,555	199,794	1,997,594
Non-cash charges	(897,993)	-	(181,555)	-	(1,079,548)
Amounts paid	-	(354,252)	-	(59,794)	(414,046)
Balance at December 31, 2006	-	364,000	-	140,000	504,000

22.

Subsequent Events:

Subsequent to December 31, 2006 the Corporation issued 26,172,888 units at a price of $0.09 per unit, for gross proceeds of $2,355,560. Each unit consists of one share in our common stock and one and a half common stock share purchase warrants, each whole warrant being exercisable for a period of 5 years from closing to acquire an additional share in our common stock at an exercise price $0.10 per share.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

23.

Restatements (unaudited):

As a result of comments received from and discussions with the Securities and Exchange Commission, Unity has restated their previously issued consolidated interim financial statements for the periods ended March 31, 2006, June 30, 2006 and September 30, 2006.

The restatements relate to the following items:

February 2006 debenture issuance

When the February 2006 debentures were issued, the Corporation did not have sufficient authorized shares available to permit the full conversion of the convertible debentures and the exercise of the warrants into common shares.  The debenture agreement itself limited the conversion of debentures and warrants to a maximum of 10,000,000 shares.

Previously, the Corporation accounted for the debentures by bifurcating the debenture and related warrants into those debentures that could immediately be converted and those which could not be immediately converted.  The corporation had recorded the fair value of the warrants issued of $1,056,170 along with the fair value of the conversion feature on the debentures which could not be immediately converted of $311,952 as “Warrants and conversion feature liability”.  The warrants and conversion feature liability were marked to market in future quarters to reflect the fair value changes in these items.

For the debentures which would immediately be converted a beneficial conversion feature was recorded in equity and the residual value of the debenture was recorded as debt.

The Corporation has revised its accounting for the debentures as outlined in note 11(d) to the consolidated financial statements for the year ended December 31, 2006.

The consolidated financial statements for the interim periods March 30, 2006, June 30, 2006 and September 30, 2006 have been impacted by the restatement of the accounting for these debentures.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

23.

Restatements (unaudited) (continued):

Series A and B convertible non-redeemable preferred shares

Previously, the Corporation accounted for the series A and B convertible non-redeemable preferred shares by separating the conversion feature from the preferred shares and presenting its fair value as a liability, with the residual value presented as equity.  Substantially all the value of the preferred shares was presented as part of the conversion feature as a liability.

The Corporation has revised its accounting for the series A and B convertible non-redeemable preferred shares as outlined in note 13(a) and 13(b) to the consolidated financial statements for the year ended December 31, 2006.  As a result of the restatement, the September 30, 2006 interim consolidated financial statements have been restated to reflect the change in accounting and the presentation of these preferred shares in temporary equity.

Celletra compensation shares

Previously, the Corporation had not recorded any compensation amount for these shares.

The Corporation has revised its accounting for these shares as outlined in note 4(c) to the consolidated financial statements for the year ended December 31, 2006.  As a result of the restatement, the September 30, 2006 interim consolidated financial statements have been restated to reflect the change in accounting and the Corporation has recorded $56,250 as a charge to share compensation expense.

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

23.

Restatement (unaudited) (continued):

The following financial data present the impact of the restatements on Unity’s previously issued  consolidated statements of operations and cash flows for each of the quarters ended March 31, 2006; June 30, 2006; September 30, 2006; and consolidated balance sheets as at March 31, 2006; June 30, 2006; and September 30, 2006.

Unity believes all adjustments necessary for a fair presentation of the results for these interim periods presented have been made.

Their were no changes to total operating, investing, or financing cash flows as a result of these restatements in any of the quarters presented.

a)   Restatement of Quarter 1, 2006 10QSB (unaudited):

	As previously reported	Adjustments	As restated

As at March 31, 2006:
Liabilities:
Convertible debenture – current	$ 94,243	$ 1,345,509	$ 1,439,752
Convertible debenture – long term	2,300,004	(639,919)	1,660,085
Warrants and conversion feature liability	1,142,676	(1,142,676)	-
Equity:
Additional paid-in capital	27,680,605	686,881	28,367,486
Accumulated deficit	(29,597,496)	(249,795)	(29,847,291)
Shareholders’ deficiency	(1,893,258)	437,086	(1,456,172)

Three months ended March 31, 2006:
Fair value adjustment on warrants and conversion feature liability	225,446	(225,446)	-
Accretion of interest and loss on debt settlement	(1,591,616)	(24,349)	(1,615,965)
Loss for the period	(2,325,010)	(249,795)	(2,574,805)
Basic and diluted loss per common share	$ (0.03)	-	$ (0.03)

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

23.

Restatement (unaudited) (continued):

b)  Restatement of Quarter 2, 2006 10QSB (unaudited):

	As previously reported	Adjustments	As restated

As at June 30, 2006:
Liabilities:
Convertible debenture – current	$ 1,805,051	$ 1,418,711	$ 3,223,762
Convertible debenture – long term	2,300,012	(639,919)	1,660,093
Warrants and conversion feature liability	722,408	(722,408)	-
Equity:
Additional paid-in capital	27,933,256	686,881	28,620,137
Accumulated deficit	(30,271,430)	(743,265)	(31,014,695)
Shareholders’ deficiency	(2,313,782)	(56,384)	(2,370,166)

Three months ended June 30, 2006:
Fair value adjustment on warrants and conversion feature liability	420,268	(420,268)	-
Accretion of interest and loss on debt settlement	(26,733)	(73,202)	(99,935)
Loss for the period	(673,934)	(493,470)	(1,167,404)
Basic and diluted loss per common share	$ (0.01)	-	$ (0.01)

Six months ended June 30, 2006:
Fair value adjustment on warrants and conversion feature liability	645,714	(645,714)	-
Accretion of interest and loss on debt settlement	(1,618,349)	(97,551)	(1,715,900)
Loss for the period	(2,998,944)	(743,265)	(3,742,209)
Basic and diluted loss per common share	$ (0.03)	$ (0.01)	$ (0.04)

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

23.

Restatement (unaudited) (continued):

c)   Restatement of Quarter 3, 2006 10QSB (unaudited):

	As previously reported	Adjustments	As restated

As at September 30, 2006:
Liabilities:
Convertible debenture – current	$ 1,867,855	$1,460,754	$ 3,328,609
Convertible debenture – long term	2,300,038	(639,919)	1,660,119
Warrants and conversion feature liability	2,803,231	(722,408)	2,080,823
Series A convertible non-redeemable preferred Shares – long term	1,999,999	(1,999,999)	-
Series B convertible non-redeemable preferred Shares – long term	8,999,999	(8,999,999)	-
Mezzanine Equity:
Series A convertible non-redeemable preferred shares - mezzanine equity	-	2,000,000	2,000,000
Series B convertible non-redeemable preferred shares - mezzanine equity	-	9,000,000	9,000,000
Equity:
Additional paid-in capital	28,149,433	743,131	28,892,564
Series A convertible non-redeemable preferred Shares – equity	1	(1)	-
Series B convertible non-redeemable preferred Shares – equity	1	(1)	-
Accumulated deficit	(32,620,525)	(841,558)	(33,462,083)
Shareholders’ deficiency	(4,445,348)	(98,429)	(4,543,777)

UNITY WIRELESS CORPORATION

Notes to Consolidated Financial Statements

(Expressed in United States dollars)

(Prepared in accordance with United States generally accepted accounting principles)

Years ended December 31, 2006 and 2005

23.

Restatement (continued):

c)   Restatement of Quarter 3, 2006 10QSB (unaudited) (continued):

	As previously reported	Adjustments	As restated

Three months ended September 30, 2006:
Fair value adjustment on warrants and conversion feature liability	(54,290)	-	(54,290)
Accretion of interest and loss on debt settlement	(62,829)	(42,043)	(104,872)
Share compensation expenses	-	(56,250)	(56,250)
Loss for the period	(2,349,095)	(98,293)	(2,447,388)

Basic and diluted loss per common share	$ (0.03)		$ (0.03)

Nine months ended September 30, 2006:
Fair value adjustment on warrants and conversion feature liability	591,424	(645,714)	(54,290)
Accretion of interest and loss on debt settlement	(1,681,178)	(139,594)	(1,820,772)
Share compensation expenses	-	(56,250)	(56,250)
Loss for the period	(5,348,039)	(841,558)	(6,189,597)

Basic and diluted loss per common share	$ (0.06)	$(0.01)	$ (0.07)

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our by-laws provide that directors and officers shall be indemnified by us to the fullest extent authorized by the Delaware Business Corporation Act, against all expenses and liabilities reasonably incurred in connection with services for or on behalf of our company.  To the extent that indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of our company, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder.  No expenses shall be borne by the selling stockholder.  All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$576.02
Printing and engraving expenses	$ -
Accounting fees and expenses	$6,000 (1)
Legal fees and expenses	$5,000 (1)
Transfer agent and registrar fees	$1,000(1)
Fees and expenses for qualification under state securities laws	$ -
Miscellaneous	$ 1,000(1)
Total	$12,576.02

(1) We have estimated these amounts

RECENT SALES OF UNREGISTERED SECURITIES

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

i.

As at the date of this prospectus, the Corporation issued the common shares to the following parties in settlement the services provided to the Corporation during the year:

a)

200,000 common shares to John Douglas Shields in settlement of $20,000 services provided.

b)

106,893 common shares to RCM Limited in settlement of $11,651 services provided.

c)

556,784 common shares to Moderrn Engineering Corporation in settlement of $55,678 services provided.

d)

243,570 common shares to Advice Electronics Ltd. in settlement of $24,537 services provided.

e)

100,020 common shares to Advice Electronics Ltd. in settlement of $10,002 services provided.

f)

265,333 common shares to Avnet Components Israel Ltd. in settlement of $39,800 services provided.

g)

420,000 common shares to C.A.M. Electronics Ltd. in settlement of $42,000 services provided.

h)

86,543 common shares to Collin Mazeppa in settlement of $9,519.68 services provided.

i)

464,057 common shares to COMM&Sens (YRS) Ltd. in settlement of $46,405.70 services provided.

j)

108,460 common shares to Dr. Miller Technology Ltd. in settlement of $10,846 services provided.

k)

2,529,500 common shares to Eyal Mag Ltd. in settlement of $252,950 services provided.

l)

68,074 common shares to GM Rokcell Ltd. in settlement of $6,807.40 services provided.

m)

485,960 common shares to RFMorecom International in settlement of $48,596 services provided.

n)

192,990 common shares to Starlight Technologies Ltd. in settlement of $19,299 services provided.

o)

202,520 common shares to STG International Electronics (1981) Ltd. in settlement of $20,252 services provided.

p)

814,290 common shares to STG International Electronics (1981) Ltd. in settlement of $73,286 services provided.

During the nine-month period ended September 30, 2007, the Corporation issued 33,385,012 common shares to the private investors, in the aggregate principal amount of $3,115,560, and warrants to purchase 50,077,518 shares of common stock at $0.10 per share.

In connection with the financing, the Company also issued, as investment banking fees, to Meitav Underwriting Ltd., warrants purchasing 1,413,336 shares of common stock at an exercise price of $0.10 per share and in the form of the Warrants.

The securities were offered and sold pursuant to the provisions of Regulation S under the U.S. Securities Act of 1933.

i.

Subsequent to September 30, 2007, in connection with the establishment of a revolving line of credit, the Company issued 5,555,555 warrants at a price of $0.09 and an expiry date of five years from the date of issuance.

EXHIBITS

The following Exhibits are filed with this Prospectus:

Exhibits Required by Item 601 of Regulation S-B

Exhibit
Number

Description

2.1*

Form of Acquisition Agreement with Avantry Ltd dated  February 7, 2006 (17)

2.2*

Form of Avantry Ltd. Shareholder Letter dated February 7, 2006 (17)

2.3*

Form of Acquisition Agreement with Celerica Inc. dated  May 15, 2006 (19)

2.4*

Form of Celerica Inc. Shareholder Letter. dated  May 15, 2006 (19)

2.5*

Form of Acquisition Agreement with Celletra Ltd. dated  July 17, 2006 (20)

2.6*

Form of Celletra Ltd. Shareholder Letter. dated  July 17, 2006 (20)

3.1*

Amended and Restated Certificate of Incorporation of Unity Wireless Corporation (1)

3.2*

Amended and Restated Bylaws of Unity Wireless Corporation (2)

3.3*

Certificate of Amendment dated August 5, 2004 to the Amended and Restated Certificate of Incorporation (2.5)

4.1*

Consulting agreement among Mueller & Company, Inc., Ideas, Inc., Mark Mueller, Aaron Fertig and Unity Wireless Corporation dated January 1, 2001 (3)

4.2*

Consulting agreement amendment among Mueller & company, Inc. and Unity Wireless Corporation dated November 15, 2001 (3)

4.3*

1999 Stock Option Plan, as amended (3)

4.4*

Recommended Stock Option Grant Policy for our company (3)

4.5*

Consulting agreement among Myer Bentob and Unity Wireless Corporation dated August 7, 2003 (12)

4.6*

Form of Secured Convertible Note issued by Unity Wireless Corporation and Unity Wireless Systems Corporation in the aggregate principle amount of $956,322.50 (8)

4.7*

Form of Addendum to Secured Convertible Note between Unity Wireless Corporation, Unity Wireless Systems Corporation and each of the following: (9)

S. Heiman
Casey J. O'Byrne Professional Corporation
Moshe Rosner
Jeffrey Rubin
William N. Weidman
Chancellor Apartments LLC
Gabrielle Chaput
Desmonde Farruga
Shalom Torah Centers
Sid M. Tarrabain Professional Corporation
Mokhlis Y. Zaki

4.8*

Form of warrants issued in June and July 2003 to holders of Secured Convertible Notes for an aggregate of 6,865,484 shares. (10)

4.9*

Form of subscription agreement for shares of common stock and warrants issued to Myer Bentob, in a private placement, for an aggregate of 833,333 shares and 416,667 warrants.(11)

4.10*

Form of warrants issued to Myer Bentob, in a private placement, for an aggregate of 416,667 shares. (11)

4.11*

Form of warrants issued to Michael Mulshine for an aggregate of 100,000 shares (12)

4.12*

Form of warrants issued to Michael Mulshine for an aggregate of 150,000 shares (12)

4.13*

Form of agreement with Beth Medrash Govoha of Lakewood to convert promissory note into 1,806,666 shares and 1,666,666 warrants (12)

4.14*

Form of warrants issued in January 2004 to previous holders of warrants issued in conjunction with Secured Convertible Notes for an aggregate of 6,032,150 shares (12)

4.15*

Form of warrants issued in April 2004 to previous holders of warrants issued (12)

4.16*

Form of Convertible Note and Purchase Agreement (13)

4.17*

Form of Secured Convertible Promissory Note (13)

4.18*

Form of Warrant (13)

4.19*

Financial Advisory /Investment Banking Agreement with Duncan Capital LLC, as amended (13)

4.20*

Form of Note and Form of warrant issued to Keren MYCB Elias Foundation in August 2004 (14)

4.21*

Form of warrants issued in October 2004 to previous holders of warrants (14)

4.22*

Form of warrants issued in October 2004 to Osprey Partners (14)

4.23*

Form of Convertible Note and Purchase Agreement dated February 11, 2005 (15)

4.24*

Form of Secured Convertible Promissory Note issued February 11, 2005 (15)

4.25*

Form of Warrant issued February 11, 2005 (15)

4.26*

Form of Security Agreement dated February 11, 2005(15)

4.27*

Form of Convertible Note and Purchase Agreement dated March 24, 2005 (16)

4.28*

Form of Secured Convertible Promissory Note issued March 24, 2005 (16)

4.29*

Form of Warrant issued March 24, 2005 (16)

4.30*

Form of Security Agreement issued March 24, 2005 (16)

4.31*

Form of Security Convertible Note issued February 28, 2006 (18)

4.32*

Form of Warrant issued February 28, 2006 (18)

4.33*

Form of Loan and Security Agreement dated October 31, 2006 (21)

4.34*

Form of Promissory Note issued October 31, 2006 (21)

4.35*

Form of Consent, Waiver and Amendment Agreement dated November 27, 2006 (21)

4.36*

Form of Additional Issuance Agreement dated December 13, 2006 (21)

4.37*

Form of Security Convertible Note issued December 13, 2006 (21)

4.38*

Form of Warrant issued October 31, 2006 and December 13, 2006 (21)

4.39*

Form of Intercreditor Agreement Regarding Loan and Security Agreement and Additional Issuance Agreement dated December 13, 2006 (21)

4.40*

Form of Subscription Agreement dated December 21, 2006 (22)

4.41*

Form of Warrant issued December 21, 2006 (22)

5.1**     Opinion of Morton and Company

10.1*

Asset Purchase Agreement dated October 6, 2000 among Unity Wireless Systems Corporation, a British Columbia, Canada, corporation, 568608 B.C. Ltd., a British Columbia, Canada corporation, Traffic Systems, L.L.C., an Arizona limited liability company, Traffic Safety Products, Inc., an Arizona corporation and James L. Hill (4)

10.2*

Intellectual Property License Agreement, dated October 6, 2000, between Unity Systems Corporation, as licensor, and Traffic Systems, LLC, as licensee (4)

10.3*

Share Purchase Agreement, dated November 16, 2000 among John Robertson, Mirza Kassam, Chris Neumann, Robert Fetherstonhaugh, Unity Wireless Corporation, Stirling Mercantile Corporation, Peter A. Scott Consulting Ltd., W. Hugh Notman (5)

10.4*

Asset Purchase Agreement, dated for reference December 30, 2000, among Unity Wireless Integration Corporation as vendor, Lyma Sales & Management Corp. as purchaser and Unity Wireless Corporation (6)

10.5*

Agreement to Redeem Membership Interest, Transfer Intellectual Property and Amend Asset Purchase Agreement, effective April 9, 2001, by and among Traffic Systems, L.L.C., Unity Wireless Systems Corporation, Traffic Safety Products, Inc. and Jim Hill (7)

10.6*

Form of Private Placement Purchase Agreement, dated November 20, 2002, among Unity Wireless Corporation, Unity Wireless Systems Corporation, and each person or entity listed in 10.11 below. (8)

10.7*

General Security Agreement, dated for reference November 20, 2002, between each of the Investors listed in Schedule 1 to the Agreement, Unity Wireless Systems Corporation and Jeffrey Rubin, as Agent. (8)

10.8*

General Security Agreement, dated for reference, November 20, 2002, between each of the Investors listed in Schedule 1 to the Agreement, Unity Wireless Corporation and Jeffrey Rubin, as Agent.

10.9*

License Agreement, dated April 23, 2002, between Unity Wireless Corporation and Paragon Communications. (8)

10.10*

Agreement, dated July 19, 2002, between Unity Wireless Corporation and Dekolink Wireless Ltd. (8)

10.11*

Manufacturing Agreement, dated July 10, 2002, between Unity Wireless Systems Corporation and Netro Corporation. (8)

10.12*

Strategic Supply Agreement, dated June 19, 2002, between Unity Wireless Systems Corporation and Avtec, AB. (8)

10.13*

Investor Relations Agreement, dated April 10, 2002, between Unity Wireless Corporation and Osprey Partners. (8)

10.14*

Amendment to Investor Relations Agreement, dated September 20, 2002, between Unity Wireless Corporation and Osprey Partners. (8)

10.15*

Form of Security Agreement (13)

10.16*

Form of Security Purchase Agreement dated February 28, 2006 (18)

10.17*

Form of Security Agreement dated February 28, 2006 (18)

10.18*

Form of Subsidiary Guarantee Agreement dated February 28, 2006 (18)

10.19*

Form of Registered Rights Agreement dated February 28, 2006 (18)

10.20*

Form of Agreement with Cambria Capital dated January 13, 2006 (18)

10.21*

Agreement with Oceana Partners LLC dated November 30, 2006 (19)

10.22*

Form of Subsidiary Guarantee Regarding Additional Issuance Agreement dated December 13, 2006 (21)

10.23*

 Form of Letter Provided to Investors dated December 13, 2006 (21)

10.24*

Form of Subsidiary Guarantee Regarding Loan and Security Agreement dated October 31, 2006 (21)

14* Code of Ethics.(12)

21.1

Subsidiaries of our company:

Unity Wireless Systems Corporation (British Columbia); 321373 B.C. Ltd. (British Columbia); Unity Wireless Microwave Systems Ltd.(Israel); Celletra Ltd.(Israel); Celerica Ltd.(Israel); Celletra Inc.(State of Delaware, US); Celerica Inc.(State of Delaware, US)

23.1**

Consent of KPMG LLP

23.2      Consent of Morton and Company(included in Exhibit 5.1)

*

Previously filed

**

Filed herewith

(1)

Incorporated by reference to the company's Form SB-2 filed with the Securities and Exchange Commission on October 4, 2000.

(2)

Incorporated by reference to the company's Form SB-2 filed with the Securities and Exchange Commission on May 13, 2004.

(2.5)

Incorporated by reference to the company's Form 10-QSB filed with the Securities and Exchange Commission on August 6, 2004.

(3)

Incorporated by reference to the company's Form 10-KSB filed with the Securities and Exchange Commission on April 2, 2001.

(4)

Incorporated by reference to the company's Form 8-K filed with the Securities and Exchange Commission on October 23, 2000.

(5)

Incorporated by reference to the company's Form 8-K filed with the Securities and Exchange Commission on December 4, 2000.

(6)

Incorporated by reference to the company's Form 8-K filed with the Securities and Exchange Commission on January 16, 2001.

(7)

Incorporated by references to the company's Form SB-2A filed with the Securities and Exchange Commission on May 3, 2001.

(8)

Incorporated by reference to our Form 10-KSB filed with the Securities and Exchange Commission on April 3, 2003.

(9)

Incorporated by reference to our Form SB-2 filed with the Securities and Exchange Commission on May 2, 2003.

(10)

Incorporated by reference to our Form 10-QSB filed with the Securities and Exchange Commission on August 14, 2003.

(11)

Incorporated by reference to our Form 10-QSB filed with the Securities and Exchange Commission on November 15, 2003.

(12)

Incorporated by reference to our Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2004.

(13)

Incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on September 7, 2004.

(14)

Incorporated by reference to our Form SB-2 filed with the Securities and Exchange Commission on October 27, 2004.

(15)

Incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on February 14, 2005.

(16)

Incorporated by reference to our Form SB-2 filed with the Securities and Exchange Commission on April 20, 2005.

(17)

Incorporated by reference to the company's Form 8-K filed with the Securities and Exchange Commission on February 17, 2006.

(18)

Incorporated by reference to the company's Form 8-K filed with the Securities and Exchange Commission on March 6, 2006.

(19)

Incorporated by reference to the company's Form 8-K filed with the Securities and Exchange Commission on May 30, 2006.

(20)

Incorporated by reference to the company's Form 8-K filed with the Securities and Exchange Commission on July 21, 2006.

(21)

Incorporated by reference to the company's Form 8-K filed with the Securities and Exchange Commission on December 20, 2006.

(22)

Incorporated by reference to the company's Form 8-K filed with the Securities and Exchange Commission on December 29, 2006.

UNDERTAKINGS

The undersigned company hereby undertakes that it will:

(1)

file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)

include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)

include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2)

For the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)

Remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Unity Wireless pursuant to the foregoing provisions, or otherwise, Unity Wireless has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against said liabilities (other than the payment by Unity Wireless of expenses incurred or paid by a director, officer or controlling person of Unity Wireless in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, Unity Wireless will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Burnaby, British Columbia on December 18 , 2007.

UNITY WIRELESS CORPORATION

/s/ Ilan Kenig

By: Ilan Kenig, President and Chief Executive Officer
(Principal Executive Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

/s/ Ilan Kenig

Ilan Kenig, President, Chief Executive Officer and Director
(Principal Executive Officer and Principal Accounting Officer)

/s/ Andrew Chamberlain

Andrew Chamberlain, Director and Corporate Secretary

/s/ Ken Maddison

___________________

Ken Maddison, Director

/s/ Doron Nevo

Doron Nevo, Director

/s/ David Goldschmidt

David Goldschmidt, Director

/s/ Elie Barr

Elie Barr, Director

/s/ Ariel Poppel

Ariel Poppel, Director